Exhibit 4(x)

GLOBAL AGENCY AGREEMENT

dated as of July 25, 2007

among

BANK OF AMERICA, N.A.,

as Issuer,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as U.S. Paying Agent and U.S. Registrar,

DEUTSCHE BANK AG, LONDON BRANCH,

as London Paying Agent and London Issuing Agent, and

DEUTSCHE BANK LUXEMBOURG S.A.,

as European Registrar and European Transfer Agent

i

Exhibits

EXHIBIT A-1 –	Form of Registered Global Note
EXHIBIT A-2 –	Form of Master Short-Term Registered Note
EXHIBIT B –	Form of Temporary Bearer Global Note
EXHIBIT C –	Form of Permanent Bearer Global Note
EXHIBIT D –	Form of Definitive Bearer Note
EXHIBIT E –	Form of Coupon
EXHIBIT F –	Form of Talon
EXHIBIT G –	Form of Receipt
EXHIBIT H –	Form of Calculation Agency Agreement
EXHIBIT I –	Administrative Procedures Memorandum
EXHIBIT J –	Form of Certificate to be Presented by Euroclear or Clearstream, Luxembourg
EXHIBIT K –	Form of Certificate of Beneficial Owner

ii

GLOBAL AGENCY AGREEMENT, dated as of July 25, 2007, among:

(i) BANK OF AMERICA, N.A., a national banking organization organized under the laws of the United States of America, as issuer (the “Bank”);

(ii) DEUTSCHE BANK TRUST COMPANY AMERICAS, as U.S. registrar (the “U.S. Registrar”) and U.S. paying agent (the “U.S. Paying Agent”), which expressions shall also include any successors appointed in accordance with Section 27 of this Agreement;

(iii) DEUTSCHE BANK AKTIENGESELLSCHAFT, a corporation domiciled in Frankfurt am Main, Germany, operating in the United Kingdom under branch number BR000005, acting through its London branch at Winchester House, 1 Great Winchester Street, London EC2N 2DB (“Deutsche Bank AG, London Branch”), as London paying agent (the “London Paying Agent” and, together with the U.S. Paying Agent, the “Paying Agents” and each individually, a “Paying Agent”), and London issuing agent (the “London Issuing Agent”), which expressions shall also include any successors appointed in accordance with Section 27 of this Agreement; and

(iv) DEUTSCHE BANK LUXEMBOURG S.A., as European registrar (the “European Registrar” and, together with the U.S. Registrar, the “Registrars” and each a “Registrar”) and European transfer agent (the “European Transfer Agent”), which expressions shall include any successors appointed in accordance with Section 27 of this Agreement.

WHEREAS:

A. The Bank has established the Global Bank Note Program described in the Offering Circular, dated the date hereof (as such document may hereafter be amended, supplemented or replaced by the Bank, including the material incorporated therein by reference, the “Offering Circular”), which will be supplemented by one or more product and/or pricing supplements setting forth additional terms and conditions of bank notes, pursuant to which the Bank may from time to time issue up to US$75,000,000,000 (or the equivalent thereof in other currencies) aggregate principal amount (issued on or after the date hereof) at any one time outstanding of its bank notes (the “Notes”);

B. The Offering Circular describes the duties and obligations of certain agents with respect to the Notes.

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows:

SECTION 1. Definitions and Interpretation.

(a) The following terms shall have the following meanings:

“Administrative Procedures” means the Administrative Procedures Memorandum set forth in Exhibit I hereto;

“Agents” means the collective reference to the Paying Agents, the Registrars, the London Issuing Agent and the European Transfer Agent;

“Authorized Representative” has the meaning given that term in Section 3(f) of this Agreement;

“Bank” has the meaning given that term in the preamble of this Agreement;

“Bearer Global Note” means a Temporary Bearer Global Note or a Permanent Bearer Global Note;

“Bearer Notes” means those Notes which are for the time being in bearer form;

“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, a day that meets all the following requirements:

(i) for all Notes, is any weekday that is not a legal holiday in Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(ii) for any Note issued in registered form, also is a day on which commercial banks are open for business in New York, New York;

(iii) for any Note issued in bearer form or any Note where the base rate is LIBOR (as defined in the Note), also is a London Banking Day;

(iv) for any Note denominated in euro or any Note where the base rate is EURIBOR (as defined in the Note), also is a day on which the TARGET System or any successor is operating; and

(v) for any Note that has a specified currency other than U.S. dollars or euro, also is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Principal Financial Center of the country of the specified currency (if other than London);

“Calculation Agent” has the meaning given that term in Section 2(f) hereof;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, or any successor thereto;

“Common Code” has the meaning given that term in Section 6(a) of this Agreement;

“Coupon” means an interest coupon attached on issue to any interest-bearing Definitive Bearer Note, such coupon being substantially in the form set out in Exhibit E hereto or in such other form as may be agreed among the parties hereto, and includes, where applicable, the Talon(s) appertaining thereto;

“Couponholders” means the several persons who are from time to time holders of Coupons;

“Defaulted Note” has the meaning given that term in Section 12(d) of this Agreement;

“Definitive Bearer Note” means a definitive Bearer Note substantially in the form set out in Exhibit D hereto, or in such other form as may be agreed by the parties hereto, issued or to be issued by the Bank pursuant to this Agreement in exchange for the whole of Permanent Bearer Global Note;

“Definitive Notes” means Definitive Bearer Notes and/or, as the context requires, Definitive Registered Notes;

“Definitive Registered Note” means a Registered Note issued in definitive form in such form as may be agreed by the parties hereto upon the issuance, if any, of Registered Notes in definitive form pursuant to the terms hereof and the applicable Registered Global Note;

“Distribution Agreement” means the agreement dated the date hereof among the Bank and the Selling Agents party thereto concerning the sale of Notes to be issued by the Bank, and includes any amendment or supplement thereto;

“DTC” means The Depository Trust Company in New York, New York;

“DTC Global Note” means a Registered Global Note deposited with a custodian for, and registered in the name of a nominee of, DTC;

“DTC Letters of Representations” means the letters of representations among the Bank, the U.S. Paying Agent and DTC;

“euro” or “€” means the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Communities, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam;

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor thereto;

“Euroclear/Clearstream, Luxembourg Global Note” means a Registered Global Note deposited with a common depositary for, and registered in the name of a nominee of, Euroclear and/or Clearstream, Luxembourg;

“European Registrar” has the meaning given that term in the preamble of this Agreement;

“European Transfer Agent” has the meaning given that term in the preamble of this Agreement;

“Exchange Date” has the meaning given that term in the form of Temporary Bearer Global Note set out in Exhibit B hereto;

“FDIC” means the United States Federal Deposit Insurance Corporation;

“Global Note” means a Registered Global Note, a Temporary Bearer Global Note or a Permanent Bearer Global Note;

“ISIN” has the meaning given that term in Section 6(a) of this Agreement;

“London Banking Day” means any day on which commercial banks are open for business (including dealings in the index currency specified in the applicable Pricing Supplement) in London, England;

“London Issuing Agent” has the meaning given that term in the preamble of this Agreement;

“London Paying Agent” has the meaning given that term in the preamble of this Agreement;

“Note” or “Notes” means any of the Bank’s Senior Notes or Subordinated Notes, each with maturities of seven days or more from their respective dates of issue, which may be issued, authenticated and delivered under this Agreement;

“Note Register” has the meaning given that term in Section 11(a) of this Agreement;

“Noteholders” means the several persons who are for the time being holders of outstanding Notes (being, in the case of any Bearer Note, the bearer thereof and, in the case of any Registered Note, the registered owner thereof as reflected in the Note Register), except that for so long as any of the Notes are represented by a Temporary Bearer Global Note or Permanent Bearer Global Note, each person who is for the time being shown in the records of Euroclear and/or Clearstream, Luxembourg as the holder of a particular principal amount of such Notes (other than Clearstream, Luxembourg if Clearstream, Luxembourg shall be an account holder of Euroclear and other than Euroclear if Euroclear shall be an account holder of Clearstream, Luxembourg) (in which regard any certificate or other document issued by Euroclear and Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes except in the case of manifest error) shall be treated by the Bank and the Agents as a holder of such principal amount of such Notes for all purposes other than for the payment of principal, premium (if any) and interest on such Notes, the right to which shall be vested, as against the Bank and the Agents, solely in the bearer of the Global Note in accordance with and subject to its terms (and the expressions “Noteholder,” “holder of Notes” and related expressions shall be construed accordingly);

“OCC” means the United States Office of the Comptroller of the Currency;

“Offering Circular” has the meaning given that term in the preamble to this Agreement;

“Officer’s Certificate” means a certificate of the Bank signed by an Authorized Representative and delivered to an Agent.

“Optional Repayment Date” has the meaning given that term in Section 17(a) of this Agreement;

“Original Issue Date” means, with respect to any Note, the original date of issue of such Note, being in the case of any Global Note, the date of issue of the Registered Global Note, Temporary Bearer Global Note or Permanent Bearer Global Note, as the case may be, which initially represented such Note;

“Outstanding” means, at any particular time, all Notes theretofore issued other than:

(1) those which have been redeemed in full in accordance with their terms and with this Agreement;

(2) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of a Paying Agent as provided herein (and, where appropriate, notice has been given to the Noteholders in accordance with the terms thereof and Section 18 of this Agreement) and remain available for payment;

(3) those which have become void in accordance with their terms;

(4) those which have been canceled or delivered to the applicable Registrar or Paying Agent for cancellation;

(5) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms;

(6) (for the purposes only of determining the aggregate principal amount of Notes outstanding and without prejudice to the status of any Note for any other purpose) those Notes alleged to have been lost, stolen or destroyed and with respect to which replacement Notes have been issued in accordance with their terms; and

(7) Temporary Bearer Global Notes to the extent that they shall have been duly exchanged for Definitive Bearer Notes or Permanent Bearer Global Notes, Permanent Bearer Global Notes to the extent that they shall have been duly exchanged for Definitive Bearer Notes, and Registered Global Notes to the extent that they shall have been duly exchanged for Definitive Registered Notes, in each case pursuant to their respective terms;

“Partly Paid Notes” means Notes the issue price of which is payable in two or more installments;

“Paying Agent” has the meaning given that term in the preamble of this Agreement;

“Payment Time” has the meaning given that term in Section 13(a) of this Agreement;

“Permanent Bearer Global Note” means a global Bearer Note substantially in the form set out in Exhibit C hereto, comprising Notes issued or to be issued by the Bank in exchange for all or a part of a Temporary Bearer Global Note;

“Person” means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency, instrumentality or political subdivision;

“Pricing Supplement” means the pricing supplement prepared by the Bank in relation to a particular Tranche of Notes as a supplement to the Offering Circular;

“Principal Financial Center” means (i) the capital city of the country issuing the specified currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; and (ii) the capital city of the country to which the index currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively;

“Program” means the Global Bank Note Program described in the Offering Circular;

“Receipt” means a receipt attached on issue to a Definitive Bearer Note redeemable in installments for the payment of installments of principal, such receipt being substantially in the form set out in Exhibit G hereto or in such other form as may be agreed by the parties hereto;

“Registered Global Note” means a global Registered Note substantially in the form set out in Exhibit A-1 hereto or, in the case of certain short-term Registered Global Notes, Exhibit A-2 hereto, or in such other form as may be agreed by the parties hereto;

“Registered Note” means a Registered Global Note and/or, as the context requires, a Definitive Registered Note;

“Registrar” has the meaning given that term in the preamble of this Agreement;

“Senior Note” means a Note evidencing the senior obligations of the Bank;

“Selling Agent” means each of the entities appointed as agents from time to time pursuant to the Distribution Agreement and notice of whose appointment is given to the Agents;

“Series” means all Notes which are denominated in the same currency and which have the same Stated Maturity Date, interest payment basis and Interest Payment Dates, if any (all as indicated in the applicable Pricing Supplement) and the terms of which, except for the Original Issue Date and/or the issue price (each as indicated as aforesaid), are otherwise identical, including whether the Notes are listed, quoted and/or traded on a particular Stock Exchange;

“Stock Exchange” means any stock exchange(s), competent listing authority and/or quotation system on which any Notes may from time to time be listed, quoted and/or traded, and reference in this Agreement to the “relevant Stock Exchange” shall, in relation to any Notes, be reference to the Stock Exchange on which such Notes are from time to time, or will be, listed, quoted and/or traded;

“Subordinated Note” means a Note evidencing the subordinated obligations of the Bank;

“Talons” means the talons, if any, for further Coupons appertaining to an interest-bearing Definitive Bearer Note, each such talon being substantially in the form set out in Exhibit F hereto or in such other form as may be agreed by the parties hereto;

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System, or any successor thereto;

“Temporary Bearer Global Note” means a global Bearer Note substantially in the form set out in Exhibit B hereto, or in such other form as may be agreed by the parties hereto;

“Tranche” means all Notes of the same Series with the same Original Issue Date and the same issue price;

“U.S. Paying Agent” has the meaning given that term in the preamble of this Agreement;

“U.S. Registrar” has the meaning given that term in the preamble of this Agreement; and

“US$” and “U.S. Dollars” means the lawful currency for the time being of the United States.

(b) Terms and expressions defined in the Notes and the Offering Circular shall have the same meanings in this Agreement, except where the context requires otherwise.

(c) Any references to Notes shall, unless the context otherwise requires, include any Registered Global Notes, Definitive Registered Notes, Temporary Bearer Global Notes, Permanent Bearer Global Notes, and Definitive Bearer Notes.

(d) Any Notes issued under the Program on or after the date of this Agreement shall be issued pursuant to this Agreement. Any Notes of the Bank issued prior to the date of this Agreement under any other agency agreement shall, in each case, continue to be governed by the agency agreement under which they were issued.

SECTION 2. Appointment of Agents.

(a) Deutsche Bank Trust Company Americas is hereby appointed as agent of the Bank, to act as U.S. Registrar and U.S. Paying Agent for purposes specified in this Agreement and all matters incidental thereto, including, inter alia, completing, authenticating and issuing Notes, upon the terms and subject to the conditions specified herein and in the Notes.

(b) Deutsche Bank AG, London Branch is hereby appointed as agent of the Bank, to act as London Paying Agent and London Issuing Agent for the purposes specified in this Agreement and all matters incidental thereto, including, inter alia, completing, authenticating and issuing Notes, upon the terms and subject to the conditions specified herein and in the Notes.

(c) Deutsche Bank Luxembourg S.A. is hereby appointed as agent of the Bank, to act as European Registrar and European Transfer Agent for the purposes specified in this Agreement and all matters incidental thereto, including completing, authenticating and issuing Notes, upon the terms and subject to the conditions specified herein and in the Notes.

(d) Each of the Agents shall have the powers and authority granted to and conferred upon them, specifically, in the Notes and hereunder to act on behalf of the Bank and such further powers and authority to act on behalf of the Bank as may be mutually agreed upon in writing.

(e) The obligations of the Agents shall be several, but not joint.

(f) Pursuant to the Calculation Agency Agreement set forth in Exhibit H hereto, the Bank has appointed Deutsche Bank Trust Company Americas as calculation agent (the “Calculation Agent”) for floating-rate Notes and certain indexed Notes, for the purpose of calculating any variable interest rates or other bases for determining the payment of interest, premium or principal with respect to the Notes from time to time pursuant to the Calculation Agency Agreement. Notwithstanding the foregoing, the Bank may appoint a different calculation agent for any Series of Notes (which may be the Bank or any affiliate thereof or a Selling Agent purchasing such Notes or an affiliate thereof). The relevant Pricing Supplement will set forth the name of such calculation agent.

(g) The Bank may from time to time, in respect of the Program or in respect of any series of Notes, appoint one or more exchange rate agents, for the purpose of determining exchanges of currencies of payments under the Notes from time to time. The relevant Pricing Supplement will set forth the name of any applicable exchange rate agent.

SECTION 3. The Notes; Authorized Representatives.

(a) Except as otherwise provided herein with respect to the issuance of Definitive Notes, and subject to any maximum principal amount of a Global Note required by a depositary, each Note of the same Tranche issued by the Bank shall be represented by a single Global Note certificate; provided, however, that if agreed between the Bank and the U.S. Registrar, Notes of one or more Series issued in registered form with maturities of 270 days or less may be represented by one or more single Master Short-Term Registered Global Notes, as provided in Section 5(d) below. The Notes may contain such insertions, omissions, substitutions and other variations as the Bank determines to be required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legend or legends or endorsements placed thereon as any officer of the Bank executing such Notes may determine to be necessary or appropriate, as evidenced by such officer’s execution of such Notes by manual or facsimile signature, including, without limitation, any legends or endorsements that may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any Stock Exchange on which the Notes may be listed or to conform to general usage.

(b) Only Notes that bear thereon a certificate of authentication executed by the applicable Registrar or the London Issuing Agent, as the case may be, in each case by two manual or facsimile signatures, and dated the date of authentication, will be valid.

(c) Unless indicated otherwise in the applicable Notes and the applicable Pricing Supplement, Notes issued in the United States will be issued in minimum denominations of US$250,000 and integral multiples of US$1,000 in excess of US$250,000, and Notes issued outside the United States will be issued in minimum denominations of €50,000 (or the equivalent thereof in other currencies).

(d) As of the date hereof, the Bank has authorized the offer and issuance from time to time of Notes with maturities of seven days or more up to a maximum principal amount at any time outstanding of US$75,000,000,000 (or the equivalent thereof in other currencies). Notwithstanding the foregoing, if the Bank authorizes the offer and issuance of additional Notes, such additional Notes may be sold to or through the Selling Agents pursuant to the terms of this Agreement and the Distribution Agreement, all as if the offer and issuance of such Notes were authorized as of the date hereof.

(e) The Bank shall from time to time deliver or cause to be delivered to each Registrar a supply of blank Registered Global Notes and to the London Issuing Agent a supply of blank Temporary Bearer Global Notes and Permanent Bearer Global Notes as the Bank shall determine. Each Note shall have been executed by the manual or facsimile signature of an Authorized Representative of the Bank. Each Registrar or the London Issuing Agent, as the case may be, will acknowledge receipt of the Notes delivered to it and will hold such blank Notes in safekeeping in accordance with its customary practice and shall, as applicable, complete, authenticate and deliver such Notes in accordance with the provisions hereof. Notwithstanding the foregoing, if so agreed between the Bank and the applicable Registrar or London Issuing Agent, as applicable, the Bank may deliver to such Registrar or London Issuing Agent, as applicable, a single master Registered Global Note, Temporary Bearer Global Note or Permanent Bearer Global Note, as applicable, that shall have been executed by the manual or facsimile signature of an Authorized Representative of the Bank. Thereafter, upon each issuance of Notes as notified to such Registrar or London Issuing Agent in accordance with the terms hereof, such Registrar or London Issuing Agent, as the case may be, shall use a duplicate copy of such master Global Note for purposes of completing and authenticating Notes pursuant to the provisions of Section 5, Section 6, or Section 7 hereof, as applicable.

(f) From time to time, the Bank shall provide each Registrar and the London Issuing Agent with a certificate executed by an officer of the Bank certifying the incumbency and specimen signatures of those officers of the Bank authorized to execute Notes on behalf of the Bank by manual or facsimile signature and to give instructions and notices on behalf of the Bank hereunder (each an “Authorized Representative” and collectively, the “Authorized Representatives”). Until the applicable Registrar or the London Issuing Agent receives a subsequent certificate, such Registrar or the London Issuing Agent, as the case may be, shall be entitled to conclusively rely on the last such certificate delivered to them for the purposes of determining the identities of Authorized Representatives of the Bank. Any Note bearing the manual or facsimile signatures of persons who are Authorized Representatives of the Bank on the date such signatures are affixed shall bind the Bank after the completion, authentication and delivery thereof by the applicable Registrar or the London Issuing Agent, as the case may be, notwithstanding that such persons shall have ceased to hold office on the date such Note is so completed, authenticated and delivered by the applicable Registrar or the London Issuing Agent, as the case may be.

SECTION 4. Issuance Instructions.

(a) Upon the issuance of Notes hereunder, the Bank shall deliver instructions as to the completion of the Notes (as described below) to a duly authorized representative of the U.S. Registrar, the European Registrar or the London Issuing Agent, as applicable, as named by such Agent and of which the Bank shall be notified in writing. Such instructions shall be delivered from time to time through the use of a facsimile transmission (confirmed by guaranteed delivery of overnight or recognized international courier) from any Authorized Representative. Such instructions shall include the following (each term as used or defined in the related form of Note attached to such instructions), as applicable:

1.	Issue Price, Principal Amount of the Note, CUSIP, Common Code or ISIN numbers, as applicable, and whether such Note is a Senior Note or a Subordinated Note.

2.	Currency of issuance.

3.	Form of Note (whether registered or bearer).

4.	(a) Fixed Rate Notes:

(i)	Interest Rate,

(ii)	Interest Payment Dates, and

(iii)	Regular Record Dates.

(b)	Floating Rate Notes:

(i)	Base Rate or Rates,

(ii)	Initial Interest Rate,

(iii)	Spread and/or Spread Multiplier, if any,

(iv)	Interest Reset Date or Dates,

(v)	Interest Periods,

(vi)	Interest Payment Dates,

(vii)	Regular Record Dates,

(viii)	Index Maturity,

(ix)	Maximum and Minimum Interest Rates, if any, and

(x)	Calculation Agent, if other than Deutsche Bank Trust Company Americas.

(c)	Indexed Notes:

(i)	Base Rates,

(ii)	Initial Interest Rate(s),

(iii)	Underlying index, credit or formula,

(iv)	Interest (or Other Amounts Payable) Reset Date(s),

(v)	Interest (or Other Amounts Payable) Period(s),

(vi)	Interest (or Other Amounts Payable) Payment Date(s),

(vii)	Regular Record Dates,

(viii)	Maximum and Minimum Interest Rates, if any,

(ix)	Any terms relating to the exchange of such Notes, and

(x)	Calculation Agent, if other than Deutsche Bank Trust Company Americas.

5. Price to purchasers, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the applicable Selling Agent).

6. Trade date.

7. Settlement date.

8. Original Issue Date.

9. Stated Maturity.

10. Minimum and authorized denominations.

11. If applicable, an Amortization Table specifying the rate at which an Amortizing or Indexed Note, as applicable, is to be amortized, and with respect to an Indexed Note, specifying the applicable reference rate, if any, or lock-out date, if any.

12. Redemption provisions, if any, including the initial redemption date, initial redemption percentage, annual redemption reduction percentage, whether partial redemption is permitted and the method of determining Notes to be redeemed.

13. Prepayment option date(s) and prepayment option price(s), if any.

14. Extension provisions, if any, of an extendible Note, including length of extension period(s), number of extension periods, final maturity date and other applicable terms.

15. Provisions relating to a Note subject to extension at the option of the Bank.

16. Net proceeds to the Bank.

17. The Selling Agent’s commission or underwriting discount and the relevant delivery information of the Selling Agent for settlement.

18. Whether such Notes are being sold to the Selling Agent as principal or to an investor or other purchaser through the Selling Agent acting as agent for the Bank, or by the Bank itself.

19. Whether such Note is being issued as an Original Issue Discount Note (or otherwise issued with original issue discount for U.S. federal income tax purposes) and the terms thereof.

20. Whether such Notes are Dual Currency Notes and, if so, the alternative currency for payments on the Notes.

21. Whether such Notes are Amortizing Notes and, if so, the terms thereof.

22. Exchange rate agent, if applicable.

23. Applicable exemption from registration under the OCC’s regulations.

24. Relevant depositary or clearing system.

25. Whether Additional Amounts will be paid.

26. Whether the Notes may be redeemed for tax reasons and, if so, the terms thereof.

27. Such other information specified with respect to the Notes (whether by addendum, text to be included under “Other Provisions” on the face of such Note, or otherwise).

(b) All instructions regarding the completion, authentication and delivery of Notes shall be given by an Authorized Representative by facsimile transmission or by other acceptable written means in accordance with the Administrative Procedures. In addition, the Selling Agent who has arranged to purchase or procure the purchase of Notes from the Bank shall notify the applicable Registrar or the London Issuing Agent, as the case may be, by facsimile transmission or by other acceptable written means no later than 3:00 p.m. London time, in the case of the

London Issuing Agent or the European Registrar, and no later than 3:00 p.m. New York City time, in the case of the U.S. Registrar, three Business Days prior to the proposed issue date, that payment by the Selling Agent to the Bank of the purchase price of any Note has been or will be duly made and (if applicable) of details of the securities account to which payment is to be made.

(c) Each instruction given to the U.S. Registrar, the European Registrar or the London Issuing Agent in accordance with this Section 4 shall constitute a representation and warranty to such Agent by the Bank that the issuance and delivery of the Notes is in accordance with the terms and conditions described in this Agreement and the Offering Circular and the applicable Pricing Supplement, and the Notes have been duly and validly authorized by the Bank and, when completed, authenticated and delivered pursuant hereto, the Notes will constitute the valid and legally binding obligations of the Bank enforceable against the Bank in accordance with their terms, subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, to general equity principles or to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute), 12 C.F.R. § 5.47 (or any successor regulation) and similar bank regulatory powers now or hereafter in effect.

(d) Any instruction given by the Bank to an Agent under this Agreement shall be in the form of an Officer’s Certificate or other signed letter or memorandum. Any “signed letter or memorandum” means a document signed by an Authorized Representative and delivered to such Agent.

SECTION 5. Issue of Registered Global Notes.

(a) Upon receipt of instructions from an Authorized Representative in accordance with Section 4 hereof and the Administrative Procedures regarding the completion, authentication and delivery of one or more Registered Global Notes, the U.S. Registrar (in the case of DTC Global Notes) or the European Registrar (in the case of Euroclear/Clearstream, Luxembourg Global Notes) shall cause to be withdrawn from safekeeping the necessary and applicable Registered Global Note(s) and, in accordance with such written instructions, shall:

(A) complete such Registered Global Note(s);

(B) attach the relevant Pricing Supplement, as supplied by the Bank;

(C) register such Registered Global Note(s) in the name of Cede & Co., or another nominee of DTC, and/or in the name of a nominee of Euroclear and/or Clearstream, Luxembourg, as specified in such instructions;

(D) authenticate such Registered Global Note(s); and

(E) (i) deliver, in accordance with the Administrative Procedures, such Registered Global Note(s) to a custodian of DTC in accordance with such instructions against receipt from the custodian of confirmation that such custodian is holding the Registered Global Note(s) so delivered in safe custody for the account of DTC and instruct DTC to credit the Notes represented by such Registered Global Note(s), unless otherwise agreed in writing between the U.S. Registrar and the Bank, to the U.S. Registrar’s participant account at DTC; and/or

(ii) deliver, in accordance with the Administrative Procedures, such Registered Global Note(s) to the specified common depositary of Euroclear and Clearstream, Luxembourg in accordance with such instructions against receipt from the common depositary of confirmation that such common depositary is holding the Registered Global Note(s) so delivered in safe custody for the account of Euroclear and/or Clearstream, Luxembourg and instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) to credit the Notes represented by such Registered Global Note(s), unless otherwise agreed in writing between the European Registrar and the Bank, to the London Issuing Agent’s distribution account; and

(F) ensure that the Notes of such series are assigned a CUSIP number or other identifying code, which will be provided to the applicable Registrar by the Bank;

provided, that instructions regarding the completion and authentication of such Note(s) are received by the applicable Registrar in accordance with the Administrative Procedures.

(b) The U.S. Registrar shall provide DTC, and the European Registrar shall provide Euroclear and/or Clearstream, Luxembourg, with such notifications, instructions or other information to be given by the U.S. Registrar or the European Registrar, as the case may be, to DTC, Euroclear and/or Clearstream, Luxembourg as may be required by this Agreement and the DTC Letters of Representations and in accordance with the standard procedures of any such clearing system.

(c) Notwithstanding the foregoing, in the event that Registered Notes of a Series are issued outside the United States in accordance with the provisions of Regulation S under the U.S. Securities Act of 1933, as amended, as indicated in the applicable Pricing Supplement, the European Registrar shall complete, authenticate and deliver a Registered Global Note initially in temporary form, to be exchangeable for a Registered Global Note in permanent form, in accordance with and subject to such requirements and conditions as agreed between the Bank, the European Registrar and the relevant Selling Agent(s).

(d) Notwithstanding the foregoing, in the event that Registered Notes of a Series issued with a maturity of 270 days or less are represented by one or more single Master Short-Term Registered Note certificates, the procedures set forth in Section 5(a)(A) and Section 5(a)(B) above shall be satisfied by the electronic entry by the U.S. Registrar, on behalf of the Bank, of the terms of each short-term Note so issued (as such terms are provided to the U.S. Registrar by the Bank pursuant to Section 4(a) and as set forth in the applicable Pricing Supplement) in the DTC MMI System under the U.S. Registrar’s participant number, and upon such entry, such Master Short-Term Registered Note, together with such electronic records, will evidence the obligations of the Bank under any such Note.

SECTION 6. Issue of Temporary Bearer Global Notes.

(a) Upon receipt of instructions from an Authorized Representative in accordance with Section 4 hereof and the Administrative Procedures regarding the completion, authentication and delivery of one or more Temporary Bearer Global Notes, the London Issuing Agent shall cause to be withdrawn from safekeeping the necessary and applicable Temporary Bearer Global Note and, in accordance with such written instructions, shall:

(A) complete such Temporary Bearer Global Notes(s);

(B) attach the relevant Pricing Supplement, as supplied by the Bank;

(C) authenticate such Temporary Bearer Global Note(s);

(D) deliver, in accordance with the Administrative Procedures, such Temporary Bearer Global Note(s) to the specified common depositary of Euroclear and Clearstream, Luxembourg in accordance with such instructions against receipt from the common depositary of confirmation that such common depositary is holding the Temporary Bearer Global Note(s) so delivered in safe custody for the account of Euroclear and/or Clearstream, Luxembourg and instruct Euroclear or Clearstream Luxembourg or both of them (as the case may be) to credit the Notes represented by such Temporary Bearer Global Note(s), unless otherwise agreed in writing between the London Issuing Agent and the Bank, to the London Issuing Agent’s distribution account; and

(E) ensure that the Notes of each Tranche are assigned a common code (“Common Code”) and International Security Identification Number (“ISIN”) by Euroclear and Clearstream, Luxembourg which are different from the Common Code and ISIN assigned to Notes of any other Tranche of the same Series until 40 days after the completion of the distribution of the Notes of such Tranche as notified by the London Issuing Agent to the relevant Selling Agent;

provided, that instructions regarding the completion and authentication of such Note(s) are received by the London Issuing Agent in accordance with the Administrative Procedures.

(b) The London Issuing Agent shall provide Euroclear and/or Clearstream, Luxembourg with such notifications, instructions or other information to be given by the London Issuing Agent to Euroclear and/or Clearstream, Luxembourg in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg.

SECTION 7. Determination of Exchange Date and Issue of Permanent Bearer Global Notes.

(a) (i) The London Issuing Agent will determine the Exchange Date for each Temporary Bearer Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the London Issuing Agent shall notify such determination to the Bank, the relevant Selling Agent(s), Euroclear and Clearstream, Luxembourg.

(ii) The London Issuing Agent shall deliver, upon notice from Euroclear or Clearstream, Luxembourg, a Permanent Bearer Global Note or a Definitive Bearer Note, as the case may be, in accordance with the terms of the Temporary Bearer Global Note, in each case against certification of non-U.S. beneficial ownership as required by U.S. treasury regulations, substantially in the form set forth in Exhibit J hereto, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Bearer Notes (as shown by its records) a certificate in or substantially in the form of the certificate set forth in Exhibit K hereto, unless such certification has already been given. Upon any exchange of a portion of a Temporary Bearer Global Note for an interest in a Permanent Bearer Global Note, the London Issuing Agent is hereby authorized on behalf of the bank:

(A) for the first Tranche of any Series of Notes, to cause to be withdrawn from safekeeping the necessary and applicable Permanent Bearer Global Note and, in accordance with the terms of the Temporary Bearer Global Note, to complete a Permanent Bearer Global Note in accordance with the terms of the Temporary Bearer Global Note applicable to such Tranche;

(B) to attach the relevant Pricing Supplement applicable to such Tranche as supplied by the Bank;

(C) for the first Tranche of any Series of Notes, to authenticate such Permanent Bearer Global Note;

(D) for the first Tranche of any Series of Notes, to deliver, in accordance with the Administrative Procedures, such Permanent Bearer Global Note to the specified common depositary that is holding the Temporary Bearer Global Note applicable to such Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg either in exchange for such Temporary Bearer Global Note or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Bearer Global Note in the relevant spaces in Schedule 2 of both the Temporary Bearer Global Note and the Permanent Bearer Global Note, and in either case against receipt from the common depositary of confirmation that such common depositary is holding the Permanent Bearer Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg; and

(E) in the case of a subsequent Tranche of any Series of Notes, to attach the Pricing Supplement applicable to such Tranche to the Permanent Bearer Global Note applicable to such Series and to enter details of any exchange in whole or in part as stated above.

(b) The London Issuing Agent shall provide Euroclear and/or Clearstream, Luxembourg with such notifications, instructions or other information to be given by the London Issuing Agent to Euroclear and/or Clearstream, Luxembourg in accordance with the standard procedures of Euroclear and/or Clearstream, Luxembourg.

SECTION 8. Issue of Definitive Bearer Notes.

(a) Unless otherwise provided in the applicable terms of the Note, interests in a Bearer Global Note will be exchangeable in whole, but not in part, for Definitive Bearer Notes with Coupons attached: (i) in the case of a Permanent Bearer Global Note, on not less than 60 days’ written notice of exchange to the London Issuing Agent from Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in the Permanent Bearer Global Note), (ii) if an Event of Default (as defined in the Note) with respect to the Bearer Global Note occurs and is continuing, (iii) if the Bank is notified that either Euroclear or Clearstream, Luxembourg has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory or otherwise) after the original issuance of the Bearer Global Note or has announced an intention to permanently cease business or has in fact done so and no alternative clearance system approved by the applicable noteholders is available, or (iv) the Bank, after notice to the London Issuing Agent, determines to issue Notes in definitive bearer form. Upon the occurrence of these events, the London Issuing Agent shall cause to be withdrawn from safekeeping the necessary and applicable Definitive Bearer Note(s) and, in accordance with the terms of the relevant Permanent Bearer Global Note, shall:

(A) complete, if applicable, an equal aggregate principal amount of Definitive Bearer Notes of authorized denominations and of like tenor and with identical terms as the Permanent Bearer Global Note in accordance with the terms thereof;

(B) cause the European Registrar to authenticate such Definitive Bearer Note(s); and

(C) deliver in accordance with the Administrative Procedures such Definitive Bearer Note(s) to or to the order of Euroclear and/or Clearstream, Luxembourg in exchange for such Permanent Bearer Global Note.

The London Issuing Agent shall notify the Bank forthwith upon receipt of a request for the issuance of Definitive Bearer Note(s) in accordance with the provisions of a Permanent Bearer Global Note. In the case of Temporary Bearer Global Notes, such exchange shall only be made on or after the Exchange Date against certification of non-U.S. beneficial ownership in accordance with Section 7(a)(ii).

(b) The Bank shall deliver to the London Issuing Agent, pursuant to a request for the issue of Definitive Bearer Notes under the terms of the relevant Permanent Bearer Global Note, a sufficient number of Definitive Bearer Notes (with, if applicable, Receipts, Coupons and Talons attached) executed by an Authorized Representative to enable the London Issuing Agent to comply with its obligations under this Section 8.

SECTION 9. Issue of Definitive Registered Notes.

(a) Definitive Registered Notes shall be issued in exchange for interests in a Registered Global Note only if permitted by applicable law and (i) in the case of a DTC Global Note, DTC notifies the Bank that it is unwilling or unable to continue to act as depositary for the DTC Global Note, or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depositary is not appointed by the Bank within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, (ii) in the case of any other Registered Global Note, if the Bank is notified that the clearing system(s) through which the Registered Global Note is cleared and settled has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory or otherwise) after the original issuance of the Note or has announced an intention to cease business permanently or has in fact done so and no alternative clearing system approved by the applicable noteholders is available, (iii) the Bank in its discretion elects to issue Definitive Registered Notes or (iv) after the occurrence of an Event of Default with respect to any Registered Global Note of a Series, the beneficial owners representing a majority in principal amount of such Registered Global Note advise the relevant clearing system through its participants to cease acting as depositary for such Registered Global Note. If a Master Short-Term Registered Note certificate represents more than one series of Notes, one or more of such series may be issued in the form of Definitive Registered Notes, and such certificate may continue to represent the other series that are not so issued in definitive form.

(b) Upon the occurrence of any event specified in Section 9(a) which pursuant to the terms of a Registered Global Note requires the issue of Definitive Registered Notes in exchange for the Registered Global Note, the applicable Registrar shall cause to be withdrawn from safekeeping the necessary and applicable Definitive Registered Note(s) and, in accordance with the terms of the Registered Global Note, shall:

(A) complete an equal aggregate principal amount of Definitive Registered Note(s) of authorized denominations and of like tenor with identical terms as the Registered Global Note in accordance with the terms of the Registered Global Note;

(B) register such Definitive Registered Notes in the name or names of such persons as the relevant clearing system shall instruct the applicable Registrar in writing;

(C) authenticate such Definitive Registered Notes; and

(D) deliver such Definitive Registered Notes to the relevant clearing system or pursuant to such clearing system’s written instructions in exchange for such Registered Global Note.

(c) The Bank shall deliver to the applicable Registrar, upon the occurrence of any event specified in Section 9(a) which pursuant to the terms of a Registered Global Note requires the issue of Definitive Registered Notes, a sufficient number of Definitive Registered Notes executed by an Authorized Representative to enable such Registrar to comply with its obligations under this Section 9.

SECTION 10. Exchanges.

(a) Upon any exchange of a Permanent Bearer Global Note in whole, but not in part, for Definitive Bearer Notes, the London Issuing Agent shall cancel or arrange for the cancellation of such Permanent Bearer Global Note. Upon any exchange of all or a part of an interest in a Temporary Bearer Global Note for an interest in a Permanent Bearer Global Note or for Definitive Bearer Notes, as the case may be, the London Issuing Agent shall procure that the

Temporary Bearer Global Note shall be endorsed by or on behalf of the London Issuing Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Bearer Global Note shall be endorsed by or on behalf of the London Issuing Agent to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Bearer Global Notes. Until exchanged in full, the holder of an interest in any Bearer Global Note shall in all respects be entitled to the same benefits as the holder of Notes, Receipts, Coupons and Talons authenticated and delivered hereunder, except as set forth herein or therein. The London Issuing Agent is hereby authorized on behalf of the Bank and instructed (i) to endorse or to arrange for the endorsement of the relevant Temporary Bearer Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and, if appropriate, to endorse the Permanent Bearer Global Note to reflect any increase in the principal amount represented thereby, and in either case, to sign in the relevant space on the relevant Temporary or Permanent Bearer Global Note recording the exchange and the reduction or increase and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Temporary Bearer Global Note.

(b) Any exchange of all or part of an interest in a Temporary Bearer Global Note for an interest in a Permanent Bearer Global Note or any exchange of all or part of an interest in a Temporary or Permanent Bearer Global Note for Definitive Bearer Notes shall be made only outside of the United States and its possessions.

SECTION 11. Note Register; Registration, Transfer and Exchange; Persons Deemed Owners.

(a) The U.S. Registrar, as registrar for certain Registered Notes, and the European Registrar, as registrar for certain Registered Notes, shall maintain at their respective principal offices at Deutsche Bank Trust Company Americas, 60 Wall Street – 27th Floor, New York, New York 10005, at Deutsche Bank Luxembourg, S.A., 2 Boulevard Konrad-Adenauer, L-1115 Luxembourg, or such other locations as may be agreed from time to time, the note register (the “Note Register”). The term “Note Register” shall mean the definitive register in which shall be recorded the names, addresses and taxpayer identification numbers of the holders of Registered Notes, the serial and CUSIP numbers (or Common Code/ISIN Numbers, as the case may be) of the Registered Notes, the Original Issue Dates of the Registered Notes and details with respect to the transfer and exchange of Registered Notes.

(b) Upon surrender for the purpose of registration of transfer at the offices of the U.S. Registrar, the European Transfer Agent or any other transfer agent maintained for that purpose of any Registered Note, accompanied by a written instrument of transfer in form satisfactory to the U.S. Registrar, the European Transfer Agent or such other transfer agent, executed by the registered holder, in person or by such holder’s attorney thereunto duly authorized in writing, with such evidence of due authorization and guaranty as may reasonably be required by such U.S. Registrar, European Transfer Agent or such other transfer agent, such Registered Note shall be transferred upon the Note Register, and the U.S. Registrar or the European Registrar, as the case may be, shall complete, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Notes of authorized denominations, of an equal aggregate principal amount and of like tenor with identical terms and provisions; provided, however, that Registered Notes may be delivered for the purpose of registration of transfer by mail at the risk and expense of the transferor. Transfers and exchanges of Registered Notes shall be subject to such restrictions as shall be set forth herein and in the text of the Notes and such reasonable regulations as may be prescribed by the Bank. Successive registrations and registrations of transfers as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Note Register.

(c) Notwithstanding anything to the contrary contained in Section 11(b), if the Notes of any Series are for the time being represented by both a DTC Global Note and a Euroclear/Clearstream, Luxembourg Global Note and an authorized representative of DTC presents the DTC Global Note to the U.S. Registrar, the European Transfer Agent or any other transfer agent maintained for that purpose, accompanied by a written instrument of transfer in form satisfactory to the U.S. Registrar, the European Transfer Agent or such transfer agent, executed by DTC or by DTC’s attorney thereunto duly authorized in writing, for the purpose of registration of transfer of all or any portion of DTC’s interest in such DTC Global Note to Euroclear and/or Clearstream, Luxembourg, such DTC Global Note or the relevant interest therein shall be transferred upon the Note Register, and the U.S. Registrar shall endorse the DTC Global Note to reflect the reduction of its principal amount by the aggregate principal amount so transferred and the appropriate Euroclear/Clearstream, Luxembourg Global Note shall be endorsed by the European Registrar to reflect the increase of its principal amount by the aggregate principal amount so transferred. The applicable Registrar is hereby authorized on behalf of the Bank (i) to endorse or to arrange for the endorsement of the relevant DTC Global Note to reflect the reduction in the principal amount represented thereby by the amount so transferred and to endorse the appropriate Euroclear/Clearstream, Luxembourg Global Note to reflect the increase in the principal amount represented thereby by the amount so transferred and, in either case, to sign in the relevant space on the relevant Note recording such reduction or increase and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the DTC Global Note.

(d) Notwithstanding anything to the contrary contained in Section 11(b), if the Notes of any series are for the time being represented by both a DTC Global Note and a Euroclear/Clearstream, Luxembourg Global Note and an authorized representative of Euroclear or Clearstream, Luxembourg presents the Euroclear/Clearstream, Luxembourg Global Note to the European Registrar, the European Transfer Agent or any other transfer agent maintained for that purpose, accompanied by a written instrument of transfer in form satisfactory to the European Registrar, the European Transfer Agent or such transfer agent, executed by Euroclear or Clearstream, Luxembourg, as the case may be, or by Euroclear’s or Clearstream, Luxembourg’s attorney thereunto duly authorized in writing, for the purpose of registration of transfer of all or any portion of Euroclear’s or Clearstream, Luxembourg’s interest in such Euroclear/Clearstream, Luxembourg Global Note to DTC, such Euroclear/Clearstream, Luxembourg Global Note or the relevant interest therein shall be transferred upon the Note Register, and the European Registrar shall endorse the Euroclear/Clearstream, Luxembourg Global Note to reflect the reduction of its principal amount by the aggregate principal amount so transferred and the appropriate DTC Global Note shall be endorsed by the U.S. Registrar to reflect the increase of its principal amount by the aggregate principal amount so transferred. The applicable Registrar is hereby authorized on behalf of the Bank (i) to endorse or to arrange for the endorsement of the relevant Euroclear/Clearstream, Luxembourg Global Note to reflect the reduction in the principal amount represented thereby by the amount so transferred and to endorse the appropriate DTC Global Note to reflect the increase in the principal amount represented thereby by the amount so transferred and, in either case, to sign in the relevant space on the relevant Note recording such reduction or increase and (ii) in the case of a total exchange, to cancel or arrange for the cancellation of the Euroclear/Clearstream, Luxembourg Global Note.

(e) At the option of the holder of a Definitive Registered Note, such Definitive Registered Note may be exchanged for other Definitive Registered Notes of any authorized denominations of an equal aggregate principal amount and of like tenor with identical terms and provisions, upon surrender of the Definitive Registered Note to be exchanged at the offices of the applicable Registrar, the European Transfer Agent or any other transfer agent maintained for that purpose. Whenever any Definitive Registered Notes are so surrendered for exchange, the applicable Registrar shall complete, authenticate and deliver the Definitive Registered Notes which the holder of the Definitive Registered Note making the exchange is entitled to receive. Except as provided in Section 9 hereof or in the applicable Pricing Supplement and Note, owners of beneficial interests in a Registered Global Note shall not be entitled to have Notes registered in their names, shall not receive or be entitled to receive physical delivery of Definitive Registered Notes and shall not be considered the owners or holders thereof under this Agreement.

(f) Notwithstanding the foregoing, neither the U.S. Registrar, the European Registrar, the European Transfer Agent nor any other transfer agent maintained for that purpose shall register the transfer or exchange of (i) any Registered Note that has been called for redemption in whole or in part, except the unredeemed portion of any Registered Note being redeemed in part, (ii) any Registered Note during the period beginning at the opening of business 15 days before the mailing of a notice of such redemption and ending at the close of business on the day of such mailing, or (iii) any Registered Global Note if the Registrar, the European Transfer Agent or such transfer agent learns that such proposed transfer or exchange would violate any legend contained on the face of such Registered Global Note.

(g) All Registered Notes issued upon any registration of transfer or exchange of Registered Notes shall be valid obligations of the Bank, evidencing the same debt, and entitled to the same benefits as the Registered Notes surrendered upon such registration of transfer or exchange.

(h) Bearer Notes and any Coupons are transferable by delivery. At the option of the holder of a Definitive Bearer Note, such Definitive Bearer Note may exchanged for other Definitive Bearer Notes of any authorized denominations of an equal aggregate principal amount and of like tenor with identical terms and provisions, upon surrender of the Definitive Bearer Note to be exchanged at the offices of the European Transfer Agent or any other transfer agent maintained for that purpose. Whenever any Definitive Bearer Notes are so surrendered for exchange, the European Transfer Agent shall complete, authenticate and deliver the Definitive Bearer Notes which the holder of the Definitive Bearer Note making the exchange is entitled to receive.

(i) No service charge shall be made to a holder of Registered Notes for any transfer or exchange of Registered Notes, but the Bank or the applicable Registrar or any Agent, as the case may be, may require payment of a sum sufficient to cover any stamp or other tax, duty, assessment or governmental charge that may be imposed in connection therewith.

(j) The Bank and the Agents and any agent of the Bank or the Agents may treat the holder in whose name a Registered Note is registered on the Note Register as the owner of such Registered Note for all purposes, whether or not such Registered Note be overdue, and neither the Bank, the Agents, nor any such agent shall be affected by notice to the contrary except as required by applicable law.

(k) The Bank and Agents and any agent of the Bank or the Agents may deem and treat the holder of a Bearer Note as the absolute owner of such Bearer Note for all purposes, whether or not such Bearer Note be overdue, and neither the Bank, the Agents nor any such agent shall be affected by notice to the contrary, except as required by law.

SECTION 12. Terms of Issue.

(a) The applicable Registrar and the London Issuing Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Note in authorized denominations and otherwise in accordance with the instructions received by it.

(b) Subject to the procedures set out in the Administrative Procedures, the applicable Registrar and the London Issuing Agent shall be entitled to treat a facsimile communication from a person purporting to be (and whom the Registrar or London Issuing Agent believes in good faith to be) an Authorized Representative as sufficient instructions and authority of the Bank for the applicable Registrar and the London Issuing Agent to act in accordance with Section 5, Section 6, Section 8, Section 9 or Section 12 of this Agreement, as applicable.

(c) Unless otherwise agreed in writing between the Bank and the applicable Registrar or London Issuing Agent, as applicable, each Note credited to the applicable Registrar’s or London Issuing Agent’s distribution account with DTC, Euroclear or Clearstream, Luxembourg following the delivery of a Registered Global Note to a custodian of DTC or a common depositary for Euroclear and Clearstream, Luxembourg in accordance with clause (v) of Section 5(a) of this Agreement or the delivery of a Temporary Bearer Global Note to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with clause (iv) of Section 6(a) of this Agreement, as the case may be, shall be held pursuant to the order of the Bank. The applicable Registrar or London Issuing Agent shall ensure that the principal amount of Notes which the relevant purchaser has agreed to purchase is:

(A) debited from the applicable Registrar’s or London Issuing Agent’s account; and

(B) credited to the account of such purchaser with DTC or Euroclear or Clearstream, Luxembourg, as the case may be;

in each case, only upon receipt by the applicable Registrar or London Issuing Agent on behalf of the Bank of the full purchase price due from the relevant purchaser with respect to such Notes.

(d) If on the relevant settlement date, the purchaser does not pay the full purchase price due from it with respect to any Note (the “Defaulted Note”) and, as a result, the Defaulted

Note remains in the applicable Registrar’s or London Issuing Agent’s distribution account with DTC or Euroclear and/or Clearstream, Luxembourg after such settlement date, the applicable Registrar or London Issuing Agent shall continue to hold the Defaulted Note pursuant to the order of the Bank. The applicable Registrar or London Issuing Agent shall notify the Bank forthwith of the failure of the purchaser to pay the full purchase price due from it with respect to any Defaulted Note and subsequently, unless otherwise instructed by the Bank, shall cancel or arrange the cancellation of such Defaulted Note.

(e) In the event of an issue of Notes which is to be listed, quoted and/or traded on a Stock Exchange, subject to timely receipt of issuance instructions from the Bank in accordance with the terms of the Administrative Procedures, the London Paying Agent shall promptly, and in any event prior to the settlement date with respect to such issue, send the Pricing Supplement with respect to such Notes to the relevant listing agent. The Agents shall take such actions as may be requested from time to time in writing by the Bank or the relevant listing agent to permit the Notes, if applicable, to be listed, quoted and/or traded on such Stock Exchange.

(f) The Administrative Procedures shall not be amended by the Bank without the prior written approval of the relevant Agent or Agents, as applicable.

(g) If a Paying Agent pays an amount (the “Advance”) to the Bank on the basis that a payment has been or will be received from a Selling Agent and if the payment is not received by the Paying Agent on the date the Paying Agent pays the Bank, the Paying Agent shall notify the Bank by facsimile that the payment has not been received and the Bank shall repay to the Paying Agent the Advance and shall pay interest (at a rate determined in good faith by the Paying Agent to represent its cost of funding the Advance) on the Advance (or the unreimbursed portion thereof) from (and including) the date such Advance is made to (but excluding) the earlier of repayment of the Advance and receipt by the Paying Agent of the payment.

SECTION 13. Payments.

(a) The U.S. Paying Agent (in the case of Registered Global Notes issued through DTC and Definitive Registered Notes) or the London Paying Agent (in the case of Registered Global Notes issued through Euroclear or Clearstream, Luxembourg, Temporary Bearer Global Notes, Permanent Bearer Global Notes and Definitive Bearer Notes) shall provide the Bank not later than 10 Business Days prior to the date on which any payment is to be made to the U.S. Paying Agent or the London Paying Agent, as the case may be, pursuant to this Section 13(a), a list of principal payments, interest payments or other payments to be made with respect to each Note on any Interest Payment Date or any maturity date or date of redemption or repayment and the total of such amounts, and the Bank shall (i) before 4:00 p.m. (New York time) on the second Business Day prior to the date on which any payment with respect to any Notes becomes due, confirm to the U.S. Paying Agent or the London Paying Agent, as the case may be, by facsimile or by other means acceptable to the Bank and the U.S. Paying Agent or the London Paying Agent, as the case may be, that it has given instructions for the transfer of the relevant funds to the U.S. Paying Agent or the London Paying Agent, as the case may be, and the name and account of the bank through which such payment is being made and provide details of the person or department in such bank to which communications to such bank should be addressed and (ii) not later than the Payment Time (as defined below) on the Business Day on which any payment with respect to any Notes becomes due, transfer to an account specified by the U.S. Paying Agent or the London Paying Agent, as the case may be, such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the U.S. Paying Agent or the London Paying Agent, as the case may be, and the Bank may agree. As used in this subsection (a), the term “Payment Time” means 10:00 a.m. New York time or, in the case of a payment in a currency other than U.S. Dollars, London time.

(b) Subject to the U.S. Paying Agent or the London Paying Agent, as the case may be, being satisfied in its sole reasonable discretion that payment will be duly made as provided in Section 13(a) of this Agreement, the relevant Paying Agent may, but shall not be required to, pay or cause to be paid all amounts due with respect to the Notes on behalf of the Bank in the manner provided in the Notes. If any payment provided for in Section 13(a) hereof is made late but otherwise in accordance with the provisions of this Agreement, each Paying Agent shall nevertheless make payments with respect to the Notes as aforesaid following its actual receipt of such payment.

(c) If for any reason the U.S. Paying Agent or the London Paying Agent, as the case may be, considers in its sole reasonable discretion that the amounts to be received by the U.S. Paying Agent or the London Paying Agent, as the case may be, pursuant to Section 13(a) hereof will be, or the amounts actually received by it pursuant thereto are, insufficient to satisfy all claims with respect to all payments then falling due with respect to the Notes, the U.S. Paying Agent or the London Paying Agent, as the case may be, shall then forthwith notify the Bank of such insufficiency and, until such time as the U.S. Paying Agent or the London Paying Agent, as the case may be, has received the full amount of all such payments in available funds, no Paying Agent shall be obligated to pay any such claims.

(d) The London Paying Agent shall ensure that payments of both principal and interest in respect of any Temporary Bearer Global Note will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. treasury regulations has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms thereof.

(e) While any Notes are represented by a Temporary or Permanent Bearer Global Note(s), all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Temporary or Permanent Bearer Global Note(s), subject to, and in accordance with, the provisions of the Temporary or Permanent Bearer Global Note, as applicable. The London Paying Agent shall cause the appropriate Schedule to the relevant Temporary or Permanent Bearer Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest, as applicable.

(f) All payments in respect of any Temporary Bearer Global Note, Permanent Bearer Global Note or Definitive Bearer Note shall be made outside the United States and its possessions. Payments on any Bearer Notes will not be made (i) at any office or agency of the Bank in the United States or its possessions; (ii) by check mailed to any address in the United States or its possessions; or (iii) by wire transfer to an account maintained with a bank located in the United States or its possessions; provided, however, that payments in U.S. Dollars with respect to Bearer Notes may be made at the specified office of a paying agent in the United States or its possessions if (I) the Bank has appointed paying agents with specified offices outside the United States and its possessions with the reasonable expectation that such paying agents will be able to make payment of the full amount of principal, premium, if any, interest, or any other amounts payable on the Bearer Notes in the manner provided in this Section 13 when due in U.S. Dollars at such specified offices; (II) payment of the full amount due of such principal, premium, if any, interest, or any other amounts payable, at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. Dollars; and (III) such payment is then permitted under United States law without involving, in the opinion of the Bank, adverse tax consequences for the Bank.

(g) If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reasons of a deduction required by law to be made therefrom), the U.S. Paying Agent or the London Paying Agent, as the case may be, shall make a record of such shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

SECTION 14. Determination and Notifications with Respect to Notes.

(a) The London Paying Agent shall prepare and deliver such monthly reports as may be required in connection with Outstanding Series of Notes to the Bank of England and the Ministry of Finance of Japan and, if agreed between the Bank and the London Paying Agent, shall take all necessary action to comply with such other reporting requirements of any competent authority in respect of any relevant currency as it may be directed, in writing, from time to time with respect to Notes Outstanding hereunder.

(b) For purposes of monitoring the aggregate principal amount of Notes Outstanding at any time under the Program, the U.S. Dollar equivalent of the principal amount of each Series of Notes denominated in another currency, each Series of Dual Currency Notes, each Series of Indexed Notes, each Series of Zero Coupon Notes and each Series of Partly Paid Notes shall be determined as follows:

(A) the U.S. Dollar equivalent of Notes denominated in a currency other than U.S. Dollars shall be determined as of the Original Issue Date for such Notes on the basis of the spot rate for the sale of U.S. Dollars against the purchase of the Specified Currency quoted by a foreign exchange dealer selected by the Bank on the relevant day of calculation;

(B) the U.S. Dollar equivalent of Dual Currency Notes and Indexed Notes shall be determined in the manner specified in clause (i) above by reference to the original principal amount of such Notes;

(C) the U.S. Dollar equivalent of original issue discount Notes and any other Notes issued at a discount or premium shall be determined in the manner specified in clause (i) above by reference to the net proceeds received by the Bank for the relevant issue; and

(D) the U.S. Dollar equivalent of Partly Paid Notes shall be determined in the manner specified in clause (i) above by reference to the principal amount thereof regardless of the amount paid up on such Notes.

The Exchange Rate Agent shall promptly notify the Bank and the Paying Agents of each determination made as aforesaid.

SECTION 15. Notice of Any Withholding or Deduction.

If, with respect to any payments, the Bank is compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the terms of the Notes, the Bank shall give notice thereof to each Paying Agent and the applicable Registrar, if applicable, as soon as it becomes aware of the requirement to make such withholding or deduction and shall give to each Paying Agent and the applicable Registrar, if applicable, such information as such Paying Agent or the applicable Registrar, as the case may be, shall require to enable them to comply with such requirement. At the request of the Bank, any such Paying Agent or Registrar which is a foreign person shall take such actions as are necessary in order to constitute an authorized foreign agent of the Bank pursuant to Treasury regulation Section 1.1441-7(c), including making available such of its books and records and personnel which are relevant to the carrying out of its duties under this Section 15, when required in connection with any tax audit undertaken by the U.S. Internal Revenue Service.

SECTION 16. Redemption of Notes.

(a) Unless otherwise provided in the applicable Pricing Supplement, if any Notes are to be redeemed prior to their Stated Maturity Date in accordance with their terms, the Bank shall notify the applicable Agents not less than five days prior to the date on which the Bank will give notice of such redemption to the Noteholders of the Bank’s election to so redeem such Notes in whole or in part. Any remaining principal amount of Notes redeemed in part shall be at least the minimum authorized denomination set forth in such Notes or as otherwise provided in the applicable Note or required by the applicable laws and regulations for currencies other than the U.S. Dollar. Immediately prior to the date on which any notice of redemption is to be given as to any Notes, the Bank shall deliver to the applicable Agent a certificate stating that the Bank is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that all conditions precedent to such redemption have occurred or been satisfied and shall comply with all notice requirements provided for in the applicable Notes.

(b) Whenever less than all the Notes at any time outstanding are to be redeemed, the Series of Notes to be so redeemed shall be selected by the Bank. If less than all the Notes with identical terms at any time outstanding are to be redeemed on any redemption date, the Notes to be so redeemed shall be selected by the applicable Registrar or the London Issuing Agent, as the case may be, by lot or in any usual manner approved by it, in the case of redeemed Notes represented by Definitive Notes, and in accordance with the rules and procedures of DTC, Euroclear or Clearstream, Luxembourg, as applicable, in the case of redeemed Notes represented by a Global Note. The applicable Registrar or the London Issuing Agent, as the case may be, shall promptly notify the Bank in writing of the Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount thereof to be redeemed.

(c) Unless otherwise specified in the applicable Note, notice of redemption shall be given by the applicable Registrar, a Paying Agent or the London Issuing Agent, as designated in the particular instance by the Bank, at the Bank’s expense, not more than 60 nor less than 30 calendar days prior to the redemption date to each holder of a Note to be redeemed. Notices in respect of Registered Notes to be redeemed shall be given by first-class mail, postage prepaid, to each holder’s address appearing in the Note Register. In the case of Bearer Notes to be redeemed, the London Issuing Agent (or the Bank, in the case of Bearer Notes listed on a Stock Exchange) shall publish the notice required in connection with any such redemption, pursuant to Section 18 hereof, and shall at the same time also publish a separate list of serial numbers of any Notes previously selected and not presented for redemption. All notices of redemption shall identify the Notes to be redeemed (including CUSIP, Common Code and ISIN numbers, as applicable), the date fixed for redemption, the redemption price, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers (and principal amounts) of the Notes to be redeemed.

(d) Upon notice of redemption having been given as described above, the Notes so to be redeemed shall, on the redemption date, become due and payable at the redemption price specified in such Notes, and upon payment by the Bank of the full redemption price specified in such Notes, from and after such redemption date, such Notes shall cease to bear interest. Upon surrender of any such Notes for redemption in accordance with such notice, the relevant Paying Agent shall pay or cause to be paid such Notes at the redemption price specified in such Notes, together with unpaid interest accrued on such Notes at the applicable interest rate of such Notes to, but excluding, the redemption date.

(e) Any Definitive Registered Note or Definitive Bearer Note which is to be redeemed only in part shall be surrendered to the applicable Registrar or the London Issuing Agent, respectively, and the applicable Registrar or the London Issuing Agent, as the case may be, shall complete, authenticate and deliver to a holder of such Note, without service charge, a new Definitive Registered Note or Definitive Bearer Note of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

SECTION 17. Repayment of Notes.

(a) In order for any Note, in accordance with its terms, to be repaid in whole or in part at the option of the holder thereof, such Note must be delivered by the holder thereof, with the form entitled “Option to Elect Repayment” (set forth in such Note) duly completed, to the relevant Paying Agent at the address set forth in such form, or at such place or places of which the Bank shall from time to time notify the holders of the Notes, not more than 60 nor less than 30 days prior to the date fixed for the repayment of such Notes (the “Optional Repayment Date”).

(b) Upon surrender of any Note for repayment in accordance with the provisions set forth above and in such Note, the Note to be repaid shall, on the Optional Repayment Date, become due and payable, and the relevant Paying Agent shall pay or cause to be paid such Note on the Optional Repayment Date at a price, unless otherwise specified in such Note, equal to

100% of the principal amount thereof, together with accrued and unpaid interest to, but excluding, the Optional Repayment Date.

(c) If less than the entire principal amount of any Note is to be repaid, the holder thereof shall specify the portion thereof (which shall be in increments of US$1,000 or the equivalent thereof in other currencies, or as otherwise provided in the applicable Note or required by the applicable laws and regulations for currencies other than the U.S. Dollar) which such holder elects to have repaid and shall surrender such Note to the relevant Paying Agent. The applicable Registrar or the London Issuing Agent, as the case may be, shall complete, authenticate and deliver to the holder of such Note, without service charge, a new Note or Notes in an aggregate principal amount equal to and in exchange for the unrepaid portion of the principal of the Note so surrendered and in such denominations as shall be specified by such holder, which shall be at least the minimum authorized denomination as set forth in such Note.

SECTION 18. Notices to Holders.

(a) On behalf of and at the request and expense of the Bank, the applicable Registrar or, in the case of the Notes issued by the London Issuing Agent, the London Issuing Agent shall give or cause to be given all notices required to be given by the Bank in accordance with the terms of the Notes.

(b) All notices with respect to Registered Notes shall be mailed by the U.S. Registrar by first-class mail, postage prepaid, to the holders thereof at their addresses appearing in the Note Register.

(c) All notices with respect to Bearer Notes shall be given to the London Issuing Agent not later than five Business Days prior to any publication date, and shall be published by the London Issuing Agent in one leading English language daily newspaper with general circulation in London or, if that is not possible, one other English language newspaper with general circulation in Europe as the Bank shall decide and, if directed by the Bank in writing, the London Issuing Agent shall, in accordance with such direction, also publish notices in a manner that complies with the rules and regulations of any Stock Exchange on which such Bearer Notes are then listed, quoted and/or traded. Any such notice shall be deemed to have been given on the date of the first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with this paragraph.

(d) Notwithstanding any provision to the contrary contained in this Agreement, and until such time as any Definitive Bearer Notes are issued, so long as Temporary Bearer Global Notes or Permanent Bearer Global Notes are held in their entirety on behalf of Euroclear and Clearstream, Luxembourg, the London Issuing Agent may substitute for such publication required by Section 18(c) the delivery of the relevant notice to Euroclear and Clearstream, Luxembourg for communication by them to the beneficial owners of interests in the Temporary Bearer Global Notes and Permanent Bearer Global Notes; provided, however, that, so long as the rules of any Stock Exchange so require and if so directed in writing by the Bank, such publication will nevertheless be made as described in Section 18(c) in respect of Bearer Notes listed on such Stock Exchange. Any such notice shall be deemed to have been given to the beneficial owners of interests in the Temporary Bearer Global Notes and Permanent Bearer

Global Notes on the seventh day after the day on which said notice was given to Euroclear and Clearstream, Luxembourg.

SECTION 19. Cancellation of Notes, Receipts, Coupons and Talons.

(a) All Notes which are purchased by or on behalf of the Bank or any of its affiliates, together (in the case of Definitive Bearer Notes) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, may, at the election of the Bank, be canceled by the Bank. Where any Notes, Receipts, Coupons or Talons are purchased and canceled as aforesaid, the Bank shall make sure that all relevant details are promptly given to the applicable Paying Agent and that all Notes, Receipts, Coupons or Talons so canceled are delivered to the applicable Paying Agent. All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged (which in the case of Bearer Notes, Receipts, Coupons or Talons shall be delivered outside the United States and its possessions) shall be canceled by the Paying Agent by which they are redeemed, paid or exchanged. Each of the Paying Agents shall give to the applicable Registrar written details of all payments made by it and shall deliver a certificate of destruction for all canceled Notes, Receipts, Coupons and Talons to the applicable Registrar or to any Paying Agent authorized from time to time in writing by the applicable Registrar to accept delivery of canceled Notes, Receipts, Coupons and Talons.

(b) A certificate stating:

(A) the aggregate principal amount of Notes which have been redeemed and the aggregate amount paid in respect thereof;

(B) the number of Notes canceled, together (in the case of Definitive Bearer Notes) with details of all unmatured Receipts, Coupons or Talons (if any) attached thereto or delivered therewith;

(C) the aggregate amount paid with respect to interest on the Notes;

(D) the total number by maturity date of Receipts, Coupons and Talons so canceled; and

(E)(in the case of Definitive Bearer Notes) the serial numbers of such Notes,

shall be given to the Bank by the applicable Paying Agent as soon as reasonably practicable and in any event within three months after the date of such repayment or, as the case may be, payment or exchange.

(c) Subject to being duly notified in due time, the applicable Paying Agent shall give a certificate to the Bank, within three months of the date of purchase and cancellation of Notes as aforesaid, stating:

(A) the principal amount of Notes so purchased and canceled;

(B) the serial numbers of such Notes; and

(C) the total number by maturity date of the Receipts, Coupons and Talons (if any) appertaining thereto and surrendered therewith or attached thereto.

(d) The applicable Paying Agent shall destroy (in accordance with its customary procedures) all canceled Notes, Receipts, Coupons and Talons (unless otherwise previously instructed by the Bank) and, forthwith upon destruction, furnish the Bank with a certificate of the serial numbers of the Notes and the number by maturity date of Receipts, Coupons and Talons so destroyed.

(e) Without prejudice to its obligations pursuant to Section 19(b), the applicable Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons, except those which have been replaced pursuant to Section 20 hereof) and of all replacement Notes, Receipts, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Receipts, Coupons or Talons pursuant to Section 20 hereof. The applicable Paying Agent shall at all reasonable times make such record available to the Bank and any person authorized by the Bank for inspection and for the taking of copies thereof or extracts therefrom.

(f) All records and certificates made or given pursuant to this Section 19 and Section 20 hereof shall make a distinction between Notes, Receipts, Coupons and Talons of each Series and Tranche, as appropriate.

(g) The London Issuing Agent is authorized by the Bank and instructed to endorse or to arrange for the endorsement of the relevant Temporary or Permanent Bearer Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed, repurchased and cancelled.

SECTION 20. Issue of Replacement Notes, Receipts, Coupons and Talons.

(a) The Bank will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the London Issuing Agent (in the case of Bearer Notes, Receipts, Coupons and Talons) and to the applicable Registrar (in the case of Registered Notes) at their specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

(b) The London Issuing Agent or the applicable Registrar will, subject to and in accordance with the terms of the Notes and the following provisions of this Section 20, authenticate and cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the Bank may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(c) In the case of a mutilated or defaced Definitive Bearer Note, the London Issuing Agent shall ensure that (unless otherwise covered by such indemnity as the Bank may require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(d) Neither the applicable Registrar nor the London Issuing Agent shall issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have:

(A) paid such costs as may be incurred in connection therewith, including any tax or other governmental charge that may be imposed in relation thereto;

(B) furnished it with such evidence (including evidence as to the serial number of such Note, Receipt, Coupon or Talon) and indemnity (which may include a bank guarantee) as the Bank and the applicable Registrar or the London Issuing Agent, as the case may be, may require; and

(C) in the case of any mutilated or defaced Note, Receipt, Coupon or Talon, surrendered the same to the applicable Registrar or the London Issuing Agent, as the case may be.

(e) The applicable Registrar or the London Issuing Agent, as the case may be, shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons with respect to which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this Section 20 and shall furnish the Bank with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so canceled and, unless otherwise instructed by the Bank in writing, shall destroy (in accordance with its customary procedures) such canceled Notes, Receipts, Coupons and Talons and furnish the Bank with a destruction certificate containing the information specified in Section 19(d) hereof.

(f) The applicable Registrar or the London Issuing Agent, as the case may be, on issuing any replacement Note, Receipt, Coupon or Talon, shall forthwith inform the Bank and the Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this Section 20(f), the London Issuing Agent shall also notify the Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(g) The applicable Registrar or the London Issuing Agent, as the case may be, shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the Bank and any persons authorized by the Bank for inspection and for the taking of copies thereof or extracts therefrom.

(h) Whenever any Definitive Bearer Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and with respect to which the serial number is known is presented to any of the Paying Agents for payment, the relevant Paying Agent shall immediately send notice thereof to the Bank, the European Registrar, the London Issuing Agent and the other paying agents, if any, and shall not make payment in respect thereto, until instructed by the Bank.

SECTION 21. Copies of Documents Available for Inspection.

The Paying Agents, the Registrars and the London Issuing Agent shall, for as long as any Note remains outstanding, hold copies of this Agreement, the Offering Circular (as amended or supplemented from time to time), each Pricing Supplement (except that a Pricing Supplement relating to unlisted Notes will only be available for inspection by a holder of such a Note upon production of evidence satisfactory to the relevant Paying Agent as to the identity of such holder), the Bank’s Articles of Association and By-Laws, as amended or restated, and any documents incorporated by reference into the Offering Circular available for inspection during normal business hours. For this purpose, the Bank shall furnish the Agents with sufficient copies of each of such documents.

SECTION 22. Commissions and Expenses.

The Bank shall pay to the Agents such fees and commissions as the Bank and each of the Agents may separately agree from time to time in writing with respect to the services of the Agents hereunder together with any properly documented expenses (including legal, printing, postage, tax, cable and advertising expenses) incurred by the Agents without negligence, bad faith, or willful misconduct, in connection with their said services. Nothing in this Agreement shall obligate the Agents to take any action which would involve any such expenses, unless and until such Agent shall have received payment in respect thereof. At the request of the Agents, the parties to this Agreement may, from time to time during the continuance of this Agreement, review the commissions agreed initially pursuant to this Section 22 with a view to determining whether the parties can mutually agree upon any changes to such commissions.

SECTION 23. Indemnity.

The Bank agrees to indemnify each of the Agents (including their respective directors, officers, attorneys, employees and agents) for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys fees and disbursements) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with this Agreement or the Administrative Procedures and/or the performance of such Agent’s duties hereunder and under the Administrative Procedures, including the properly incurred costs and expenses of defending it against any claim of liability in the premises. An Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any related loss, liability or expense. These indemnification obligations shall survive the termination of this Agreement, including any termination under U.S. state or federal banking law or other insolvency law, to the extent enforceable under applicable law, and shall survive the resignation or removal of any Agent while remaining applicable to any action taken or omitted by such Agent while acting pursuant to this Agreement.

SECTION 24. Repayment by the Paying Agents.

(a) The relevant Paying Agent shall, forthwith on written demand, repay to the Bank sums equivalent to any amounts paid by the Bank to such Paying Agent for the payment of principal (and premium, if any) or interest with respect to any Registered Notes and remaining unclaimed at the end of two years after the principal of such Registered Notes shall have become due and payable (whether at the Stated Maturity Date or otherwise) and monies sufficient therefor shall have been duly made available for payment, provided that there is not any outstanding, bona fide and proper claim with respect to such amounts. Upon such repayment all liability of such Paying Agent with respect to such funds shall thereupon cease.

(b) Bearer Notes, Receipts and Coupons shall become void unless presented for payment within a period of two years from the date on which the related payment of principal or interest first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the relevant Paying Agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the noteholders. The relevant Paying Agent shall, forthwith on written demand, repay to the Bank sums equivalent to any amounts paid by the Bank to such Paying Agent for the payment of principal (and premium, if any) or interest with respect to any such Bearer Note, Receipt or Coupon and remaining unclaimed at the time such Bearer Note, Receipt or Coupon becomes void and all liability with respect thereto shall thereupon cease. No Coupon sheet issued upon exchange of a Talon shall include a Coupon on which the claim for payment would be void pursuant to this Section 24(b) or otherwise pursuant to the term of the Note.

SECTION 25. Conditions of Appointment.

(a) Each Agent shall be entitled to deal with money paid to it by the Bank for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(A) that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(B) as provided in Section 25(b) below;

(C) that it shall not be liable to account to the Bank for any interest thereon except as otherwise agreed in writing between the Bank and an Agent; and

(D) no monies held by any Agent need be segregated from other funds except as may be required by law.

(b) In acting hereunder and in connection with the Notes, the Agents shall act solely as agents of the Bank and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts, Coupons or Talons, except that all funds held by the Paying Agents for payment to the Noteholders shall be held for the benefit of such holders or owners and applied as set forth herein, but need not be segregated from other funds, except as required by law.

(c) No Agent (which for purposes of this Section 25(c) includes its officers and employees) shall be liable to the Bank for any act or omission hereunder except in the case of negligence, bad faith or willful misconduct. The duties and obligations of the Agents and their respective officers and employees shall be determined by the express provisions of this Agreement, and such Agents, officers or employees shall not be liable except for the negligent performance of such duties and obligations as are specifically set forth herein and no implied covenants shall be read into this Agreement against them. No Agent or its officers or employees shall be required to ascertain whether any issuance or sale of Notes (or any amendment or termination of this Agreement) is in compliance with any other agreement to which the Bank is a party (whether or not any of the Agents is also a party to such other agreement).

(d) THE AGENTS’ DUTIES ARE MINISTERIAL IN NATURE AND IN NO EVENT SHALL ANY AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, TO ANY PERSON OR ENTITY FOR ANY (i) LOSS, LIABILITY, DAMAGES OR EXPENSES (OTHER THAN, IN THE CASE OF THE BANK ONLY, THOSE WHICH RESULT DIRECTLY FROM SUCH AGENT’S NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT) OR (ii) SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF SUCH AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, INCLUDING, WITHOUT LIMITATION, FOR BREACH OF THIS CONTRACT OR TORT (INCLUDING NEGLIGENCE).

(e) Each Agent shall be entitled to consult with counsel of its choosing and shall have no liability to the Bank in respect of any action taken or omitted by such Agent in good faith in reliance on an opinion of counsel (including in-house counsel) or an Officer’s Certificate.

(f) Notwithstanding anything to the contrary in this Agreement, no Agent shall be responsible for any misconduct or negligence on the part of any agent, correspondent, attorney or receiver appointed with due care by it hereunder.

(g) Any of the Agents and any of their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts, Coupons or Talons with the same rights that it or he would have if such Agent(s) concerned were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Bank and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes, Receipts, Coupons or Talons or in connection with any other obligations of the Bank as surely as if such Agent(s) were not appointed hereunder.

SECTION 26. Communication Between the Parties.

A copy of all demands, notifications and communications relating to the subject matter of this Agreement between any Noteholders, Receiptholders or Couponholders and any of the Agents shall be sent to the Bank by the relevant Agent. Upon the receipt by any Agent of a demand or notice from any Noteholder in accordance with this Agreement or the applicable Notes, such Agent shall forward a copy thereof to the Bank.

SECTION 27. Changes in Agents.

(a) The Bank agrees that, until no Note is outstanding or until monies for the payment of all amounts with respect to all outstanding Notes have been made available to the Paying Agents (whichever is the later):

(A) so long as any Notes are listed, quoted and/or traded on any Stock Exchange, there will at all times be such paying, issuing, listing and other agents having a specified office in each location required by the rules and regulations of the relevant Stock Exchange; and

(B) with respect to Bearer Notes, (1) there will at all times be a Paying Agent, a London Issuing Agent and a Transfer Agent with a specified office in a city in Europe unless, in respect of any Paying Agent, payments are permitted to be made in the United States and the Bank shall have appointed a Paying Agent in the United States; and (2) in the event that any European Directive on the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such Directive is introduced, the Bank will use all reasonable efforts to ensure, to the extent practicable, that it will maintain a paying agent in a Member State of the European Union that will not be obliged to withhold or deduct tax from payment in respect of the Notes pursuant to any such Directive or law supplementing or complying with such Directive.

Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Section 18 hereof.

(b) Subject to Section 27(d), the Bank may terminate the appointment of any Agent at any time and/or appoint one or more further relevant Agents by giving to the relevant Agent at least 45 days’ notice in writing to that effect.

(c) Subject to Section 27(d), all or any of the Paying Agents or the European Transfer Agent may resign their respective appointments hereunder at any time by giving the Bank at least 90 days’ written notice to that effect.

(d) Any termination under Section 27(b) or resignation under Section 27(c) shall only take effect upon the appointment by the Bank as hereinafter provided of a successor Agent and (other than in cases of insolvency of such Agent) on the expiration of the notice to be given under Section 29 hereof. The Bank agrees with each Agent that if, by the day falling 10 days before the expiration of any notice under Section 27(c), the Bank has not appointed a replacement agent, then the relevant Agent shall be entitled, on behalf of the Bank, to appoint in its place any reputable financial institution of good standing as it may reasonably determine to be capable of performing the duties of such Agent hereunder, and the Bank shall not unreasonably object to such appointment. If the relevant Agent is unable to appoint a replacement agent, the relevant Agent may petition any court of competent jurisdiction for the appointment of a replacement agent.

(e) In case at any time any Agent resigns, or is removed, or becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition for corporate reorganization under any applicable United States federal or state or any foreign bankruptcy, insolvency or similar law or makes an assignment for the benefit of its creditors, or consents to the appointment of an administrator, liquidator, custodian or other similar official of all or substantially all of its property, or admits in writing its inability to pay or meet its debts as they mature, or if a receiver, custodian or other similar official of it or of all or substantially all of its property is appointed, or if an order of any court is entered for relief against it under the provisions of any applicable bankruptcy, insolvency or similar law, or if any public officer takes charge or control of any such Agent or of its property or affairs, for the purpose of rehabilitation, conservation, or liquidation, such Agent promptly shall notify the Bank and the other Agents in writing of the occurrence of such event, and a successor Agent may be appointed by the Bank by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in the case of insolvency of the Agent) upon expiration of the notice to be given under Section 29 hereof, the Agent so superseded shall cease to be an Agent hereunder.

(f) Prior to its resignation or removal becoming effective, the relevant Agent:

(A) shall, in the case of a Paying Agent, forthwith transfer all monies held by it hereunder, and shall transfer the records referred to in Sections 11(a), 19(e) and 20(g) hereof, as applicable, to the successor Paying Agent or other Agent hereunder; and

(B) shall be entitled to the payment by the Bank of its commissions and fees for the services theretofore rendered hereunder in accordance with the terms of Section 22 hereof.

(g) Upon its appointment becoming effective, any new Paying Agent, London Issuing Agent, Registrar or European Transfer Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as a Paying Agent, London Issuing Agent, Registrar or European Transfer Agent, respectively, hereunder.

(h) The Bank may from time to time, in respect of the Program or in respect of any Series of Notes, appoint one or more additional paying agents by giving to the Agents at least three days’ notice to that effect. Upon its written acceptance of such appointment, each such additional paying agent shall have the powers and authority granted to and conferred upon it herein, and such further powers and authority, acceptable to it, to act on behalf of the Bank as the Bank may grant to or confer upon it in writing.

SECTION 28. Merger and Consolidation.

Any entity into which any Agent may be merged, or any entity with which any Agent may be consolidated, or any entity resulting from any merger or consolidation to which any Agent shall be a party, or any entity to which any Agent shall sell or otherwise transfer all or substantially all of the assets or corporate trust business of such Agent shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor to such Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the Bank, and after the said effective date all references in this Agreement to such Agent shall be deemed to be references to such entity. Notice of any such merger, consolidation or transfer shall forthwith be given to the Bank by the relevant Agent.

SECTION 29. Notifications.

Following receipt of notice of resignation from any Agent and forthwith upon appointing a successor or other Agent, as the case may be, or on giving notice to terminate the appointment of any Agent, the Bank shall give or cause to be given not more than 60 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with Section 18 hereof.

SECTION 30. Change of Specified Office.

If any Agent determines to change its specified office it shall give to the Bank and the other Agents written notice of such determination giving the address of the new specified office, which shall be in the same city, and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Bank shall within 15 days of receipt of such notice (unless the appointment of the relevant Agent is to terminate pursuant to Section 27 hereof on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with Section 18 hereof.

SECTION 31. Notices.

Any notice or communication given to any party hereunder shall be sufficiently given or served if sent by facsimile transmission to the relevant number specified on the signature page hereof and, if so sent, shall be deemed to have been delivered upon transmission, provided such transmission is confirmed when an acknowledgment of receipt is received (in the case of facsimile transmission).

SECTION 32. Taxes and Stamp Duties.

The Bank agrees to pay any and all stamp and other documentary taxes or duties (other than any interest or penalties arising as a result of a failure by any other person to account promptly to the relevant authorities for any such duties or taxes after such person shall have received from the Bank the full amount payable in respect thereof) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

SECTION 33. Currency Indemnity.

If, under any applicable law and whether pursuant to a judgment being made or registered against the Bank or for any other reason, any payment under or in connection with this Agreement is made or is to be satisfied in a currency (the “other currency”) other than that in which the relevant payment is expressed to be due under this Agreement, the Bank shall arrange to supply the other currency to the relevant Agent, in accordance with the payment timeframes specified in Section 13(a) of this Agreement.

SECTION 34. Amendments.

(a) The Bank and the Agents may modify, amend or supplement this Agreement without the consent of any holder of Notes, Talons, Receipts or Coupons; provided, however, that no such amendment or modification may adversely affect the rights of the holders of a series of outstanding Notes without the prior consent of the holders of a majority in principal amount of outstanding Notes of such series.

(b) The Notes, and any Talons, Receipts and Coupons attached to the Definitive Bearer Notes, may be amended by the Bank without the consent of any holder thereof (upon notice to the parties hereto):

(A) to evidence succession of another party to the Bank, and such party’s assumption of the Bank’s obligations under the Notes, Talons, Receipts or Coupons, upon the occurrence of a merger or consolidation, or a transfer, sale or lease of assets, as described in Section 34(c);

(B) to add additional covenants, restrictions or conditions for the protection of the holder of the Note, Receipt or Coupon;

(C) to relax or eliminate the restrictions on payment of principal and interest in respect of Bearer Notes, Receipts or Coupons in the United States, provided that such payment is permitted by United States tax laws and regulations then in effect and provided that no adverse tax consequences would result to the holders of the Bearer Notes, Receipts or Coupons;

(D) to cure ambiguities in the Notes, Talons, Receipts or Coupons, or correct defects or inconsistencies in the provisions thereof;

(E) to reflect the replacement of the London Issuing Agent, the U.S. Registrar, the European Registrar, the U.S. Paying Agent, the London Paying Agent, or the European Transfer Agent or the assumption by the Bank or a substitute Agent of some or all of any such Agent’s responsibilities under this Agreement;

(F) to evidence the replacement or change of address of the relevant depositary or clearing system;

(G) in the case of any Notes which are extendible, subject to extension at the option of the Bank, amortizing or indexed, or upon prepayment or redemption of the Notes, to reduce the principal amount of the Note to reflect the payment, prepayment or redemption of a portion of the outstanding principal amount of the Note;

(H) in the case of any Notes which are extendible, subject to extension at the option of the Bank, amortizing or indexed, to reflect any change in the Stated Maturity Date of the Note in accordance with the terms of the Note;

(I) to reflect the issuance in exchange for the Note, in accordance with the terms thereof, of one or more Definitive Notes; or

(J) to permit further issuances of Notes in accordance with the terms of the Distribution Agreement;

provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, and, in the case of Subordinated Notes, the OCC or other then applicable primary federal regulator (to the extent such consent is required under applicable law or regulation): (1) change the Stated Maturity Date, except in the case of Notes which are extendible, subject to extension at the option of the Bank, amortizing or indexed as provided in the Note; (2) extend the time of payment for the premium (if any) or interest on the Note, except in the case of Notes which are extendible, subject to extension at the option of the Bank, amortizing or indexed as provided in the Note; (3) change the coin or currency in which the principal of, premium (if any), interest or other amounts payable (if any) on the Note or any Coupons appertaining thereto is payable; (4) reduce the principal amount of the Note or the interest rate thereon, except in the case of Notes which are extendible, subject to extension at the option of the Bank, amortizing or indexed or upon prepayment or redemption as provided in the Note; (5) change the method of payment of a Global Note to other than wire transfer in immediately available funds; (6) impair the right of the holder thereof to institute suit for the enforcement of payments of principal of, premium (if any), or interest or other amounts payable (if any) on the Note; (7) change any Note’s definition of “Event of Default” or otherwise eliminate or impair any remedy available thereunder upon the occurrence of any Event of Default (as defined in such Note); or (8) modify the provisions therein governing the amendment of that Note. Any instrument given by or on behalf of any holder of a Note in connection with any consent to any such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of such Note. Any modifications, amendments or waivers to this Agreement or the provisions of the Notes, Talons, Receipts and Coupons shall be conclusive and binding on all holders of Notes, Talons, Receipts and Coupons, whether or not notation of such modifications, amendments or waivers is made upon the Notes, Receipts, Coupons and Talons. It will not be necessary for the consent of the holders of Notes to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof; provided that the Agents shall have no responsibility for preparing any summary or other notice of such substance to be provided to holders of Notes in connection with any amendment hereto.

(c) The Bank may not consolidate or merge with or into any other Person, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) the surviving entity in such consolidation or merger, or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Bank substantially as an entirety, shall be a bank, corporation, limited liability company or partnership organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable (if any) on the Notes, and the performance or observance of every provision of the Notes on the part of the Bank to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Bank as set forth in such Note, and no event which, after notice or the lapse of time or both, would become an Event of Default with respect to the Bank, shall have happened and be continuing.

(d) The Bank shall not modify the terms of subordination of any Subordinated Note, nor amend the original Stated Maturity Date of any Subordinated Note issued hereunder, without first obtaining the written consent to such modification or amendment from the OCC and any applicable state regulator, to the extent required by applicable law or regulation.

SECTION 35. References to Additional Amounts.

All references in this Agreement to principal, premium and interest in respect of any Note shall, unless the context otherwise requires, be deemed to mean and include all Additional Amounts, if any, payable in respect thereof as set forth in such Note.

SECTION 36. Descriptive Headings.

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

SECTION 37. Governing Law.

This Agreement, the Notes, and any Receipts, Coupons or Talons appertaining thereto shall be governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America and all applicable United States federal laws and regulations.

SECTION 38. Counterparts.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 39. USA Patriot Act.

The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act, the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Agents. The parties hereto agree that they will provide the Agents with such information about such parties as the Agents may request in order for the Agents to satisfy the requirements of the USA Patriot Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

The Bank

BANK OF AMERICA, N.A.		Bank of America, N.A. Bank of America Corporate Center
By:	/s/ B. KENNETH BURTON, JR.	100 North Tryon Street
	Name: B. Kenneth Burton, Jr. Title: Senior Vice President	NC1-007-07-06 Corporate Treasury Division Charlotte, North Carolina 28255 Telephone: (704) 387-3776 Facsimile: (704) 386-0270 Attention: B. Kenneth Burton, Jr.

Together with a copy to:

Bank of America Corporation

Legal Department

NC1-002-29-01

101 South Tryon Street

Charlotte, North Carolina 28255

Telephone: (704) 386-4238

Facsimile: (704) 387-0108

Attention: Teresa M. Brenner, Esq.

and Helms, Mulliss & Wicker, PLLC 201 North Tryon Street Charlotte, North Carolina 28202 Telephone: (704) 343-2030 Facsimile: (704) 343-2300 Attention: Boyd C. Campbell, Jr., Esq.

The U.S. Registrar and U.S. Paying Agent

DEUTSCHE BANK TRUST COMPANY AMERICAS

DEUTSCHE BANK TRUST COMPANY AMERICAS

c/o Deutsche Bank National Trust Company

Global Transaction Banking

Trust & Securities Services

25 DeForest Avenue

MS: 01-0105

Summit, New Jersey 07901

Telephone: (908) 608-3191

Facsimile: (732) 578-4635

By:	Deutsche Bank National Trust Company

By:	/s/ DAVID CONTINO
Name: David Contino Title: Assistant Vice President

By:	/s/ IRINA GOLOVASHCHUK
Name: Irina Golovashchuk Title: Assistant Vice President

The London Paying Agent and London Issuing Agent

DEUTSCHE BANK AG, LONDON BRANCH		DEUTSCHE BANK AG, LONDON BRANCH
By:	/s/ ANGELINE GARVEY	Winchester House
	Name: Angeline Garvey	1 Great Winchester Street
	Title: Director	London EC2N 2DB
		Attention:	Trust and Securities Services
By:	/s/ ANNA HOGG	Telephone:	+44 (0) 20 7545 8000
	Name: Anna Hogg	Facsimile:	+44 (0) 20 7547 5782
Title: Vice President

The European Registrar and European Transfer Agent

DEUTSCHE BANK LUXEMBOURG S.A		DEUTSCHE BANK LUXEMBOURG S.A
2 Boulevard Konrad-Adenauer
By:	/s/ ANGELINE GARVEY	L-1115 Luxembourg
	Name: Angeline Garvey	Attention:	Coupon Paying Department
	Title: Director	Telephone:	+352 421 221
		Facsimile:	+352 473 136

By:	/s/ ANNA HOGG
Name: Anna Hogg
Title: Vice President

Exhibit A-1 to

Global Agency Agreement

[FORM OF REGISTERED GLOBAL NOTE]

BANK OF AMERICA, N.A.

REGISTERED GLOBAL BANK NOTE

[This Note is a global note within the meaning of the Global Agency Agreement dated as of July 25, 2007 (the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar and U.S. Paying Agent, Deutsche Bank AG, London Branch, as London Paying Agent and London Issuing Agent, and Deutsche Bank Luxembourg S.A., as European Registrar and European Transfer Agent and is registered in the name of the Depository (as defined below) or a nominee of the Depository. This Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Agency Agreement, and no transfer of this Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Agency Agreement.

Unless this Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.]1

[THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE PRICE OF THIS NOTE IS U.S.$             PER U.S.1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS U.S.$             PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE DISCOUNT IS U.S.$             PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE ISSUE DATE IS              AND THE YIELD TO MATURITY ON THE ISSUE DATE IS             % PER ANNUM, COMPOUNDED [SEMI-ANNUALLY]. [THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ALLOCABLE TO THE SHORT INITIAL ACCRUAL PERIOD IS U.S.$             PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY; THE

[1]	Modify in the case of all Registered Global Notes other than DTC Global Notes.

A1-1

PRINCIPAL AMOUNT AND THE AMOUNT ALLOCABLE TO THE SHORT FINAL ACCRUAL PERIOD IS U.S.$             PER U.S.$1,000 OF PRINCIPAL AMOUNT DUE AT MATURITY, EACH DETERMINED ON THE BASIS OF A METHOD TAKING INTO ACCOUNT DAILY COMPOUNDING.]] 2

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS A SENIOR NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

IF THIS NOTE IS A SUBORDINATED NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.

THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

THIS NOTE IS OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

[2]

This legend is applicable for an original issue discount note, as specified in the Pricing Supplement and as described in Section 16 of the reverse side hereof. Omit the last sentence in the case of Notes that are issued and mature exactly on regularly scheduled interest payment dates.

A1-2

No. R-	Registered
CUSIP No.:
ISIN No.:
Common Code:	Principal Amount: [$]__________________

BANK OF AMERICA, N.A.

[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]

REGISTERED GLOBAL BANK NOTE

ORIGINAL ISSUE DATE[3]:	☐ This Note is an Extendible Note. [See attached Rider]

SPECIFIED CURRENCY:	☐ This Note is an Extension of Maturity Note. [See attached Rider]
☐ U.S. Dollars	☐ This Note is an Amortizing Note.
☐ Other (specify):

☐ FIXED RATE NOTE
☐ FLOATING RATE NOTE
☐ INDEXED NOTE [See attached Rider]
☐ FLOATING RATE/FIXED RATE NOTE

☐ SENIOR NOTE
☐ SUBORDINATED NOTE

BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to [CEDE & CO., as nominee for The Depository Trust Company], or its registered assigns, the principal amount specified above (or if this Note is designated as an Indexed Note above, the Principal Repayment Amount and/or the Supplemental Payment Amount calculated in accordance with the provisions set forth in the Pricing Supplement or Indexed Payment Rider, as applicable, attached hereto (referred to collectively as the “Pricing Supplement”)) as adjusted in accordance with Schedule 1 hereto, on the Stated Maturity Date4 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if this Note is designated as a “Fixed Rate Note” above, (ii) in accordance with the provisions set forth on the reverse hereof under the Section 2(b), if this Note

[3]

The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[4]

This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be extended at the option of the holder, or if the Issuer may elect the extension of Maturity of the Notes of a series, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be extended, changes in the interest rate, if any, and requirements for notice.

A1-3

is designated as a “Floating Rate Note” above, (iii) in accordance with the provisions set forth on the reverse hereof in Section 2(c), if this Note is designated as a “Floating Rate/Fixed Rate Note” above, or (iv) in accordance with the provisions set forth in the Pricing Supplement, if this Note is designated as an “Indexed Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified in the Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates on this Note specified in the Pricing Supplement. “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the date that is one business day prior to such Interest Payment Date (or, if this Note is in definitive form, the fifteenth calendar day immediately preceding such Interest Payment Date, unless otherwise specified on the face hereof) (the “Regular Record Date”); provided, however, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and an Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next Regular Record Date to the person in whose name this Note is registered at the close of business on such next Regular Record Date; and provided, further, that interest payable at Maturity (the “Maturity Date”) will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity will be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the Maturity Date. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in the Agency Agreement.

Payment of principal of, and premium, if any, and interest on, this Note due at Maturity will be made in immediately available funds upon presentation and surrender of this Note at the office of the applicable Paying Agent maintained for that purpose, and in accordance with the procedures of the depository or clearing system noted hereon; provided, that this Note is presented to such Paying Agent in time for such Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Note (other than at Maturity) will be made by wire transfer to such account as has been appropriately designated to the applicable Paying Agent by the person entitled to such payments.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

A1-4

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Pricing Supplement attached hereto.

Unless the certificate of authentication hereon has been executed by the applicable Registrar, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Agency Agreement or be valid or obligatory for any purpose.

A1-5

IN WITNESS WHEREOF, Bank of America, N.A. has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:
Name:
Title:

A1-6

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agency Agreement.

Dated:	[DEUTSCHE BANK TRUST COMPANY AMERICAS
as U.S. Registrar

By Deutsche Bank National Trust Company

By:
Authorized Signatory

By:
Authorized Signatory

[DEUTSCHE BANK LUXEMBOURG S.A.
as European Registrar

By:
Authorized Signatory

By:
Authorized Signatory

A1-7

[ATTACH PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER, AS

APPLICABLE]

A1-8

[Reverse of Note]

BANK OF AMERICA, N.A.

(REGISTERED GLOBAL BANK NOTE)

SECTION 1. General. This Note is one of a duly authorized issue of senior or subordinated Notes of the Issuer, as indicated on the face hereof, issued and to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007 (the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents thereunder and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.

This Note is also one of the Notes issued pursuant to an Offering Circular dated July 25, 2007 for the offer and sale of up to U.S.$75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.

The Issuer has initially appointed [Deutsche Bank Trust Company Americas][Deutsche Bank AG, London Branch] to act as paying agent in respect of the Notes. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the office or agency of the applicable Paying Agent.

Subject to any fiscal or other laws and regulations applicable thereto in the place of payment, payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the Principal Financial Center (as defined herein) of the country of such Specified Currency, and payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee.

A1-9

Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.

SECTION 2. Interest Provisions.

(a) Fixed Rate Notes. If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise specified in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be.

Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity less than one year and is payable in U.S. dollars, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity of one year or more and is payable in U.S. dollars, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in a Specified Currency other than U.S. dollars, interest will be computed on the basis of the Actual/Actual (ISMA) Fixed Day Count Convention.

“Actual/Actual (ISMA) Fixed Day Count Convention” means:

(a)	in the case of fixed-rate notes where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from and including the interest commencement date, which unless specified otherwise in the Pricing Supplement shall be the Original Issue Date) to, but excluding, the relevant payment date (referred to as the “accrual period”) is equal to or shorter than the determination period (as defined below) during which the accrual period ends, the number of days in the accrual period divided by the product of (1) the number of days in that determination period and (2) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

(b)	in the case of fixed-rate notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

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(1) the number of days in that accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and

(2) the number of days in that accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.

“Determination period” means the period from and including a determination date to but excluding the next determination date (including, where either the interest commencement date or the final Interest Payment Date is not a determination date, the period commencing on the first determination date prior to, and ending on the first determination date falling after, such date).

“Determination date” means each date specified in the Pricing Supplement or, if none is specified, each Interest Payment Date.

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

(b) Floating Rate Notes. If this Note is designated as a “Floating Rate Note” on face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified on the face hereof, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next Interest Payment Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, at a rate per annum determined in accordance with the provisions hereof and the Pricing Supplement, until payment of such principal sum has been made or duly provided for. If this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise provided in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).

As set forth in the Pricing Supplement, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which

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interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.

The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the Euro-zone interbank offered rate, or “EURIBOR,” (iv) the prime rate, (v) the treasury rate or (v) such other rate as is described in the Pricing Supplement.

Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the Pricing Supplement, (i) plus or minus the Spread, if any, specified in the Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).

If “ISDA Rate” is specified in the Pricing Supplement, the rate of interest on this Note for each Interest Period will be the relevant ISDA Rate plus or minus the margin, if any, specified in the Pricing Supplement. Unless specified otherwise in the Pricing Supplement, “ISDA Rate” means, with respect to any Interest Period, the rate equal to the Floating Rate that would be determined by the Calculation Agent pursuant to an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for such swap transaction in accordance with the terms of an agreement in the form of any ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (including any Annexes thereto, the “ISDA Agreement”) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the 2006 ISDA definitions, as amended, updated, or replaced as at the issue date of the first tranche of bank notes of the relevant series (the “2006 ISDA Definitions”) published by the International Swaps and Derivatives Association, Inc. and under which: (i) the Floating Rate Option is as specified in the Pricing Supplement; (ii) the Designated Maturity is the period specified in the Pricing Supplement; and (iii) the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on LIBOR or EURIBOR for a currency, the first day of such interest period or (b) in any other case, as specified in the Pricing Supplement. Where “ISDA Rate” is specified, interest will be payable on each Interest Payment Date specified in the Pricing Supplement or, if no express Interest Payment Dates are specified, on each date which falls at the end of the number of months or other period specified as the interest period in the Pricing Supplement after the preceding Interest Payment Date (or after the Original Issue Date, in the case of the first such date). As used in this paragraph, “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings ascribed to those terms in the 2006 ISDA Definitions.

The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the Pricing Supplement computes the amount of interest owed on this Note for the related Interest Period. Unless otherwise specified in the Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding

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Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.

The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified in the Pricing Supplement, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. Unless otherwise specified herein or in the Pricing Supplement, if any Interest Reset Date specified in the Pricing Supplement (including the Initial Interest Reset Date, as specified in the Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the Pricing Supplement, in the case of a LIBOR note or a EURIBOR note, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.

Unless otherwise specified in the Pricing Supplement: (i) the “Interest Determination Date” with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date, unless the Index Currency specified in the Pricing Supplement is Pounds Sterling, in which case the Interest Determination Date will be the Interest Reset Date; (iii) the “Interest Determination Date” with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

For a Note whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is applicable.

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest will be made on the next succeeding Business Day. However, unless otherwise specified in the Pricing Supplement, if this Note has as its Base Rate LIBOR or EURIBOR, as described below, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and

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the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on this Note. Unless otherwise specified in the Pricing Supplement, if the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.

Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the Pricing Supplement, the daily interest factor will be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Pricing Supplement is “30/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 360 if the Day Count Convention specified in the Pricing Supplement is “Actual/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 365, or in the case of an Interest Payment Date falling in a leap year, 366, if the Day Count Convention specified in the Pricing Supplement is “Actual/Actual” for the period specified thereunder. If no Day Count Convention is specified in the Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Notes that have as a Base Rate the federal funds rate, LIBOR, EURIBOR, the prime rate, or any other rate other than the treasury rate, as if “Actual/360” had been specified in the Pricing Supplement; and (ii) for Notes that have the treasury rate as a Base Rate, as if “Actual/Actual” had been specified in the Pricing Supplement.

All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, if the Specified Currency is U.S. dollars, or to the nearest corresponding hundredth of a unit, if the Specified Currency is other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).

Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Pricing Supplement.

The Calculation Agent shall calculate the interest rate hereon in accordance with the procedures described below on or before each calculation date. At the request of the registered holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the Pricing Supplement, commencing on the related Interest Reset Date, as

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the rates appear on the designated LIBOR page in the Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:

•

The Calculation Agent will select four major banks in the London interbank market, after consultation with us. On the Interest Determination Date, those four banks will be requested to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, the Calculation Agent will select, after consultation with us, three major banks in New York City. On the Interest Determination Date, those three banks will be requested to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

Determination of EURIBOR. EURIBOR means, for any Interest Determination Date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the Pricing Supplement, as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace such page (“Reuters Page EURIBOR01”), as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If no offered rate appears on Reuters Page EURIBOR01 on an Interest Determination Date at approximately 11:00 A.M., Brussels time, then the Calculation Agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate at which deposits in euro having the Index Maturity specified in the Pricing Supplement are offered to prime banks in the Euro-zone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that

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time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•

If fewer than two quotations are provided, then the Calculation Agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Euro-zone interbank market for a period of time equivalent to the Index Maturity specified in the Pricing Supplement commencing on that Interest Reset Date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If three quotations are not provided, EURIBOR for that Interest Determination Date will be equal to EURIBOR for the immediately preceding interest period.

“Euro-zone” means the region comprising Member States of the European Union that have adopted the euro as their single currency in accordance with the Treaty establishing European Community, as amended.

Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the Pricing Supplement, as specified under the caption “Investment Rate” on the display on Reuters, or any successor service, on page USAUCTION 10/11 or any other page as may replace such page.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•

If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic

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source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Calculation Agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•

If the dealers selected by the Calculation Agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.

The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:

•

if “Federal Funds (Effective) Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S.

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dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•

if “Federal Funds Open Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•

if “Federal Funds Target Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters, or any successor service, on page USFFTARGET= or any other page as may replace the specified page on that service (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal

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funds rate will be the federal funds rate then in effect on that Interest Determination Date.

Determination of Prime Rate. The “prime rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Calculation Agent, after consultation with us.

•	If the banks selected by the Calculation Agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

(c) Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note may bear interest at a fixed rate for a specified period and at a floating rate for a specified period, in each case calculated as set forth in (a) and (b) above, as applicable, and in the Pricing Supplement.

SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term

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“Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

SECTION 4. Optional Redemption. If so specified in the Pricing Supplement, this Note may be redeemed at the option of the Issuer on any date on and after the Initial Redemption Date, if any, specified in the Pricing Supplement (the “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED BELOW IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE. If so specified in the Pricing Supplement, on and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Issuer at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the Redemption Date, on notice given not more than 60 nor less than 30 calendar days (unless specified otherwise in the Pricing Supplement) prior to the Redemption Date; provided, however, that in the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the Specified Currency. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the registered holder hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Registrar by such method as such Registrar shall deem fair and appropriate. If this Note is redeemable at the option of the Issuer, then if so specified in the Pricing Supplement, the “Redemption Price” initially shall be the Initial Redemption Percentage specified in the Pricing Supplement of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

From and after any redemption date, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such redemption date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed at the option of the Issuer prior to the Stated Maturity Date without the prior written approval of the United States Office of the Comptroller of the Currency (the “OCC”) or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

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SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the registered holder on the Optional Repayment Date(s), if any, specified in the Pricing Supplement. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE HOLDER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise specified in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the Specified Currency. For this Note to be repaid in whole or in part at the option of the holder hereof on any Optional Repayment Date, this Note must be received, with the form attached hereto entitled “Option to Elect Repayment” duly completed, by the applicable Paying Agent (as appropriate in accordance with such attached form), at the address set forth on such form or at such other address which the Issuer shall from time to time notify the holders of the Notes not more than 60 nor less than 30 days prior to such holder’s Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the registered holder hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the holder hereof shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be repaid at the option of the holder prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 6. Additional Amounts. All payments of principal, premium, if any, and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, except to the extent such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the

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application, administration, interpretation, or enforcement of any such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If so specified in the Pricing Supplement, if a withholding or deduction at source is required, the Bank will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of this Note that is a “non-U.S. person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in items (1) through (13) below, unless specified otherwise in the Pricing Supplement.

(1) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being or having been a:

•	personal holding company;

•	foreign personal holding company;

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•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote.

(5) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional Amounts will not be payable to any beneficial owner of this Note that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of this Note or any portion of this Note.

However, this exception to the obligation to pay Additional Amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of this Note or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay Additional Amounts will apply only if

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compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Issuer or any Paying Agent.

(9) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on the this Note if such payment can be made without such withholding by any other Paying Agent.

(13) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any combination of items (1) through (12) above.

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Except as specifically provided in this section or in the Pricing Supplement, the Issuer will not be required to make any payment of any tax, assessment, or other governmental charge with respect to this Note imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem this Note in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described above, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement, and the Issuer cannot avoid such obligation by taking reasonable measures available to it. No such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Before the Issuer delivers or publishes any notice of redemption for tax reasons, it will deliver to the applicable Paying Agent a certificate signed by the Issuer’s chief financial officer or a senior vice president stating that it is entitled to redeem this Note and that the conditions precedent, if any, to redemption have occurred.

Unless otherwise specified in the Pricing Supplement, any Note redeemed for tax reasons will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.

From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

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To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 8. Modification and Waivers. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer thereunder. In addition, the terms and conditions of this Note may be modified, amended or supplemented by the Issuer, without the consent of the holder hereof: (i) to evidence succession of another party to the Issuer, and such party's assumption of the Issuer's obligations under this Note, upon the occurrence of a merger or consolidation, or transfer, sale or lease of assets as described below in Section 10; (ii) to add additional covenants, restrictions or conditions for the protection of the registered holder hereof; (iii) to cure ambiguities in this Note, or correct defects or inconsistencies in the provisions hereof; (iv) to reflect the replacement of any Agent, or the assumption, by the Issuer or any substitute Agent, of some or all of any such Agent’s responsibilities under the Agency Agreement; (v) to evidence the replacement or change of address of DTC or such other depository or clearing system noted hereon; (vi) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, or upon prepayment or redemption of the Note, to reduce the principal amount of the Note to reflect the payment, prepayment or redemption of a portion of the outstanding principal amount of the Note; (vii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, to reflect any change in the Stated Maturity Date of the Note in accordance with the terms hereof; (viii) to reflect the issuance in exchange herefor, in accordance with the terms hereof, of one or more definitive and fully registered Notes; or (ix) to permit further issuances of bank notes in accordance with the terms of the distribution agreement among the Issuer and the selling agents party thereto. However, this Note may not be modified or amended without the express written consent of the holder and, if applicable, the OCC or other then primary federal regulator (to the extent such consent is required under applicable law or regulation), to: (i) change the Stated Maturity Date, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (ii) extend the time of payment for the premium, if any, or interest on this Note, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (iii) change the coin or currency in which the principal of, premium (if any), interest, or other amounts payable (if any) on this Note is payable; (iv) reduce the principal amount of this Note or the interest rate hereon, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed or upon prepayment or redemption as provided in this Note; (v) change the method of payment for this Note to other than wire transfer in immediately available funds; (vi) impair the right of the registered holder hereof to institute suit for the enforcement of payments or principal of, premium (if any), interest, or other amounts payable (if any) on this Note; (vii) change the definition of “Event of Default” below or otherwise eliminate or impair any remedy available hereunder upon the occurrence of any Event of Default; or (viii) modify the provisions governing the amendment of this Note. Any instrument given by or on behalf of the holder of this Note in connection with any consent to such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all

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subsequent holders of this Note. Any modifications, amendments or waiver to the Agency Agreement or the provisions of this Note made in accordance with the terms of the Agency Agreement or the terms hereof, as applicable, shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon this Note.

Any action by the holder of this Note shall bind all future holders of this Note, and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Agents in pursuance of such action.

Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Agency Agreement or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the applicable Registrar and delivered in exchange for this Note. Notes are deemed to be “outstanding” as of any date of determination if, as of any date of determination, they have been authenticated and delivered, except (i) those which have been redeemed in full in accordance with their terms and the Agency Agreement; (ii) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of a Paying Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the holder of this Note in accordance with the terms hereof and of the Agency Agreement; (iii) those which have been canceled or delivered to the applicable Registrar for cancellation; or (iv) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms.

SECTION 9. Obligations Unconditional. No reference herein to the Agency Agreement and no provision of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 10. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the surviving entity in such consolidation or merger, or the person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer substantially as an entirety, shall be a bank, corporation, limited liability company or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable (if any) on this Note, and the performance or observance of every provision of this Note on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Issuer as set forth herein, and no event which, after notice or the lapse

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of time or both, would become an Event of Default with respect to the Issuer, shall have happened and be continuing.

SECTION 11. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon registration of transfer, exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of U.S.$250,000 and any integral multiple of U.S.$1,000 in excess of U.S.$250,000 (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 12. Registration of Transfer. The Issuer shall cause to be kept at the office of the U.S. Registrar at [Deutsche Bank Trust Company Americas, Global Transaction Banking, Trust and Securities Services, 60 Wall Street – 27th Floor, New York, New York 10005], or the office of the European Registrar at [2 Boulevard Konrad-Adenauer, L-1115 Luxembourg], as applicable, a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes issued in registered form and of transfers of such Notes. As provided in the Agency Agreement and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the note register maintained by the applicable Registrar, upon surrender of this Note for registration of transfer at the office or agency of the applicable Registrar or any transfer agent maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the applicable Registrar (or such transfer agent) duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

This Note may be exchanged in whole, but not in part, for security-printed definitive Notes, only if that exchange is permitted by applicable law and (i) if this Note is a DTC global note, DTC notifies the Issuer that it is unwilling or unable to continue as depository for the DTC global note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (ii) in the case of any other registered global note, if the Issuer is notified that any clearing system through which this Note is cleared and settled has been closed for business for a continuous period of 14 days (other than by reason of holidays, whether statutory, or otherwise) after the original issuance of the relevant bank notes or has announced an intention to cease business permanently or has in fact done so and no alternative clearance system approved by the applicable noteholders is available; or (iii) the Issuer, in its sole discretion, elects to issue definitive registered notes; or (iv) after the occurrence of an Event of Default with respect to this Note, beneficial owners representing a majority in principal amount of the Notes represented by this Note advise the relevant clearing system through its participants to cease acting as a depository for this Note.

In any such instance, an owner of a beneficial interest in this Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest

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and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in authorized denominations only and will be issued in registered form only, without coupons.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Agents, and any agent of the Issuer or any Agent may treat the person in whose name this Note is registered as the owner hereof for all purposes, whether not this Note be overdue, and neither the Issuer, the Agents nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

SECTION 13. Events of Default.

(a) Senior Notes. If this Note is a Senior Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Senior Note: (a) a default in the payment of any interest upon this Senior Note when due, which continues for 30 calendar days; (b) a default in the payment of any principal of or premium, if any, upon this Senior Note when due; (c) a default in the performance of any covenant or agreement of the Issuer contained herein which, unless otherwise specified herein, continues for 90 calendar days; (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (e) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default with respect to this Senior Note shall occur and be continuing, the registered holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Senior Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may

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appear necessary or desirable to collect and enforce this Senior Note; provided, however, that the registered holder hereof may waive any Event of Default that occurs with respect hereto.

(b) Subordinated Notes. If this Note is a Subordinated Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Subordinated Note: (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default with respect to this Subordinated Note shall occur and be continuing, and any prior written consent of the OCC is obtained before acceleration, the registered holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Subordinated Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Subordinated Note; provided, however, that the registered holder hereof may waive any Event of Default that occurs with respect hereto.

Payment of principal of, the interest accrued on or other amounts then payable on, this Subordinated Note may not be accelerated in the case of a default in the payment of principal, interest or other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal on, the interest accrued on or other amounts then payable on, this Subordinated Note may be accelerated only in the case of the bankruptcy or insolvency of the Issuer. Notwithstanding anything herein to the contrary, to the extent then required under applicable capital regulations of the OCC, no payment may be made on this Subordinated Note after an acceleration resulting from an Event of Default with respect to this Subordinated Note without the prior approval of the OCC.

SECTION 14. Subordination. If this Note is a Subordinated Note, as indicated on the face hereof, the indebtedness of the Issuer evidenced by this Subordinated Note, including the principal, premium (if any), interest, or other amounts payable (if any), shall be subordinate and

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junior in right of payment to its obligation to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the United States Federal Reserve Bank, the United States Federal Deposit Insurance Corporation (the “FDIC”), and to any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of the Issuer’s assets by the FDIC pursuant to the provisions of 12 U.S.C. Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium (if any), interest, or other amounts payable (if any) on, this Subordinated Note. In the event of any such proceedings, after payment in full of all sums owing such prior obligations, the holder of this Subordinated Note, together with any obligations of the Issuer ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal hereof and any unpaid premium (if any), interest, and other amounts payable (if any) before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Subordinated Note.

Notwithstanding any other provisions of this Subordinated Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the Issuer, it is expressly understood and agreed that the OCC or any receiver or conservator of the Issuer appointed by the OCC as to its assets shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer or the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Subordinated Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest and premium, if any (and any other amounts payable), on this Subordinated Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due to or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder of this Subordinated Note to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest, principal, or other amounts previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of this Subordinated Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

SECTION 15. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of, and premium, if any, and interest on, this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in (x) such other coin or currency of the country that issued such Specified Currency or (y) (if such Specified Currency

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is the euro) the successor currency under applicable law, in each case as at the time of such payment is legal tender for the payment of debts.

In the event the Specified Currency indicated on the face hereof has been replaced by another currency (a “Replacement Currency”), any amount due pursuant to this Note may be repaid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may be redenominated in euro, if subsequent to the issuance of this Note, such state participates in the European monetary union, as indicated in the Pricing Supplement. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination.

If the Specified Currency indicated on the face hereof is other than U.S. dollars, if the Issuer determines that a payment hereon cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country, such payment will be made outside the United States in U.S. dollars by a check drawn on or by credit or transfer to an account maintained by the holder hereof with a bank located outside the United States. The London Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination is made. The amount of U.S. dollars to be paid in connection with any payment shall be the amount of U.S. dollars that could be purchased by the London Paying Agent with the amount of the Specified Currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. dollars (for delivery in the principal financial center of the Specified Currency two business days later) quoted by that bank at 10:00 A.M., local time in the Principal Financial Center of the Specified Currency on the second Business Day prior to the date the payment is due.

Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an “Event of Default” with respect to this Note.

SECTION 16. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount of this Note (as defined below) as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (A) the Issue Price (as set forth in the Pricing Supplement) plus (B) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.

SECTION 17. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal

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and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms specified in the Pricing Supplement.

SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the applicable Registrar and such other documents or proof as may be required by the Issuer and the applicable Registrar shall be delivered to the applicable Registrar, the applicable Registrar shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the applicable Registrar that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the applicable Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 20. Defined Terms. All terms used in this Note which are defined in the Agency Agreement and are not otherwise defined in this Note shall have the meanings assigned to them in the Agency Agreement.

Unless specified otherwise in the Pricing Supplement, “Business Day” means, a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in [New York, New York or] Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

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(b) for any Note where the base rate is LIBOR (as defined in the Note), also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England;

(c) for any Note denominated in euro or any Note where the base rate is EURIBOR (as defined in the Note), also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating; and

(d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Principal Financial Center of the country of the specified currency (if other than London).

Unless specified otherwise in the Pricing Supplement, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for ___________________
	(Cust)	(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby
sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA, N.A. and all rights thereunder and does hereby irrevocably constitute and appoint

_____________________________________Attorney

to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:_______________________________

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note

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Schedule 1

SCHEDULE OF TRANSFERS AND EXCHANGES

The following increases and decreases in the principal amount of this Note have been made:

Date of Transfer, Redemption or Repayment, as Applicable	Increase (Decrease) in Principal Amount of this Note Due to Transfer Among Global Notes or Redemption or Repayment of a Portion of Global Note	Principal Amount of this Note After Transfer, Redemption or Repayment	Notation made by or on behalf of the Issuer

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[OPTION TO ELECT REPAYMENT]

The undersigned hereby irrevocably request(s) and instruct(s) the Issuer to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at

(Please print or typewrite name and address of the undersigned)

For this Note to be repaid, the [U.S. Paying Agent must receive at Global Transaction Banking, Trust and Securities Services, 60 Wall Street – 27th Floor, New York, New York 10005,][London Paying Agent must receive at Deutsche Bank AG, London Branch, Winchester House, 1 Great Winchester Street, London EC2N 2DB, Attention: Trust and Securities Services], or at such other place or places of which the Issuer from time to time shall notify the registered holder of this Note, not more than 60 nor less than 30 calendar days prior to an Optional Repayment Date, if any, shown in the Pricing Supplement, this Note with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Note is to be repaid, (a) specify the portion hereof which the registered holder elects to have repaid and (b) specify the portion hereof (which shall be a minimum amount equal to the minimum Authorized Denomination) which is not being repaid (in the absence of any such specification to the contrary, one such Note will be issued for the portion not being repaid).

Date: _____________________
NOTICE: The signature on this Option to Elect
Repayment must correspond with the name as written upon the face of this Note in every particular, without alteration or enlargement or any change whatever.

Principal amount to be repaid, if amount to be repaid is less than the principal amount of this Note (principal amount remaining must be in the minimum authorized denomination or any authorized integral multiple in excess thereof):	[U.S.$]_________________________________
[U.S.$]_______________________________

Amount to be Reissued (principal amount remaining must be in the minimum authorized denomination or any authorized integral multiples in excess thereof):
[U.S.$]_______________________________

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☐ [Option To Use DTC Tender Procedures]	Fill in registration of Notes if to be issued otherwise than to the registered holder:
DTC Participant Number:__________________________________________	Name__________________________________________
DTC Participant Name: ___________________________________________	Address:________________________________________
DTC Participant Telephone Number: _________________________________________
(Please print name and address including zip code)

SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

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[EXTENDIBLE NOTE RIDER]

The Issuer and the purchaser of this Note have agreed that this Note is an Extendible Note which initially matures on the Stated Maturity Date shown on the face hereof. Unless otherwise provided in the Pricing Supplement, at each Extension Date, as specified in the Pricing Supplement, the Maturity of this Note automatically will be extended to the corresponding New Maturity Date, as specified in the Pricing Supplement, until the Final Maturity Date specified in the Pricing Supplement, unless the registered holder of this Note elects to terminate the automatic extension of the Maturity of this Note or any portion hereof and delivers a completed “Extension Termination Notice” to the applicable Paying Agent (or any duly appointed paying agent) not less than 15 nor more than 30 calendar days prior to the applicable Extension Date. The “Extension Termination Notice” may specify that the automatic extension of Maturity of this Note is terminated with respect to all or a portion of the outstanding principal amount of the Note so long as the principal amount of the Note remaining outstanding after repayment is in at least an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the applicable Specified Currency, unless otherwise specified in the Pricing Supplement. Upon timely delivery of such Extension Termination Notice, the term of the principal amount of this Note subject to such notice will be deemed automatically to mature on the Stated Maturity Date or the then applicable New Maturity Date, as the case may be. The remaining principal balance of such Note, if any, will be deemed to automatically be extended to the corresponding New Maturity Date but in no circumstances may such Maturity be extended beyond the Final Maturity Date set forth below. An election to terminate the automatic extension of the Maturity hereof shall be irrevocable and binding on each holder hereof. Notwithstanding any such extension, the interest rate applicable to this Note will continue to be calculated as set forth in this Note.

STATED MATURITY DATE:

FINAL MATURITY DATE:

Renewal Date(s)	New Maturity Date(s)

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[EXTENSION OF MATURITY NOTE RIDER]

The Issuer and the purchaser of this Note have agreed that this Note is an Extension of Maturity Note, whereby the Issuer has the option to extend the maturity of this Note for one or more whole year periods, as specified in the Pricing Supplement (each, an “Extension Period”), up to but not beyond the Final Maturity Date specified in the Pricing Supplement, under the terms of this Note as supplemented by this Extension of Maturity Note Rider.

Unless otherwise specified in the Pricing Supplement, the following provisions will apply to an Extension of Maturity Note: The Issuer may exercise its option with respect hereto by delivery to the applicable Paying Agent a notice of such exercise at least 45, but not more than 60, calendar days prior to the Stated Maturity Date originally in effect with respect hereto or, if the Stated Maturity Date has already been extended, prior to the maturity date then in effect (each, an “Extended Maturity Date”). After such receipt and not later than 40 calendar days prior to the Stated Maturity Date or an Extended Maturity Date, as the case may be (each, an “Existing Maturity Date”), the applicable Paying Agent (or any duly appointed paying agent) will mail by first class mail, postage prepaid, to the registered holder hereof a notice (the “Extension Notice”) relating to such extension period (the “Extension Period”) setting forth (i) the election of the Issuer to extend the Maturity hereof, (ii) the new Extended Maturity Date, (iii) the interest rate applicable to the Extension Period (which interest rate may be higher during the Extension Period), and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the applicable Paying Agent (or any duly appointed paying agent) of an Extension Notice to the registered holder hereof, the maturity shall be extended automatically as set forth in the Extension Notice, and, except as modified by the Extension Notice and as described in the next paragraph, this Note will have the same terms as prior to the mailing of such Extension Notice.

Notwithstanding the foregoing, not later than 20 calendar days prior to the Existing Maturity Date hereof (or, if such date is not a Business Day, on the immediately succeeding Business Day), the Issuer, at its option, may revoke the interest rate provided for in the Extension Notice and establish a higher interest rate for the Extension Period by mailing or causing the applicable Paying Agent to mail notice of such higher interest rate, by first class mail, postage prepaid, to the registered holder hereof. Such notice shall be irrevocable. Thereafter, this Note will bear such higher interest rate for the Extension Period.

If the Issuer elects to extend the maturity hereof, the registered holder hereof will have the option to elect repayment hereof in whole or in part by the Issuer on the Existing Maturity Date then in effect at a price equal to the principal amount hereof plus any accrued and unpaid interest to such date. In order for this Note to be so repaid on the Existing Maturity Date, the Issuer must receive, at least 15 days but not more than 30 calendar days prior to the Existing Maturity Date then in effect with respect hereto: (i) this Note with the form “Option to Elect Repayment” below duly completed, or (ii) a telegram, telex, facsimile transmission, or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States, setting forth the name of the registered holder hereof, the principal amount hereof to be repaid, the certificate number,

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or a description of the tenor and terms hereof, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note, together with the duly completed form entitled “Option to Elect Repayment” attached hereto, will be received by the applicable Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission, or letter; provided, however, that such telegram, telex, facsimile transmission, or letter shall only be effective if this Note and duly completed form are received by the applicable Paying Agent by such fifth Business Day. Such option may be exercised by the registered holder hereof for less than the aggregate principal amount hereof then outstanding, provided that the principal amount hereof remaining outstanding after repayment is at least an Authorized Denomination as specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, U.S. $250,000 or its equivalent in the applicable Specified Currency, unless otherwise specified in the Pricing Supplement.

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Exhibit A-2 to

Global Agency Agreement

[FORM OF MASTER SHORT-TERM REGISTERED NOTE]

BANK OF AMERICA, N.A.

MASTER SHORT-TERM REGISTERED BANK NOTE

This Master Note is a global note within the meaning of the Global Agency Agreement dated as of July 25, 2007 (the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar and U.S. Paying Agent, Deutsche Bank AG, London Branch, as London Paying Agent and London Issuing Agent, and Deutsche Bank Luxembourg S.A., as European Registrar and European Transfer Agent and is registered in the name of the Depository (as defined below) or a nominee of the Depository. This Master Note is not exchangeable for definitive or other Notes registered in the name of a person other than the Depository or its nominee, except in the limited circumstances described in the Agency Agreement and as provided below, and no transfer of this Master Note (other than a transfer as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor depository or a nominee of such successor depository) may be registered except in the limited circumstances described in the Agency Agreement.

Unless this Master Note is presented by an authorized representative of The Depository Trust Company (the “Depository”) (55 Water Street, New York, New York) to the Issuer or its agent for registration of transfer, exchange or payment, and this Master Note is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company, and unless any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, CEDE & CO., has an interest herein.

NEITHER THIS MASTER NOTE NOR THE SECURITIES REPRESENTED HEREBY ARE SAVINGS ACCOUNTS OR DEPOSITS, AND THIS MASTER NOTE AND THE SECURITIES REPRESENTED HEREBY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

IF THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE SENIOR NOTES, AS INDICATED IN THE UNDERLYING RECORDS (DEFINED HEREIN), SUCH SECURITIES ARE DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATIONS OF BANK OF AMERICA, N.A. SUCH OBLIGATIONS EVIDENCED BY THIS MASTER NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT

A2-1

LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

IF THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE SUBORDINATED NOTES, AS INDICATED IN THE UNDERLYING RECORDS, SUCH SECURITIES ARE DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATIONS OF BANK OF AMERICA, N.A., ARE SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND DEPOSITORS, AND ARE NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.

THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE NOT OBLIGATIONS OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE SOLD IN MINIMUM DENOMINATIONS AS SPECIFIED IN THE UNDERLYING RECORDS AND NEITHER THIS MASTER NOTE NOR THE SECURITIES REPRESENTED HEREBY CAN BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THE SECURITIES REPRESENTED BY THIS MASTER NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THE SECURITIES REPRESENTED BY THIS MASTER NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

THE SECURITIES REPRESENTED BY THIS MASTER NOTE ARE OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THE SECURITIES REPRESENTED BY THIS MASTER NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

A2-2

Registered

Date of Issuance:

BANK OF AMERICA, N.A.

MASTER SHORT-TERM REGISTERED BANK NOTE

BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or its registered assigns, (i) the principal amount, together with accrued and unpaid interest thereon, if any, on the maturity date of each obligation (each, a “Note” and collectively, the “Notes”) identified on the records of the Issuer (the “Underlying Records”) as being evidenced by this Master Note, which Underlying Records are maintained by Deutsche Bank Trust Company Americas (the “U.S. Registrar and Paying Agent”); (ii) interest on the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified in the Underlying Records; (iii) the principal amount of each such obligation that is payable in installments, if any, on the due date of each installment, as specified in the Underlying Records, and (iv) any other payments required to be paid under each such obligation, as specified in the Underlying Records. Interest shall be calculated at the rate and according to the calculation convention specified in the Underlying Records. Payments shall be made by wire transfer to the registered holder of this Master Note from the U.S. Registrar and Paying Agent without necessity of presentation and surrender of this Master Note.

Reference is made to the further provisions of this Master Note set forth on the reverse hereof and in the Underlying Records, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Underlying Records, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall mean this Master Note.

The Underlying Records shall be deemed to include, without limitation, (a) the terms and conditions of the securities represented by this Master Note, as set forth in the Issuer’s Offering Circular dated July 25, 2007, as it may be amended or supplemented from time to time, and (b) each pricing supplement that sets forth the terms and conditions of the specific securities represented by this Master Note.

At the request of the registered holder of this Master Note, the Issuer shall promptly issue and deliver one or more separate note certificates evidencing one or more of the obligations evidenced by this Master Note. As of the date that such note certificate or certificates are issued, the obligations which are evidenced thereby shall no longer be evidenced by this Master Note.

Unless the certificate of authentication hereon has been executed by the applicable Registrar, by manual signature of an authorized signatory, this Master Note shall not be entitled to any benefit under the Agency Agreement or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Bank of America, N.A. has caused this instrument to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Agency Agreement.

Dated:	DEUTSCHE BANK TRUST COMPANY AMERICAS as U.S. Registrar

By Deutsche Bank National Trust Company

By:
Authorized Signatory

By:
Authorized Signatory

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[Reverse of Note]

BANK OF AMERICA, N.A.

MASTER SHORT-TERM REGISTERED BANK NOTE

This Master Note represents one or more duly authorized issues of senior and/or subordinated Notes of the Issuer, as indicated in the Underlying Records, to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007 (the “Agency Agreement”) among Bank of America, N.A., as Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents thereunder and the holders of this Master Note. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.

This Master Note is issued pursuant to an Offering Circular dated July 25, 2007 for the offer and sale of up to $75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes represented by this Master Note may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.

The Issuer has initially appointed Deutsche Bank Trust Company Americas to act as paying agent in respect of the Notes represented by this Master Note. This Master Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Master Note may be served, at the office or agency of the U.S. Paying Agent.

The Issuer will pay any administrative costs imposed by any bank in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the holder hereof.

Any interest payable, and punctually paid or duly provided for, on any Interest Payment Date with respect to any of the Notes represented by this Master Note will be paid to the person in whose name this Master Note (or one or more predecessor notes evidencing all or a portion of

A2-6

the same obligations as this Note) is registered at the close of business on the date that is one business day prior to such Interest Payment Date (the “Regular Record Date”); provided, however, that interest payable at Maturity (the “Maturity Date”) with respect to any of the Notes represented by this Master Note will be payable to the person to whom the principal hereof shall be payable. The principal so payable, and punctually paid or duly provided for, at Maturity of any Notes represented by this Master Note will be paid to the person in whose name this Master Note (or one or more predecessor Notes evidencing all or a portion of the same obligations as this Master Note) is registered at the close of business on the Maturity Date. Any such interest or principal not punctually paid or duly provided for shall be payable as provided in the Agency Agreement. “Maturity,” when used herein, means the date on which the principal of any notes represented by this Master Note or an installment of principal becomes due and payable in full in accordance with the terms of such Notes and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

No reference herein to the Agency Agreement and no provision of this Master Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on the Notes represented by this Master Note at the times, place and rates, and in the coins or currencies, herein prescribed.

The Issuer shall cause to be kept at the office of the U.S. Registrar at c/o Deutsche Bank National Trust Company, Global Transaction Banking, 25 DeForest Avenue, Mail Stop, 01-0105, Summit, New Jersey 07901, a register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration and transfer of this Master Note and any Notes represented hereby. As provided in the Agency Agreement and subject to certain limitations as therein set forth, the transfer of this Master Note is registrable in the note register maintained by the applicable Registrar, upon surrender of this Master Note for registration of transfer at the office or agency of the applicable Registrar or any transfer agent maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the applicable Registrar (or such transfer agent) duly executed by, the holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes represented by this Master Note will be issued to the designated transferee or transferees.

This Master Note may be exchanged in whole or in part (except in the case of (i) below, in which case this Master Note shall be exchanged in whole, but not in part), for security-printed definitive Notes of the Series represented by this Master Note, only if that exchange is permitted by applicable law and (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for this Master Note or DTC ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, if so required by applicable law or regulation, and, in either case, a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; or (ii) the Issuer, in its sole discretion, elects to issue definitive registered Notes of the Series represented by this Master Note; or (iii) after the occurrence of an Event of Default with respect to a series of Notes represented by this Master Note, beneficial owners representing a majority in

A2-7

principal amount of such series of Notes advise the relevant clearing system through its participants to cease acting as a depository for such Notes.

In any such instance, an owner of a beneficial interest in this Master Note will be entitled to physical delivery in definitive form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise set forth above, Notes so issued in definitive form will be issued in authorized denominations only and will be issued in registered form only, without coupons.

The U.S. Registrar shall make an appropriate written or electronic notification in the Underlying Records to reflect the issuance of any Notes represented by this Master Note in definitive form.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Master Note for registration of transfer, the Issuer, the Agents, and any agent of the Issuer or any Agent may treat the person in whose name this Master Note is registered as the owner hereof for all purposes, whether not any payment under this Master Note be overdue, and neither the Issuer, the Agents nor any such agent shall be affected by notice to the contrary, except as required by applicable law.

No recourse shall be had for the payment of principal of (and premium, if any) or interest on, the Notes represented by this Master Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All terms used in this Master Note which are defined in the Agency Agreement and are not otherwise defined in this Master Note shall have the meanings assigned to them in the Agency Agreement.

THIS MASTER NOTE AND THE NOTES REPRESENTED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

A2-8

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		as Custodian for ___________________
	(Cust)	(Minor)
Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby
sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

/ /
Please print or type name and address, including zip code of assignee the within Note of BANK OF AMERICA, N.A. and all rights thereunder and does hereby irrevocably constitute and appoint

_____________________________________Attorney

to transfer the said Note on the books of the within-named Issuer, with full power of substitution in the premises

Dated:________________

SIGNATURE GUARANTEED:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of this Note.

A2-9

Exhibit B to

Global Agency Agreement

[FORM OF TEMPORARY BEARER GLOBAL NOTE]

BANK OF AMERICA, N.A.

TEMPORARY GLOBAL BANK NOTE

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.]1

THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

THIS NOTE IS A TEMPORARY GLOBAL NOTE IN BEARER FORM, WITHOUT COUPONS, EXCHANGEABLE FOR A BEARER NOTE IN PERMANENT GLOBAL FORM. THE RIGHTS ATTACHING TO THIS TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A PERMANENT GLOBAL NOTE, ARE AS SPECIFIED HEREIN AND IN THE AGENCY AGREEMENT (AS DEFINED HEREIN).

[1]	Modify legend, as appropriate, for any bank notes in bearer form offered under exemptions other than Regulation S.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS A SENIOR NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

IF THIS NOTE IS A SUBORDINATED NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.

THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

THIS NOTE IS OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

Common Code:	ISIN No.:
Principal Amount: [$]____

BANK OF AMERICA, N.A.

[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]

TEMPORARY GLOBAL BANK NOTE

ORIGINAL ISSUE DATE[2]:	☐ This Note is an Extendible Note. [See attached Rider]
SPECIFIED CURRENCY:	☐ This Note is an Extension of Maturity Note. [See attached Rider]
☐ U.S. Dollars ☐ Other (specify):	☐ This Note is an Amortizing Note.

☐ FIXED RATE NOTE
☐ FLOATING RATE NOTE
☐ INDEXED NOTE [See attached Rider]
☐ FLOATING RATE/FIXED RATE NOTE

☐ SENIOR NOTE
☐ SUBORDINATED NOTE

BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to the bearer hereof the principal amount specified above (or if this Note is designated as an Indexed Note above, the Principal Repayment Amount and/or the Supplemental Payment Amount calculated in accordance with the provisions set forth in the Pricing Supplement or Indexed Payment Rider, as applicable, attached hereto (referred to collectively as the “Pricing Supplement”)) as adjusted in accordance with Schedules 1 and 2 hereto, on the Stated Maturity Date3 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if this Note is designated as a “Fixed Rate Note” above, (ii) in accordance with the provisions set forth on the reverse hereof under the Section 2(b), if this Note is designated as a “Floating Rate Note” above, (iii) in accordance with

[2]

The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[3]

This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be extended at the option of the holder, or if the Issuer may elect the extension of Maturity of the Notes of a series, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be extended, changes in the interest rate, if any, and requirements for notice.

the provisions set forth on the reverse hereof in Section 2(c), if this Note is designated as a “Floating Rate/Fixed Rate Note” above, or (iv) in accordance with the provisions set forth in the Pricing Supplement, if this Note is designated as an “Indexed Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified in the Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates on this Note specified in the Pricing Supplement. “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

This Global Note is a Temporary Global Note in bearer form without interest coupons and is one of a duly authorized issue of senior or subordinated Notes of the Issuer issued and to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007 (the “Agency Agreement”) among the Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and as London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.

The Issuer and any Paying Agent may (except as otherwise required by law) deem and treat the bearer of this Note as the absolute owner hereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft hereof) for all purposes but, in the case of this Global Note, without prejudice to the provisions set out in the next paragraph.

So long as this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg, each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of Notes represented by this Global Note (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing on the account of any person shall be conclusive and binding for all purposes, except in the case of manifest error) shall be treated by the Issuer, the London Paying Agent, and any other Agent as the holder of such nominal amount of such Notes for all purposes, except with respect to the payment of principal, premium, if any, interest, or any other amounts payable on the Notes, the bearer of this Global Note shall be treated by the Issuer, the London Paying Agent and any other Agent as the holder of such Notes in accordance with and subject to the terms of this Global Note (the expressions “noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by this Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.

On any redemption, repayment or purchase and cancellation of any of the Notes represented by this Global Note, the Issuer shall procure that details of such redemption, repayment or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto recording any such redemption, repayment or purchase and cancellation (as the case may be) and shall be signed by or on behalf of the Issuer. Upon any such redemption, repayment or purchase and cancellation, the principal amount of such Notes represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed, repurchased or purchased and cancelled.

Prior to the Exchange Date (as defined below), all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the London Paying Agent by Euroclear or Clearstream, Luxembourg, a certificate, substantially in the form set out in Exhibit J to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a particular principal amount of the Notes (as shown by its records) a certificate in or substantially in the form of the certificate as set out in Exhibit K to the Agency Agreement. Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make the entries referred to in the paragraph above shall not affect such discharge. After the Exchange Date, the bearer of this Global Note will not be entitled to receive any payment of interest hereon.

On or after the Exchange Date (as defined below), this Global Note may be exchanged in whole or in part (free of charge) for either (a) a Permanent Global Note which is in or substantially in the form set out in Exhibit C of the Agency Agreement (together with the Pricing Supplement attached to it), upon notice being given by a relevant clearing system acting on the instructions of any holder of an interest in this Global Note or (b) under certain limited circumstances described in Section 8 of the Agency Agreement, security printed Definitive Notes and (if applicable) Coupons, Talons and/or Receipts in the form set out in Exhibits D, E, F and G, respectively, of the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the terms of the Pricing Supplement have been incorporated in such Definitive Notes). The “Exchange Date” for this Global Note will normally be the 40th day after the later of the date on which the Issuer receives the proceeds of the sale of the Global Note and the closing date for the Global Note. However, if the Issuer, a selling agent or any distributor, as defined in U.S. Treasury Regulation Sec. 1-163(c)(2)(i)(D)(4), holds a Note represented by this Global Note as part of an unsold allotment or subscription for more than 40 days after the later of the date on which the Issuer receives the proceeds of the sale of the Global Note and the closing date for the Global Note, the Exchange Date with respect to such Note will be the day after the date on which the Issuer, selling agent or distributor sells such Note.

This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London. The Issuer shall procure that Definitive Notes and interests in the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the London Issuing Agent by Euroclear or Clearstream, Luxembourg a certificate, substantially in the form set out in Exhibit J to the Agency Agreement, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular principal amount of the Notes (as shown by its records) a certificate from such person in or substantially in the form of the certificate set out in Exhibit K to the Agency Agreement, unless such certificate has already been given in accordance with the above provisions. The aggregate principal amount of interests in a Permanent Global Note issued upon exchange of this Global Note subject to the terms hereof, will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note).

Any such exchanges will be made upon presentation of this Global Note by the bearer hereof at the offices of the London Issuing Agent (or at such other place outside the United States and its possessions as the London Issuing Agent may agree). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the London Issuing Agent. On an exchange of only part of this Global Note, the Issuer shall procure that details of such exchange shall be entered in Schedule 2 hereto and the relevant space in Schedule 2 hereto recording such exchange and shall be signed by or on behalf of the Issuer and the principal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the principal amount so exchanged.

If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Global Note, further Notes presented by this Global Note are to be exchanged for interests in a Permanent Global Note, such exchange may be effected, subject as provided herein, without the issue of a new Permanent Global Note, by the Issuer or its agent endorsing Schedule 2 of the Permanent Global Note by an amount equal to the aggregate principal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Talons and Receipts in the form set out in Exhibits D, E, F and G, respectively, to the Agency Agreement.

Notwithstanding any provision to the contrary contained in this Temporary Global Note, the Issuer irrevocably agrees, for the benefit of such noteholders and their successors and assigns, that each noteholder or its successors or assigns may file without the consent and to the exclusion of the bearer hereof, any claim, take any action or institute any proceeding to enforce directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Note represented by this Temporary Global Note which is credited to such noteholder’s securities account with Euroclear or Clearstream, Luxembourg without production of this Temporary Global Note; provided that the bearer hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note.

Until exchanged in full for the Permanent Global Note, this Temporary Global Note in all respects shall be entitled to the same benefits under, and subject to the same terms and conditions of, the Agency Agreement as the Permanent Global Note authenticated and delivered hereunder, except that neither the holder hereof nor the beneficial owners of this Temporary Global Note shall be entitled to receive payment of interest hereon.

Subject to any fiscal or other laws and regulations applicable thereto in the place of payment, payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the principal financial center of the country of such Specified Currency, and payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that, in either case, a check or a credit or transfer, as applicable, may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of the Issuer or any Paying Agent.

If at the time of payment the Specified Currency is not legal tender for the payment of public and private debts, the Issuer will make payments in (a) such other coin or currency of the country that issued such Specified Currency or (b) if the Specified Currency is the euro, the successor currency under applicable law, in each case as at the time of such payment is legal tender for payment of debts. Unless otherwise specified in the Pricing Supplement, and except as described below, generally holders are not entitled to receive payments in U.S. dollars of an amount due in another Specified Currency.

Except as provided below, payments of principal of, and premium, if any, and interest on this Global Note will be made outside the United States and its possessions against presentation or surrender, as the case may be, of this Global Note at the office of the London Paying Agent maintained for that purpose, subject to the requirements for certification provided herein. The London Paying Agent will record on this Global Note each payment made against presentation or surrender of the Note, distinguishing between any payment of principal and premium, if any, and any payment of interest, and such record shall be prima facie evidence that the payment has been made.

Payment on this Note will not be made: (i) at any office or agency of the Issuer in the United States or its possessions; (ii) by check mailed to any address in the United States or its possessions; or (iii) by wire transfer to an account maintained with a bank located in the United States or its possessions; provided, however, that U.S. dollar payments with respect to this Global Note may be made at the specified office of a paying agent in the United States or its possessions if: (A) the Issuer has appointed paying agents with specified offices outside the United States and its possessions with the reasonable expectation that such paying agents will be able to make payment of the full amount of principal, premium, if any, interest, or any other amounts payable on the bank notes in the manner provided above when due in U.S. dollars at such specified offices; (B) payment of the full amount due of such principal, premium, if any, interest, or any other amounts payable, at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and (C) such payment is then permitted under U.S. law without involving, in the Issuer’s opinion, adverse tax consequences for the Issuer.

The bearer of this Global Note shall be the only person entitled to receive payments with respect hereto, and the Issuer shall be discharged by payment to, or to the order of, the bearer of this Global Note with respect to each amount so paid. Each person in the records of Euroclear or Clearstream, Luxembourg as the beneficial owner of a particular nominal amount of this Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment so made by the Issuer to, or to the order of, the bearer of this Global Note. No person other than the bearer hereof shall have any claim against the Issuer with respect to payments due hereon.

If the date for payment of any amount with respect to this Note is not a Payment Business Day (as defined below) in the place of presentation, the holder of this Note shall not be entitled to payment of the amount due until the next succeeding Payment Business Day. Except as provided otherwise herein for floating-rate notes, the holder shall not be entitled to further interest or other payment with respect to such delay. For these purposes, unless otherwise specified in the Pricing Supplement, “Payment Business Day” means any Business Day which is also a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchanges and foreign currency deposits) in the relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) or any additional financial center specified in the Pricing Supplement.

Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.

This Note will become void unless presented for payment within a period of two years from the date on which such payment first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the London Paying Agent or other applicable paying agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the noteholder.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Pricing Supplement attached hereto.

This Temporary Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the London Issuing Agent acting in accordance with the Agency Agreement.

IN WITNESS WHEREOF, Bank of America, N.A. has caused this Temporary Global Note to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Temporary Global Note is one of the Notes referred to in the within-mentioned Agency Agreement and is authenticated by or on behalf of the London Issuing Agent.

Dated:	DEUTSCHE BANK AG, LONDON BRANCH
as London Issuing Agent

By:
Authorized Signatory

By:
Authorized Signatory

[ATTACH PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER, AS APPLICABLE]

[Reverse of Note]

BANK OF AMERICA, N.A.

(TEMPORARY GLOBAL BANK NOTE)

SECTION 1. General. This Note is one of the Notes issued pursuant to an Offering Circular dated July 25, 2007 for the offer and sale of up to U.S.$75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.

The Issuer has initially appointed Deutsche Bank AG, London Branch, to act as London Paying Agent in respect of this Note. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the office or agency of the London Paying Agent.

SECTION 2. Interest Provisions.

(a) Fixed Rate Notes. If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise specified in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be.

Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity less than one year and is payable in U.S. dollars, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity of one year or more and is payable in U.S. dollars, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in a Specified Currency other than U.S. dollars, interest will be computed on the basis of the Actual/Actual (ISMA) Fixed Day Count Convention.

“Actual/Actual (ISMA) Fixed Day Count Convention” means:

(a)	in the case of fixed-rate notes where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from and including the interest commencement date, which unless specified otherwise in the Pricing Supplement shall be the Original Issue Date) to, but excluding, the relevant payment date (referred to as the “accrual period”) is equal to or shorter than the determination period (as defined below) during which the accrual period ends, the number of days in the accrual period divided by the product of (1) the number of days in that determination period and (2) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

(b)	in the case of fixed-rate notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1) the number of days in that accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and

(2) the number of days in that accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.

“Determination period” means the period from and including a determination date to but excluding the next determination date (including, where either the interest commencement date or the final Interest Payment Date is not a determination date, the period commencing on the first determination date prior to, and ending on the first determination date falling after, such date).

“Determination date” means each date specified in the Pricing Supplement or, if none is specified, each Interest Payment Date.

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

(b) Floating Rate Notes. If this Note is designated as a “Floating Rate Note” on face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified on the face hereof, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next Interest Payment

Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, at a rate per annum determined in accordance with the provisions hereof and the Pricing Supplement, until payment of such principal sum has been made or duly provided for. If this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise provided in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).

As set forth in the Pricing Supplement, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.

The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the Euro-zone interbank offered rate, or “EURIBOR,” (iv) the prime rate, (v) the treasury rate or (v) such other rate as is described in the Pricing Supplement.

Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the Pricing Supplement, (i) plus or minus the Spread, if any, specified in the Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).

If “ISDA Rate” is specified in the Pricing Supplement, the rate of interest on this Note for each Interest Period will be the relevant ISDA Rate plus or minus the margin, if any, specified in the Pricing Supplement. Unless specified otherwise in the Pricing Supplement, “ISDA Rate” means, with respect to any Interest Period, the rate equal to the Floating Rate that would be determined by the Calculation Agent pursuant to an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for such swap transaction in accordance with the terms of an agreement in the form of any ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (including any Annexes thereto, the “ISDA Agreement”) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the 2006 ISDA definitions, as amended, updated, or replaced as at the issue date of the first tranche of bank notes of the relevant series (the “2006 ISDA Definitions”) published by the International Swaps and Derivatives Association, Inc. and under which: (i) the Floating Rate Option is as specified in the Pricing Supplement; (ii) the Designated Maturity is the period specified in the Pricing Supplement; and (iii) the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on LIBOR or EURIBOR for a currency, the first day of such interest period or (b) in any other case, as specified in the Pricing Supplement. Where “ISDA Rate” is specified, interest will be payable on each Interest Payment Date specified in the Pricing Supplement or, if no express Interest Payment Dates are specified, on each date which falls at the end of the number of months or other period specified as the interest period in the Pricing Supplement after the preceding Interest Payment Date (or after the Original Issue Date, in the case of the first such date). As used in this paragraph, “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings ascribed to those terms in the 2006 ISDA Definitions.

The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the Pricing Supplement computes the amount of interest owed on this Note for the related Interest Period. Unless otherwise specified in the Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.

The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified in the Pricing Supplement, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. Unless otherwise specified herein or in the Pricing Supplement, if any Interest Reset Date specified in the Pricing Supplement (including the Initial Interest Reset Date, as specified in the Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the Pricing Supplement, in the case of a LIBOR note or a EURIBOR note, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.

Unless otherwise specified in the Pricing Supplement: (i) the “Interest Determination Date” with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date, unless the Index Currency specified in the Pricing Supplement is Pounds Sterling, in which case the Interest Determination Date will be the Interest Reset Date; (iii) the “Interest Determination Date” with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

For a Note whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is applicable.

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest will be made on the next succeeding Business Day. However, unless otherwise specified in the Pricing Supplement, if this Note has as its Base Rate LIBOR or EURIBOR, as described below, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on this Note. Unless otherwise specified in the Pricing Supplement, if the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.

Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the Pricing Supplement, the daily interest factor will be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Pricing Supplement is “30/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 360 if the Day Count Convention specified in the Pricing Supplement is “Actual/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 365, or in the case of an Interest Payment Date falling in a leap year, 366, if the Day Count Convention specified in the Pricing Supplement is “Actual/Actual” for the period specified thereunder. If no Day Count Convention is specified in the Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Notes that have as a Base Rate the federal funds rate, LIBOR, EURIBOR, the prime rate, or any other rate other than the treasury rate, as if “Actual/360” had been specified in the Pricing Supplement; and (ii) for Notes that have the treasury rate as a Base Rate, as if “Actual/Actual” had been specified in the Pricing Supplement.

All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, if the Specified Currency is U.S. dollars, or to the nearest corresponding hundredth of a unit, if the Specified Currency is other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).

Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Pricing Supplement.

The Calculation Agent shall calculate the interest rate hereon in accordance with the procedures described below on or before each calculation date. At the request of the holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the designated LIBOR page in the Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:

•

The Calculation Agent will select four major banks in the London interbank market, after consultation with us. On the Interest Determination Date, those four banks will be requested to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, the Calculation Agent will select, after consultation with us, three major banks in New York City. On the Interest Determination Date, those three banks will be requested to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

Determination of EURIBOR. EURIBOR means, for any Interest Determination Date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the Pricing Supplement, as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace such page (“Reuters Page EURIBOR01”), as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If no offered rate appears on Reuters Page EURIBOR01 on an Interest Determination Date at approximately 11:00 A.M., Brussels time, then the Calculation Agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate at which deposits in euro having the Index Maturity specified in the Pricing Supplement are offered to prime banks in the Euro-zone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•

If fewer than two quotations are provided, then the Calculation Agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Euro-zone interbank market for a period of time equivalent to the Index Maturity specified in the Pricing Supplement commencing on that Interest Reset Date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If three quotations are not provided, EURIBOR for that Interest Determination Date will be equal to EURIBOR for the immediately preceding interest period.

“Euro-zone” means the region comprising Member States of the European Union that have adopted the euro as their single currency in accordance with the Treaty establishing European Community, as amended.

Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the Pricing Supplement, as specified under the caption “Investment Rate” on the display on Reuters, or any successor service, on page USAUCTION 10/11 or any other page as may replace such page.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•

If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Calculation Agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•

If the dealers selected by the Calculation Agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.

The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:

•

if “Federal Funds (Effective) Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•

if “Federal Funds Open Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•	if “Federal Funds Target Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters, or any successor service, on page USFFTARGET= or any other page as may replace the specified page on that service (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

Determination of Prime Rate. The “prime rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Calculation Agent, after consultation with us.

•	If the banks selected by the Calculation Agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

(c) Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note may bear interest at a fixed rate for a specified period and at a floating rate for a specified period, in each case calculated as set forth in (a) and (b) above, as applicable, and in the Pricing Supplement.

SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

SECTION 4. Optional Redemption. If so specified in the Pricing Supplement, this Note may be redeemed at the option of the Issuer on any date on and after the Initial Redemption Date, if any, specified in the Pricing Supplement (the “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED BELOW IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE. If so specified in the Pricing Supplement, on and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Issuer at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the Redemption Date, on notice given not more than 60 nor less than 30 calendar days (unless specified otherwise in the Pricing Supplement) prior to the Redemption Date; provided, however, that in the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued to the bearer hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Registrar by such method as such Registrar shall deem fair and appropriate. If this Note is redeemable at the option of the Issuer, then if so specified in the Pricing Supplement, the “Redemption Price” initially shall be the Initial Redemption Percentage specified in the Pricing Supplement of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

From and after any redemption date, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such redemption date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed at the option of the Issuer prior to the Stated Maturity Date without the prior written approval of the United States Office of the Comptroller of the Currency (the “OCC”) or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the bearer on the Optional Repayment Date(s), if any, specified in the Pricing Supplement. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE BEARER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise provided in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the bearer hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. For this Note to be repaid in whole or in part at the option of the bearer hereof on any Optional Repayment Date, this Note must be presented, with the form attached hereto entitled “Option to Elect Repayment” duly completed, at the offices of the London Paying Agent not more than 60 nor less than 30 days prior to the Optional Repayment Date. Upon such proper presentment, this Note will be repaid on the Optional Repayment Date, subject to the provisions hereof governing payments. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued to the bearer hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the holder bearer shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest and the bearer’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be repaid at the option of the holder prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 6. Additional Amounts. All payments of principal, premium, if any, and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, except to the extent such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation, or enforcement of any such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If so specified in the Pricing Supplement, if a withholding or deduction at source is required, the Bank will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of this Note that is a “non-U.S. person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in items (1) through (13) below, unless specified otherwise in the Pricing Supplement.

(1) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote.

(5) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional Amounts will not be payable to any beneficial owner of this Note that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of this Note or any portion of this Note.

However, this exception to the obligation to pay Additional Amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of this Note or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay Additional Amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Issuer or any Paying Agent.

(9) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on the this Note if such payment can be made without such withholding by any other Paying Agent.

(13) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section or in the Pricing Supplement, the Issuer will not be required to make any payment of any tax, assessment, or other governmental charge with respect to this Note imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem this Note in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described above, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement, and the Issuer cannot avoid such obligation by taking reasonable measures available to it. No such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Before the Issuer delivers or publishes any notice of redemption for tax reasons, it will deliver to the applicable Paying Agent a certificate signed by the Issuer’s chief financial officer or a senior vice president stating that it is entitled to redeem this Note and that the conditions precedent, if any, to redemption have occurred.

Unless otherwise provided in the Pricing Supplement, any Note redeemed for tax reasons will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.

From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 8. Special Tax Redemption. If the Issuer determines that any payment made outside the United States by the Issuer or any Paying Agent in respect of this Note under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information, or other reporting requirement of any kind the effect of which is the disclosure to the Issuer, any Paying Agent, or any governmental authority of the nationality, residence, or identity of a beneficial owner of this Note who is a non-U.S. person (as defined above) (other than a requirement (1) that would not be applicable to a payment by the Issuer or any Paying Agent (x) directly to the beneficial owner, or (y) to a custodian, nominee, or other agent of the beneficial owner, (2) that can be satisfied by such custodian, nominee, or other agent certifying to the effect that the beneficial owner is a non-U.S. person, provided that, in any case referred to in clause (1)(y) or (2), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement, or (3) that would not be applicable to a payment by at least one Paying Agent), the Issuer shall at its option either: (i) redeem this Note in whole but not in part, at any time (in the case of bank notes other than floating-rate Notes) or on any Interest Payment Date (in the case of floating-rate Notes), at a redemption price equal to the principal amount of this Note (or, in the case of an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount of this Note determined as of the date of redemption), together with, if appropriate, interest accrued to but excluding the date of redemption; or (ii) if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.

The Issuer shall make its determination as soon as practicable and promptly publish notice thereof (the “determination notice”) stating the effective date of such certification, documentation, information, or other reporting requirement, whether it will redeem the Note or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of this Note must take place, as provided in the next succeeding sentence. If this Note is to be redeemed as described above, that redemption shall take place on such date, not later than one year after publication of the determination notice, as the Issuer shall elect by notice to the London Paying Agent at least 45 calendar days before the redemption date. Notice of such redemption of the Notes will be given to the noteholders not more than 60 nor less than 30 calendar days prior to the redemption date. Notwithstanding the foregoing, the Issuer shall not redeem the bank notes if it shall subsequently determine not less than 30 calendar days prior to the redemption date, that subsequent payments on the Notes would not be subject to any such certification, documentation, information, or other reporting requirement, in which case the Issuer shall give prompt notice of its subsequent determination, and any earlier redemption notice shall be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, documentation, information, or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect to pay such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of that requirement by the Issuer or any Paying Agent in respect of this Note of which the beneficial owner is a non-U.S. person (but without any requirement that the nationality, residence, or identity, other than status as a non-U.S. person, of such beneficial owner be disclosed to the Issuer, any paying agent, or any governmental authority), after deduction or withholding for or on account of that backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (1) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (2) is imposed as a result of the presentation of this Note for payment more than 15 calendar days after the date on which that payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in this Note to be then due and payable. If the Issuer elects to pay Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem this Note in whole, but not in part, at any time (in the case of bank notes other than floating-rate Notes) or on any Interest Payment Date (in the case of floating-rate Notes), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Issuer elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem this Note pursuant to the provisions of the immediately preceding paragraph.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 9. Modification and Waivers. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer thereunder. In addition, the terms and conditions of this Note may be modified, amended or supplemented by the Issuer, without the consent of the holder hereof: (i) to evidence succession of another party to the Issuer, and such party's assumption of the Issuer's obligations under this Note, upon the occurrence of a merger or consolidation, or transfer, sale or lease of assets as described below in Section 11; (ii) to add additional covenants, restrictions or conditions for the protection of the holder hereof; (iii) to relax or eliminate the restrictions on payment of principal and interest in respect hereof in the United States, provided that such payment is permitted by U.S. tax laws and regulations then in effect and provided that no adverse tax consequences would result to the holder of this Note; (iv) to cure ambiguities in this Note, or correct defects or inconsistencies in the provisions hereof; (v) to reflect the replacement of any Agent, or the assumption, by the Issuer or any substitute Agent, of some or all of any such Agent's responsibilities under the Agency Agreement; (vi) to evidence the replacement or change of address of the depository or clearing system noted hereon; (vii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, or upon prepayment or redemption of the Note, to reduce the principal amount of the Note to reflect the payment, prepayment or redemption of a portion of the outstanding principal amount of the Note; (viii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, to reflect any change in the Stated Maturity Date of the Note in accordance with the terms hereof; (ix) to reflect the issuance in exchange herefor, in accordance with the terms hereof, of one or more definitive Notes; or (x) to permit further issuances of bank notes in accordance with the terms of the distribution agreement among the Issuer and the selling agents party thereto. However, this Note may not be modified or amended without the express written consent of the holder and, if applicable, the OCC or other then primary federal regulator (to the extent such consent is required under applicable law or regulation), to: (i) change the Stated Maturity Date, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (ii) extend the time of payment for the premium, if any, or interest on this Note, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (iii) change the coin or currency in which the principal of, premium (if any), interest, or other amounts payable (if any) on this Note is payable; (iv) reduce the principal amount of this Note or the interest rate hereon, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed or upon prepayment or redemption as provided in this Note; (v) change the method of payment for this Note to other than wire transfer in immediately available funds; (vi) impair the right of the holder hereof to institute suit for the enforcement of payments of principal of, premium (if any), interest, or other amounts payable (if any) on this Note; (vii) change the definition of “Event of Default” below or otherwise eliminate or impair any remedy available hereunder upon the occurrence of any Event of Default; or (viii) modify the provisions governing the amendment of this Note. Any instrument given by or on behalf of the holder of this Note in connection with any consent to such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of this Note. Any modifications, amendments or waiver to the Agency Agreement or the provisions of this Note made in accordance with the terms of the Agency Agreement or the terms hereof, as applicable, shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon this Note.

Any action by the bearer of this Note shall bind all future bearers of this Note and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Paying Agents in pursuance of such action.

Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Agency Agreement or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the London Issuing Agent and delivered in exchange for this Note. Notes are deemed to be “outstanding” as of any date of determination if, as of any date of determination, they have been authenticated and delivered, except (i) those which have been redeemed in full in accordance with their terms and the Agency Agreement; (ii) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of the London Paying Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the holder of this Note in accordance with the terms hereof and of the Agency Agreement; (iii) those which have been canceled or delivered to the applicable Agent for cancellation; or (iv) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms.

SECTION 10. Obligations Unconditional. No reference herein to the Agency Agreement and no provision of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 11. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the surviving entity in such consolidation or merger, or the person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer substantially as an entirety, shall be a bank, corporation, limited liability company or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable (if any) on this Note, and the performance or observance of every provision of this Note on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Issuer as set forth herein, and no event which, after notice or the lapse of time or both, would become an Event of Default with respect to the Issuer, shall have happened and be continuing.

SECTION 12. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon exchange or partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of €50,000 (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 13. Events of Default.

(a) Senior Notes. If this Note is a Senior Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Senior Note: (a) a default in the payment of any interest upon this Senior Note when due, which continues for 30 calendar days; (b) a default in the payment of any principal of or premium, if any, upon this Senior Note when due; (c) a default in the performance of any covenant or agreement of the Issuer contained herein which, unless otherwise specified herein, continues for 90 calendar days; (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (e) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default with respect to this Senior Note shall occur and be continuing, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Senior Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Senior Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.

(b) Subordinated Notes. If this Note is a Subordinated Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Subordinated Note: (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default with respect to this Subordinated Note shall occur and be continuing, and any prior written consent of the OCC is obtained before acceleration, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Subordinated Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Subordinated Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.

Payment of principal of, the interest accrued on or other amounts then payable on, this Subordinated Note may not be accelerated in the case of a default in the payment of principal, interest or other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal on, the interest accrued on or other amounts then payable on, this Subordinated Note may be accelerated only in the case of the bankruptcy or insolvency of the Issuer. Notwithstanding anything herein to the contrary, to the extent then required under applicable capital regulations of the OCC, no payment may be made on this Subordinated Note after an acceleration resulting from an Event of Default with respect to this Subordinated Note without the prior approval of the OCC.

SECTION 14. Subordination. If this Note is a Subordinated Note, as indicated on the face hereof, the indebtedness of the Issuer evidenced by this Subordinated Note, including the principal, premium (if any), interest, or other amounts payable (if any), shall be subordinate and junior in right of payment to its obligation to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the United States Federal Reserve Bank, the United States Federal Deposit Insurance Corporation (the “FDIC”), and to any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of the Issuer’s assets by the FDIC pursuant to the provisions of 12 U.S.C. Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium (if any), interest, or other amounts payable (if any) on, this Subordinated Note. In the event of any such proceedings, after payment in full of all sums owing such prior obligations, the holder of this Subordinated Note, together with any obligations of the Issuer ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal hereof and any unpaid premium (if any), interest, and other amounts payable (if any) before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Subordinated Note.

Notwithstanding any other provisions of this Subordinated Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the

Issuer, it is expressly understood and agreed that the OCC or any receiver or conservator of the Issuer appointed by the OCC as to its assets shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer or the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Subordinated Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest and premium, if any (and any other amounts payable), on this Subordinated Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due to or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder of this Subordinated Note to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest, principal, or other amounts previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of this Subordinated Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

SECTION 15. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of, and premium, if any, and interest on, this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in (x) such other coin or currency of the country that issued such Specified Currency or (y) (if such Specified Currency is the euro) the successor currency under applicable law, in each case as at the time of such payment is legal tender for the payment of debts.

In the event the Specified Currency indicated on the face hereof has been replaced by another currency (a “Replacement Currency”), any amount due pursuant to this Note may be repaid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may be redenominated in euro, if subsequent to the issuance of this Note, such state participates in the European monetary union, as indicated in the Pricing Supplement. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination.

If the Specified Currency indicated on the face hereof is other than U.S. dollars, if the Issuer determines that a payment hereon cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country, such payment will be made outside the United States in U.S. dollars by a check drawn on or by credit or transfer to an account maintained by the holder hereof with a bank located outside the United States. The London Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination is made. The amount of U.S. dollars to be paid in connection with any payment shall be the amount of U.S. dollars that could be purchased by the London Paying Agent with the amount of the Specified Currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. dollars (for delivery in the principal financial center of the Specified Currency two business days later) quoted by that bank at 10:00 A.M., local time in the Principal Financial Center of the Specified Currency on the second Business Day prior to the date the payment is due.

Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an “Event of Default” with respect to this Note.

SECTION 16. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount of this Note (as defined below) as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (A) the Issue Price (as set forth in the Pricing Supplement) plus (B) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.

SECTION 17. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms specified in the Pricing Supplement.

SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the London Issuing Agent and such other documents or proof as may be required by the Issuer and the applicable Registrar shall be delivered to the London Issuing Agent, the London Issuing Agent shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the London Issuing Agent that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the applicable Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 20. Defined Terms. All terms used in this Note which are defined in the Agency Agreement and are not otherwise defined in this Note shall have the meanings assigned to them in the Agency Agreement.

Unless specified otherwise in the Pricing Supplement, “Business Day” means a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(b) for all Notes, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England;

(c) for any Note denominated in euro or any Note where the base rate is EURIBOR (as defined in the Note), also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating; and

(d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Principal Financial Center of the country of the specified currency (if other than London).

Unless specified otherwise in the Pricing Supplement, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

[OPTION TO ELECT REPAYMENT]

[To be completed, based upon the terms of the applicable Notes.]

[EXTENDIBLE NOTE RIDER]

[To be completed, based on the terms of the applicable Notes.]

[EXTENSION OF MATURITY NOTE]

[To be completed, based on the terms of the applicable Notes.]

Schedule 1 to the

Temporary Global Note

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

First*

*	Continue renumbering until the appropriate number of interest payments for the particular Tranche of Notes is reached.

PART II

INSTALLMENT PAYMENTS

Installment Date	Date of Payment	Total of Installment Amounts Payable	Amount of Installment Amounts Paid	Remaining principal amount of this Global Note following such payment[4]	Confirmation of payment by or on behalf of the Issuer

First*

[4]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.
*	Continue renumbering until the appropriate number of installment payments for the particular Tranche of Notes is reached.

PART III

REDEMPTIONS

Date of Redemption	Total principal amount of this Global Note to be redeemed	Principal amount redeemed	Remaining principal amount of this Global Note following such redemption[5]	Confirmation of redemption by or on behalf of the Issuer

[5]	See most recent entry in Part II, III, or IV of Schedule 1 or Schedule 2 in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of principal amount of this Global Note purchased and cancelled	Remaining principal amount of this Global Note following such purchase and cancellation[6]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[6]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

Schedule 2 to the

Temporary Global Note

SCHEDULE OF EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or Notes represented by a Permanent Global Note have been made:

Date of Exchange	Principal amount of this Global Note exchanged for Definitive Notes or Notes represented by a Permanent Global Note	Remaining Principal Amount of this Global Note following such exchange[7]	Notation made by or on behalf of the Issuer

[7]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

Exhibit C to

Global Agency Agreement

[FORM OF PERMANENT BEARER GLOBAL NOTE]

BANK OF AMERICA, N.A.

PERMANENT GLOBAL BANK NOTE

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.]1

THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

IF THIS NOTE IS A SENIOR NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL

[1]	Modify legend, as appropriate, for any bank notes in bearer form offered under exemptions other than Regulation S.

OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.

IF THIS NOTE IS A SUBORDINATED NOTE, AS INDICATED ON THE FACE HEREOF, THIS NOTE A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.

THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS SOLD IN MINIMUM DENOMINATIONS AS NOTED HEREIN AND IN THE PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER ATTACHED HERETO AND CANNOT BE EXCHANGED FOR NOTES IN SMALLER DENOMINATIONS. EACH OWNER OF A BENEFICIAL INTEREST IN THIS NOTE IS REQUIRED TO HOLD A BENEFICIAL INTEREST OF A PRINCIPAL AMOUNT OF THIS NOTE EQUAL TO THE MINIMUM AUTHORIZED DENOMINATION AT ALL TIMES.

THIS NOTE IS OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND EACH PURCHASER OF A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED TO BANK OF AMERICA, N.A. THAT IT IS AN ACCREDITED INVESTOR AND THAT IT IS PURCHASING SUCH INTEREST FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR.

Common Code:	ISIN No.:
Principal Amount: [$]____

BANK OF AMERICA, N.A.

[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]

PERMANENT GLOBAL BANK NOTE

ORIGINAL ISSUE DATE[2]:	☐ This Note is an Extendible Note. [See attached Rider]
SPECIFIED CURRENCY:	☐ This Note is an Extension of Maturity Note. [See attached Rider]

☐ U.S. Dollars	☐ This Note is an Amortizing Note.
☐ Other (specify):

☐ FIXED RATE NOTE
☐ FLOATING RATE NOTE
☐ INDEXED NOTE [See attached Rider]
☐ FLOATING RATE/FIXED RATE NOTE

☐ SENIOR NOTE
☐ SUBORDINATED NOTE

BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (herein called the “Issuer,” which term includes any successor corporation), for value received, hereby promises to pay to the bearer hereof the principal amount specified above (or if this Note is designated as an Indexed Note above, the Principal Repayment Amount and/or the Supplemental Payment Amount calculated in accordance with the provisions set forth in the Pricing Supplement or Indexed Payment Rider, as applicable, attached hereto (referred to collectively as the “Pricing Supplement”)) as adjusted in accordance with Schedules 1 and 2 hereto, on the Stated Maturity Date3 specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon (i) in accordance with the provisions set forth on the reverse hereof in Section 2(a), if this Note is designated as a “Fixed Rate Note” above, (ii) in accordance with the provisions set forth on the reverse hereof under the Section 2(b), if this Note is designated as a “Floating Rate Note” above, (iii) in accordance with

[2]

The form provides that interest, if any, will accrue from the Original Issue Date. In the event a series of Notes is reopened, interest will accrue from the Original Issue Date for all tranches of Notes of that series. However, in the event a series of Notes is reopened, the authentication date for each tranche of Notes will be the date that tranche of Notes is settled, which may be different from the Original Issue Date.

[3]

This form provides for Notes that will mature only on a specified date. If the Maturity of Notes of a series may be extended at the option of the holder, or if the Issuer may elect the extension of Maturity of the Notes of a series, the form, as used, will be modified by the applicable Rider attached to this Note to provide for additional terms relating to such renewal or extension, as the case may be, including the period or periods for which the Maturity may be extended, changes in the interest rate, if any, and requirements for notice.

the provisions set forth on the reverse hereof in Section 2(c), if this Note is designated as a “Floating Rate/Fixed Rate Note” above, or (iv) in accordance with the provisions set forth in the Pricing Supplement, if this Note is designated as an “Indexed Note” above, in each case as such provisions may be modified or supplemented by the terms and provisions set forth in the Pricing Supplement, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest at the Default Rate per annum specified in the Pricing Supplement on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified in the Pricing Supplement, the Default Rate shall be the fixed or floating Interest Rate or Interest Rates on this Note specified in the Pricing Supplement. “Maturity,” when used herein, means the date on which the principal of this Note or an installment of principal becomes due and payable in full in accordance with the terms of this Note and of the Agency Agreement, whether at the Stated Maturity Date or by declaration of acceleration, call for redemption, prepayment at the holder’s option or otherwise.

This Global Note is a Permanent Global Note in bearer form without interest coupons and is one of a duly authorized issue of senior or subordinated Notes of the Issuer issued and to be issued in one or more series under the Global Agency Agreement dated as of July 25, 2007 (the “Agency Agreement”) among the Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and as London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.

The Issuer and any Paying Agent may (except as otherwise required by law) deem and treat the bearer of this Note as the absolute owner hereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft hereof) for all purposes but, in the case of this Global Note, without prejudice to the provisions set out in the next paragraph.

So long as this Global Note is held on behalf of Euroclear or Clearstream, Luxembourg, each person who is shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of Notes represented by this Global Note (any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes standing on the account of any person shall be conclusive and binding for all purposes, except in the case of manifest error) shall be treated by the Issuer, the London Paying Agent, and any other Agent as the holder of such nominal amount of such Notes for all purposes, except with respect to the payment of principal, premium, if any, interest, or any other amounts payable on the Notes, the bearer of this Global Note shall be treated by the Issuer, the London Paying Agent and any other Agent as the holder of such Notes in accordance with and subject to the terms of this Global Note (the expressions “noteholder” and “holder of Notes” and related expressions shall be construed accordingly). Notes which are represented by this Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear or Clearstream, Luxembourg, as the case may be.

On any redemption, repayment or purchase and cancellation of any of the Notes represented by this Global Note, the Issuer shall procure that details of such redemption, repayment or purchase and cancellation (as the case may be) shall be entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto recording any such redemption, repayment or purchase and cancellation (as the case may be) and shall be signed by or on behalf of the Issuer. Upon any such redemption, repayment or purchase and cancellation, the principal amount of such Notes represented by this Global Note shall be reduced by the principal amount of the Notes so redeemed, repurchased or purchased and cancelled.

The Notes represented by this Global Note were represented originally by one or more Temporary Global Notes (each Tranche of Notes comprised in the Series of Notes to which this Global Note relates having been represented originally by one Temporary Global Note). Unless any such Temporary Global Note was exchanged in whole on the issue date hereof, an interest in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for an interest in the Global Note. The Issuer shall procure that details of such exchange shall be entered in Schedule 2 hereto to reflect the increase in the aggregate principal amount of this Global Note due to each such exchange, whereupon the principal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

In certain circumstances, further bank notes may be issued which are intended on issue to be consolidated and form a single series with this Note. In such circumstances the Issuer shall procure that details of such further notes shall be entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto recording such exchange and shall be signed by or on behalf of the Issuer, whereupon the nominal amount of the Notes represented by this Global Note shall be increased by the nominal amount of any such Temporary Global Note so exchanged, and more than one Pricing Supplement reflecting the series may be attached to this Note to reflect the increased principal amount.

This Global Note may be exchanged in whole, but not in part (free of charge), for security printed Definitive Notes and (if applicable) Coupons, Talons and/or Receipts in the form set out in Exhibits D, E, F and G, respectively, of the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the terms of the Pricing Supplement have been incorporated in such Definitive Notes). This exchange will be made upon at least 60 days’ written notice being given to the London Issuing Agent by Euroclear and/or Clearstream, Luxembourg, acting on the instructions of any holder of an interest in the Global Note, upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the London Paying Agent specified above.

In addition, this Global Note may be exchanged in whole, but not in part (free of charge), for security printed Definitive Notes and (if applicable) Coupons, Talons and/or Receipts in the form set out in Exhibits D, E, F and G, respectively, of the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the terms of the Pricing Supplement have been incorporated on such Definitive Notes), under the limited circumstances provided in Section 8 of the Agency Agreement.

The aggregate principal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate principal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such principal amount does not exceed the aggregate principal amount of this Global Note most recently entered in the relevant column in Part II, III or IV of Schedule 1 or Schedule 2 hereto), provided that, subject as aforesaid, the first notice given to the London Paying Agent by Euroclear and Clearstream, Luxembourg shall give rise to the issue of Definitive Notes in exchange for the total amount of the Notes represented by this Global Note.

Any such exchanges will be made upon presentation of this Global Note by the bearer hereof at the offices of the London Issuing Agent (or at such other place outside the United States and its possessions as the London Issuing Agent may agree). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the London Issuing Agent.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Talons and Receipts in the form set out in Exhibits D, E, F and G, respectively, to the Agency Agreement (on the basis that all appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons).

Notwithstanding any provision to the contrary contained in this Permanent Global Note, the holder of this Permanent Global Note shall be the only person entitled to receive payments in respect to the Notes represented by this Permanent Global Note and the Issuer will be discharged by payment to, or to the order of, the holder of this Permanent Global Note in respect of each amount so paid. Any failure to make the entries referred to above shall not affect such discharge. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular principal amount of Notes represented by this Permanent Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer to, or to the order of, the holder of this Permanent Global Note. No person other than the holder of this Permanent Global Note shall have any claim against the Issuer in respect of any payments due on this Permanent Global Note.

Subject to any fiscal or other laws and regulations applicable thereto in the place of payment, payments in a Specified Currency other than euro will be made by transfer to an account in the relevant Specified Currency maintained by the payee with, or by a check in such Specified Currency drawn on, a bank in the principal financial center of the country of such

Specified Currency, and payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee; provided, however, that, in either case, a check or a credit or transfer, as applicable, may not be delivered to an address in, and an amount may not be transferred to an account at a bank located in, the United States or any of its possessions by any office or agency of the Issuer or any Paying Agent.

If at the time of payment the Specified Currency is not legal tender for the payment of public and private debts, the Issuer will make payments in (a) such other coin or currency of the country that issued such Specified Currency or (b) if the Specified Currency is the euro, the successor currency under applicable law, in each case as at the time of such payment is legal tender for payment of debts. Unless otherwise specified in the Pricing Supplement, and except as described below, generally holders are not entitled to receive payments in U.S. dollars of an amount due in another Specified Currency.

Except as provided below, payments of principal of, and premium, if any, and interest on this Global Note will be made outside the United States and its possessions against presentation or surrender, as the case may be, of this Global Note at the office of the London Paying Agent maintained for that purpose, subject to the requirements for certification provided herein. The London Paying Agent will record on this Global Note each payment made against presentation or surrender of the Note, distinguishing between any payment of principal and premium, if any, and any payment of interest, and such record shall be prima facie evidence that the payment has been made.

Payment on this Note will not be made: (i) at any office or agency of the Issuer in the United States or its possessions; (ii) by check mailed to any address in the United States or its possessions; or (iii) by wire transfer to an account maintained with a bank located in the United States or its possessions; provided, however, that U.S. dollar payments with respect to this Global Note may be made at the specified office of a paying agent in the United States or its possessions if: (A) the Issuer has appointed paying agents with specified offices outside the United States and its possessions with the reasonable expectation that such paying agents will be able to make payment of the full amount of principal, premium, if any, interest, or any other amounts payable on the bank notes in the manner provided above when due in U.S. dollars at such specified offices; (B) payment of the full amount due of such principal, premium, if any, interest, or any other amounts payable, at all such specified offices outside the United States and its possessions is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and (C) such payment is then permitted under U.S. law without involving, in the Issuer’s opinion, adverse tax consequences for the Issuer.

The bearer of this Global Note shall be the only person entitled to receive payments with respect hereto, and the Issuer shall be discharged by payment to, or to the order of, the bearer of this Global Note with respect to each amount so paid. Each person in the records of Euroclear or Clearstream, Luxembourg as the beneficial owner of a particular nominal amount of this Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment so made by the Issuer to, or to the order of, the bearer of this Global Note. No person other than the bearer hereof shall have any claim against the Issuer with respect to payments due hereon.

If the date for payment of any amount with respect to this Note is not a Payment Business Day (as defined below) in the place of presentation, the holder of this Note shall not be entitled to payment of the amount due until the next succeeding Payment Business Day. Except as provided otherwise herein for floating-rate notes, the holder shall not be entitled to further interest or other payment with respect to such delay. For these purposes, unless otherwise specified in the Pricing Supplement, “Payment Business Day” means any Business Day which is also a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchanges and foreign currency deposits) in the relevant place of presentation (and in the case of payment in euro in the place where the euro account specified by the payee is located) or any additional financial center specified in the Pricing Supplement.

Unless specified otherwise in the Pricing Supplement, this Note will not be subject to a sinking fund.

This Note will become void unless presented for payment within a period of two years from the date on which such payment first becomes due (the “Relevant Date”). However, if the full amount of the money payable has not been duly received by the London Paying Agent or other applicable paying agent on or prior to the Relevant Date, then the Relevant Date shall mean the date on which, after the full amount of such money has been so received, notice to that effect is duly given to the noteholder.

Reference is made to the further provisions of this Note set forth on the reverse hereof and in the Pricing Supplement attached hereto, which shall have the same effect as though fully set forth at this place. In the event of any conflict between the provisions contained herein or on the reverse hereof and the provisions contained in the Pricing Supplement attached hereto, the latter shall control. References herein to “this Note,” “hereof,” “herein” and comparable terms shall include the Pricing Supplement attached hereto.

This Permanent Global Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the London Issuing Agent acting in accordance with the Agency Agreement.

IN WITNESS WHEREOF, Bank of America, N.A. has caused this Permanent Global Note to be duly executed on its behalf, by manual or facsimile signature.

Dated:	BANK OF AMERICA, N.A.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This Permanent Global Note is one of the Notes referred to in the within-mentioned Agency Agreement and is authenticated by or on behalf of the London Issuing Agent.

Dated:	DEUTSCHE BANK AG, LONDON BRANCH
as London Issuing Agent

By:
Authorized Signatory

By:
Authorized Signatory

[ATTACH PRICING SUPPLEMENT OR INDEXED PAYMENT RIDER, AS

APPLICABLE]

[Reverse of Note]

BANK OF AMERICA, N.A.

(PERMANENT GLOBAL BANK NOTE)

SECTION 1. General. This Note is one of the Notes issued pursuant to an Offering Circular dated July 25, 2007 for the offer and sale of up to U.S.$75,000,000,000 aggregate principal amount of senior and subordinated bank notes at any one time outstanding with maturities of 7 days or more from their respective dates of issue. The Notes may bear different dates, mature at different times, bear interest at different rates and vary in such other ways as are provided in the Agency Agreement, and the aggregate principal amount of bank notes to be offered under the program may be increased from time to time.

The Issuer has initially appointed Deutsche Bank AG, London Branch, to act as London Paying Agent in respect of this Note. This Note may be presented or surrendered for payment, and notices, designations or requests in respect of payments with respect to this Note may be served, at the office or agency of the London Paying Agent.

SECTION 2. Interest Provisions.

(a) Fixed Rate Notes. If this Note is designated as a “Fixed Rate Note” on the face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified above, except as provided on the face hereof, until payment of such principal sum has been made or duly provided for. Unless otherwise specified in the Pricing Supplement, if this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise specified in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be.

Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity less than one year and is payable in U.S. dollars, interest (including payments for partial periods) will be computed and paid on the basis of the actual number of days elapsed divided by 360. Unless otherwise specified in the Pricing Supplement, if this Note has an original maturity of one year or more and is payable in U.S. dollars, interest (including payments for partial periods) will be computed on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in the Pricing Supplement, if this Note is denominated in a Specified Currency other than U.S. dollars, interest will be computed on the basis of the Actual/Actual (ISMA) Fixed Day Count Convention.

“Actual/Actual (ISMA) Fixed Day Count Convention” means:

(a)	in the case of fixed-rate notes where the number of days in the relevant period from and including the most recent Interest Payment Date (or, if none, from and including the interest commencement date, which unless specified otherwise in the Pricing Supplement shall be the Original Issue Date) to, but excluding, the relevant payment date (referred to as the “accrual period”) is equal to or shorter than the determination period (as defined below) during which the accrual period ends, the number of days in the accrual period divided by the product of (1) the number of days in that determination period and (2) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; or

(b)	in the case of fixed-rate notes where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1) the number of days in that accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year; and

(2) the number of days in that accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of determination periods that would occur in one calendar year, assuming interest was to be payable in respect of the whole of that year.

“Determination period” means the period from and including a determination date to but excluding the next determination date (including, where either the interest commencement date or the final Interest Payment Date is not a determination date, the period commencing on the first determination date prior to, and ending on the first determination date falling after, such date).

“Determination date” means each date specified in the Pricing Supplement or, if none is specified, each Interest Payment Date.

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be.

(b) Floating Rate Notes. If this Note is designated as a “Floating Rate Note” on face hereof, the Issuer will pay interest on the principal amount specified on the face of this Note (as adjusted in accordance with Schedule 1 and Schedule 2 hereto) on each Interest Payment Date specified in the Pricing Supplement and at Maturity, commencing on the first Interest Payment Date succeeding the Original Issue Date specified on the face hereof, unless the Original Issue Date occurs between a Regular Record Date (as defined below) and the next Interest Payment

Date, in which case interest shall be payable commencing on the Interest Payment Date following the next Regular Record Date, at a rate per annum determined in accordance with the provisions hereof and the Pricing Supplement, until payment of such principal sum has been made or duly provided for. If this Note has a Maturity Date of less than one year from the Original Issue Date, interest on this Note will be paid only at Maturity.

Payments of interest hereon will include interest accrued from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for (or, unless otherwise provided in the Pricing Supplement, if no interest has been paid or duly provided for, from and including the Original Issue Date) to but excluding the relevant Interest Payment Date or Maturity Date, as the case may be (each such period, an “Interest Period”).

As set forth in the Pricing Supplement, this Note may have either or both of the following: (i) a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue during any Interest Period (“Maximum Interest Rate”); or (ii) a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue during any interest period (“Minimum Interest Rate”); provided, however, that the interest rate on this Note will in no event be higher than the maximum rate permitted by applicable law.

The Base Rate (as defined herein) with respect to this Note may be (i) the federal funds rate, (ii) the London interbank offered rate, or “LIBOR,” (iii) the Euro-zone interbank offered rate, or “EURIBOR,” (iv) the prime rate, (v) the treasury rate or (v) such other rate as is described in the Pricing Supplement.

Except as described below, this Note will bear interest at the rate determined by reference to the appropriate interest rate basis (the “Base Rate”) and Index Maturity, each as specified in the Pricing Supplement, (i) plus or minus the Spread, if any, specified in the Pricing Supplement and/or (ii) multiplied by the Spread Multiplier, if any, specified in the Pricing Supplement. The interest rate in effect during an Interest Period will be the rate determined by the Calculation Agent specified in the Pricing Supplement on the “calculation date” by reference to the Interest Determination Date (as described below).

If “ISDA Rate” is specified in the Pricing Supplement, the rate of interest on this Note for each Interest Period will be the relevant ISDA Rate plus or minus the margin, if any, specified in the Pricing Supplement. Unless specified otherwise in the Pricing Supplement, “ISDA Rate” means, with respect to any Interest Period, the rate equal to the Floating Rate that would be determined by the Calculation Agent pursuant to an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for such swap transaction in accordance with the terms of an agreement in the form of any ISDA Master Agreement published by the International Swaps and Derivatives Association, Inc. (including any Annexes thereto, the “ISDA Agreement”) and evidenced by a Confirmation (as defined in the ISDA Agreement) incorporating the 2006 ISDA definitions, as amended, updated, or replaced as at the issue date of the first tranche of bank notes of the relevant series (the “2006 ISDA Definitions”) published by the International Swaps and Derivatives Association, Inc. and under which: (i) the Floating Rate Option is as specified in the Pricing Supplement; (ii) the Designated Maturity is the period specified in the Pricing Supplement; and (iii) the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on LIBOR or EURIBOR for a currency, the first day of such interest period or (b) in any other case, as specified in the Pricing Supplement. Where “ISDA Rate” is specified, interest will be payable on each Interest Payment Date specified in the Pricing Supplement or, if no express Interest Payment Dates are specified, on each date which falls at the end of the number of months or other period specified as the interest period in the Pricing Supplement after the preceding Interest Payment Date (or after the Original Issue Date, in the case of the first such date). As used in this paragraph, “Floating Rate,” “Calculation Agent,” “Floating Rate Option,” “Designated Maturity” and “Reset Date” have the meanings ascribed to those terms in the 2006 ISDA Definitions.

The “calculation date” pertaining to any Interest Determination Date will be the date by which the Calculation Agent specified in the Pricing Supplement computes the amount of interest owed on this Note for the related Interest Period. Unless otherwise specified in the Pricing Supplement, the “calculation date” will be the earlier of (a) the tenth calendar day after the related Interest Determination Date or, if that date is not a Business Day, the next succeeding Business Day; or (b) the Business Day immediately preceding the applicable Interest Payment Date or the Stated Maturity Date or the date of redemption or the date of prepayment, as the case may be.

The interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date pertaining to the immediately preceding Interest Reset Date, provided that (i) the interest rate in effect from the Original Issue Date to the initial Interest Reset Date shall be the Initial Interest Rate specified in the Pricing Supplement, and (ii) the interest rate in effect for the 10 calendar days immediately prior to the Maturity Date shall be the rate in effect on the 10th calendar day preceding such Maturity Date. Unless otherwise specified herein or in the Pricing Supplement, if any Interest Reset Date specified in the Pricing Supplement (including the Initial Interest Reset Date, as specified in the Pricing Supplement) falls on a day that is not a Business Day, the Interest Reset Date will be postponed to the next day that is a Business Day, except that, unless otherwise specified in the Pricing Supplement, in the case of a LIBOR note or a EURIBOR note, if the next Business Day is in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The Interest Reset Dates are subject to adjustment as described below.

Unless otherwise specified in the Pricing Supplement: (i) the “Interest Determination Date” with respect to any Note that has as its Base Rate the federal funds rate or the prime rate will be the Business Day immediately preceding the related Interest Reset Date; (ii) the “Interest Determination Date” with respect to any Note that has LIBOR as its Base Rate will be the second London Banking Day preceding the related Interest Reset Date, unless the Index Currency specified in the Pricing Supplement is Pounds Sterling, in which case the Interest Determination Date will be the Interest Reset Date; (iii) the “Interest Determination Date” with respect to any Note that has as its Base Rate the treasury rate will be the day of the week in which the related Interest Reset Date falls on which Treasury bills of the Index Maturity specified in the Pricing Supplement normally would be auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related “Interest Determination Date” shall be such preceding Friday; and provided, further, that if an auction is held on any Interest Reset Date then the Interest Reset Date shall instead be the first Business Day following such auction.

For a Note whose interest rate is determined by reference to two or more Base Rates, unless otherwise specified in the Pricing Supplement, the “Interest Determination Date” shall be the most recent Business Day that is at least two Business Days prior to the applicable Interest Reset Date for the Note on which each Base Rate is applicable.

Unless otherwise specified in the Pricing Supplement, if any Interest Payment Date falls on a day that is not a Business Day, the related payment of interest will be made on the next succeeding Business Day. However, unless otherwise specified in the Pricing Supplement, if this Note has as its Base Rate LIBOR or EURIBOR, as described below, if an Interest Payment Date falls on a date that is not a Business Day, and the next Business Day is in the next calendar month, the Interest Payment Date will be the immediately preceding Business Day. In each such case, except for the Interest Payment Date falling on the Maturity Date, the Interest Periods and the Interest Reset Dates will be adjusted accordingly to calculate the amount of interest payable on this Note. Unless otherwise specified in the Pricing Supplement, if the Maturity Date of this Note falls on a day that is not a Business Day, the related payment of principal of, or premium, if any, or interest on, this Note will be made on the next succeeding Business Day with the same force and effect as if made on the date such payments were due, and no additional interest will accrue in respect of the amount so payable for the period from and after the Maturity Date.

Accrued interest on this Note is calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise indicated in the Pricing Supplement, the daily interest factor will be computed on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified in the Pricing Supplement is “30/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 360 if the Day Count Convention specified in the Pricing Supplement is “Actual/360” for the period specified thereunder, or on the basis of the actual number of days in the Interest Period divided by 365, or in the case of an Interest Payment Date falling in a leap year, 366, if the Day Count Convention specified in the Pricing Supplement is “Actual/Actual” for the period specified thereunder. If no Day Count Convention is specified in the Pricing Supplement, the daily interest factor will be computed and interest will be paid (including payments for partial periods) as follows: (i) for Notes that have as a Base Rate the federal funds rate, LIBOR, EURIBOR, the prime rate, or any other rate other than the treasury rate, as if “Actual/360” had been specified in the Pricing Supplement; and (ii) for Notes that have the treasury rate as a Base Rate, as if “Actual/Actual” had been specified in the Pricing Supplement.

All amounts used in or resulting from any calculation on this Note will be rounded to the nearest cent, if the Specified Currency is U.S. dollars, or to the nearest corresponding hundredth of a unit, if the Specified Currency is other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless otherwise specified in the Pricing Supplement, all percentages resulting from any calculation are rounded to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upward. For example, 9.876545% (or .09876545) will be rounded to 9.87655% (or .0987655).

Notwithstanding the calculations determined as specified below, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified in the Pricing Supplement.

The Calculation Agent shall calculate the interest rate hereon in accordance with the procedures described below on or before each calculation date. At the request of the holder hereof, the Calculation Agent will provide to such holder the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

Determination of LIBOR. LIBOR for any Interest Determination Date will be the arithmetic mean of the offered rates for deposits in the relevant Index Currency having the Index Maturity described in the Pricing Supplement, commencing on the related Interest Reset Date, as the rates appear on the designated LIBOR page in the Pricing Supplement as of 11:00 A.M., London time, on that Interest Determination Date, if at least two offered rates appear on the designated LIBOR page, except that, if the designated LIBOR page only provides for a single rate, that single rate will be used.

If fewer than two of the rates described above appears on that page or no rate appears on any page on which only one rate normally appears, then the Calculation Agent will determine LIBOR as follows:

•

The Calculation Agent will select four major banks in the London interbank market, after consultation with us. On the Interest Determination Date, those four banks will be requested to provide their offered quotations for deposits in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to prime banks in the London interbank market at approximately 11:00 A.M., London time.

•	If at least two quotations are provided, the Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•

If fewer than two quotations are provided, the Calculation Agent will select, after consultation with us, three major banks in New York City. On the Interest Determination Date, those three banks will be requested to provide their offered quotations for loans in the relevant Index Currency having an Index Maturity specified in the Pricing Supplement commencing on the Interest Reset Date to leading European banks at approximately 11:00 A.M., New York time. The Calculation Agent will determine LIBOR as the arithmetic mean of those quotations.

•	If fewer than three New York City banks selected by the Calculation Agent are quoting rates, LIBOR for that interest period will remain LIBOR then in effect on the Interest Determination Date.

Determination of EURIBOR. EURIBOR means, for any Interest Determination Date, the rate for deposits in euro as sponsored, calculated, and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the Pricing Supplement, as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace such page (“Reuters Page EURIBOR01”), as of 11:00 A.M., Brussels time.

The following procedures will be followed if EURIBOR cannot be determined as described above:

•

If no offered rate appears on Reuters Page EURIBOR01 on an Interest Determination Date at approximately 11:00 A.M., Brussels time, then the Calculation Agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate at which deposits in euro having the Index Maturity specified in the Pricing Supplement are offered to prime banks in the Euro-zone interbank market, and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•

If fewer than two quotations are provided, then the Calculation Agent, after consultation with us, will select four major banks in the Euro-zone interbank market to provide a quotation of the rate offered by them, at approximately 11:00 A.M., Brussels time, on the Interest Determination Date, for loans in euro to prime banks in the Euro-zone interbank market for a period of time equivalent to the Index Maturity specified in the Pricing Supplement commencing on that Interest Reset Date and in a principal amount not less than the equivalent of €1,000,000, that is representative of a single transaction in euro in that market at that time. If at least three quotations are provided, EURIBOR will be the arithmetic average of those quotations.

•	If three quotations are not provided, EURIBOR for that Interest Determination Date will be equal to EURIBOR for the immediately preceding interest period.

“Euro-zone” means the region comprising Member States of the European Union that have adopted the euro as their single currency in accordance with the Treaty establishing European Community, as amended.

Determination of Treasury Rate. The “treasury rate” for any Interest Determination Date is the rate set at the auction of direct obligations of the United States (“Treasury bills”) having the Index Maturity described in the Pricing Supplement, as specified under the caption “Investment Rate” on the display on Reuters, or any successor service, on page USAUCTION 10/11 or any other page as may replace such page.

The following procedures will be followed if the treasury rate cannot be determined as described above:

•

If the rate is not displayed on Reuters by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate of Treasury bills as published in H.15 Daily Update, or another recognized electronic source for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the bond equivalent yield, as defined below, of the auction rate of the applicable Treasury bills as announced by the U.S. Department of the Treasury.

•

If the alternative rate described in the paragraph immediately above is not announced by the U.S. Department of the Treasury, or if the auction is not held, the treasury rate will be the bond equivalent yield of the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date of the applicable Treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the alternative rate described in the paragraph immediately above is not published by 3:00 P.M., New York City time, on the related calculation date, the treasury rate will be the rate on the particular Interest Determination Date calculated by the Calculation Agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Interest Determination Date, of three primary U.S. government securities dealers, selected by the Calculation Agent, after consultation with us, for the issue of Treasury bills with a remaining maturity closest to the particular Index Maturity.

•

If the dealers selected by the Calculation Agent are not quoting as described in the paragraph immediately above, the treasury rate will be the treasury rate in effect on the particular Interest Determination Date.

The bond equivalent will be calculated using the following formula:

Bond Equivalent Yield =	D x N	x 100
360 – (D x M)

where “D” refers to the applicable annual rate for Treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

“H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Federal Reserve Board at www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Determination of Federal Funds Rate. The “federal funds rate” for any Interest Determination Date will be as follows:

•

if “Federal Funds (Effective) Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds, as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace the specified page on that service (“Reuters Page FEDFUNDS1”), or if such rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date or does not appear on Reuters Page FEDFUNDS1, the federal funds rate will be the rate on that Interest Determination Date, as published in H.15 Daily Update, or any other recognized electronic source for the purposes of displaying the applicable rate, under the caption “Federal Funds (Effective).” If the alternate rate described in the preceding sentence is not published in H.15 Daily Update, or other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on the business day following that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•

if “Federal Funds Open Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds transactions among member of the U.S. Federal Reserve System arranged by federal funds brokers on such day, under the heading “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” and displayed on Reuters, or any successor service, on page 5 or any other page as may replace the specified page on that service (“Reuters Page 5”), or if such rate does not appear on Reuters Page 5 by 3:00 P.M., New York City time, on the related calculation date, the federal funds rate will be the rate on that Interest Determination Date displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If the alternate rate described in the preceding sentence is not displayed on FFPREBON Index page on Bloomberg, or any other recognized electronic source for the purpose of displaying the applicable rate, by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

•	if “Federal Funds Target Rate” is specified in the Pricing Supplement, the federal funds rate will be the rate on that Interest Determination Date for U.S. dollar federal funds displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 P.M., New York City time, on the calculation date, the federal funds rate for such Interest Determination Date will be the rate for that day appearing on Reuters, or any successor service, on page USFFTARGET= or any other page as may replace the specified page on that service (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds, quoted prior to 9:00 A.M., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in New York City, selected by the Calculation Agent, after consultation with us; provided, however, if fewer than three brokers selected by the Calculation Agent are quoting as described above, the federal funds rate will be the federal funds rate then in effect on that Interest Determination Date.

Determination of Prime Rate. The “prime rate” for any Interest Determination Date is the prime rate or base lending rate on that date, as published in H.15(519) prior to 3:00 P.M., New York City time, on the related calculation date, under the heading “Bank Prime Loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

•

If the rate is not published in H.15(519) by 3:00 P.M., New York City time, on the related calculation date, then the prime rate will be the rate as published in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Bank Prime Loan.”

•

If the alternative rate described above is not published in H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related calculation date, then the Calculation Agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen US PRIME 1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 A.M., New York City time, on that Interest Determination Date.

•

If fewer than four rates appear on the Reuters screen US PRIME 1 for that Interest Determination Date, by 3:00 P.M., New York City time, then the Calculation Agent will determine the prime rate to be the average of the prime rates or base lending rates furnished in New York City by three substitute banks or trust companies (all organized under the laws of the United States or any of its states and having total equity capital of at least U.S.$500,000,000) selected by the Calculation Agent, after consultation with us.

•	If the banks selected by the Calculation Agent are not quoting as described above, the prime rate will remain the prime rate then in effect on the Interest Determination Date.

“Reuters screen US PRIME 1” means the display designated as page “US PRIME 1” on the Reuters Monitor Money Rates Service (or any other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

(c) Floating Rate/Fixed Rate Notes. If this Note is designated as a “Floating Rate/Fixed Rate Note” on the face hereof, this Note may bear interest at a fixed rate for a specified period and at a floating rate for a specified period, in each case calculated as set forth in (a) and (b) above, as applicable, and in the Pricing Supplement.

SECTION 3. Amortizing Notes. If this Note is designated as an “Amortizing Note” on the face hereof, the Issuer will make payments combining principal and interest on the dates and in the amounts set forth in the table included in the Pricing Supplement. If this Note is an Amortizing Note, payments made hereon will be applied first to interest due and payable on each such payment date and then to the reduction of the Outstanding Face Amount. The term “Outstanding Face Amount” means, at any time, the amount of unpaid principal hereof at such time.

SECTION 4. Optional Redemption. If so specified in the Pricing Supplement, this Note may be redeemed at the option of the Issuer on any date on and after the Initial Redemption Date, if any, specified in the Pricing Supplement (the “Redemption Date”). IF NO INITIAL REDEMPTION DATE IS SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE REDEEMED AT THE OPTION OF THE ISSUER PRIOR TO THE STATED MATURITY DATE, EXCEPT AS PROVIDED BELOW IN THE EVENT THAT ANY ADDITIONAL AMOUNTS (AS DEFINED BELOW) ARE REQUIRED TO BE PAID BY THE ISSUER WITH RESPECT TO THIS NOTE. If so specified in the Pricing Supplement, on and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part at the option of the Issuer at the applicable Redemption Price (as defined below), together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the Redemption Date, on notice given not more than 60 nor less than 30 calendar days (unless specified otherwise in the Pricing Supplement) prior to the Redemption Date; provided, however, that in the event of redemption of this Note in part only, the unredeemed portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued to the bearer hereof upon the surrender of this Note or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Unless otherwise specified above, if less than all of the Notes with like tenor and terms are to be redeemed, the Notes to be redeemed shall be selected by the applicable Registrar by such method as such Registrar shall deem fair and appropriate. If this Note is redeemable at the option of the Issuer, then if so specified in the Pricing Supplement, the “Redemption Price” initially shall be the Initial Redemption Percentage specified in the Pricing Supplement of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction, if any, specified in the Pricing Supplement, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

From and after any redemption date, if monies for the redemption of this Note (or portion hereof) shall have been made available for redemption on such redemption date, this Note (or such portion hereof) shall cease to bear interest and the holder’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being redeemed (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed at the option of the Issuer prior to the Stated Maturity Date without the prior written approval of the United States Office of the Comptroller of the Currency (the “OCC”) or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 5. Optional Repayment. If so specified in the Pricing Supplement, this Note will be repayable prior to the Stated Maturity Date at the option of the bearer on the Optional Repayment Date(s), if any, specified in the Pricing Supplement. IF NO OPTIONAL REPAYMENT DATES ARE SET FORTH IN THE PRICING SUPPLEMENT, THIS NOTE MAY NOT BE SO REPAID AT THE OPTION OF THE BEARER HEREOF PRIOR TO THE STATED MATURITY DATE. Unless otherwise provided in the Pricing Supplement, on any Optional Repayment Date, this Note shall be repayable in whole or in part at the option of the bearer hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate or rates borne by this Note to, but excluding, the date of repayment; provided, however, that, in the event of repayment of this Note in part only, the unrepaid portion hereof shall be at least the minimum Authorized Denomination specified in the Pricing Supplement, or if no such Authorized Denomination is so specified, €50,000 or its equivalent in the Specified Currency. For this Note to be repaid in whole or in part at the option of the bearer hereof on any Optional Repayment Date, this Note must be presented, with the form attached hereto entitled “Option to Elect Repayment” duly completed, at the offices of the London Paying Agent not more than 60 nor less than 30 days prior to the Optional Repayment Date. Upon such proper presentment, this Note will be repaid on the Optional Repayment Date, subject to the provisions of this Note governing payments. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued to the bearer hereof upon the surrender hereof or, where applicable, an appropriate notation will be made on Schedule 1 attached hereto. Exercise of such repayment option by the bearer hereof shall be irrevocable.

From and after any Optional Repayment Date, if monies for the repayment of this Note (or portion hereof) shall have been made available for repayment on such Optional Repayment Date, this Note (or such portion hereof) shall cease to bear interest and the bearer’s only right with respect to this Note (or such portion hereof) shall be to receive payment of the principal amount of the Note being repaid (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such Optional Repayment Date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be repaid at the option of the holder prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 6. Additional Amounts. All payments of principal, premium, if any, and interest with respect to this Note will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments, or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, except to the extent such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation, or enforcement of any such laws, regulations, or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If so specified in the Pricing Supplement, if a withholding or deduction at source is required, the Bank will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of this Note that is a “non-U.S. person” (as defined below) additional amounts (“Additional Amounts”) to ensure that every net payment on this Note will not be less, due to the payment of U.S. withholding tax, than the amount then otherwise due and payable. For this purpose, a “net payment” on this Note means a payment by the Issuer or any Paying Agent, including payment of principal and interest, after deduction for any present or future tax, assessment, or other governmental charge of the United States (other than a territory or possession). These Additional Amounts will constitute additional interest on this Note. For this purpose, “U.S. withholding tax” means a withholding tax of the United States, other than a territory or possession.

However, notwithstanding the Issuer’s obligation, if so specified in the Pricing Supplement, to pay Additional Amounts, the Issuer will not be required to pay Additional Amounts in any of the circumstances described in items (1) through (13) below, unless specified otherwise in the Pricing Supplement.

(1) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	having a relationship with the United States as a citizen, resident, or otherwise;

•	having had such a relationship in the past; or

•	being considered as having had such a relationship.

(2) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note:

•	being treated as present in or engaged in a trade or business in the United States;

•	being treated as having been present in or engaged in a trade or business in the United States in the past;

•	having or having had a permanent establishment in the United States; or

•	having or having had a qualified business unit which has the U.S. dollar as its functional currency.

(3) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being or having been a:

•	personal holding company;

•	foreign personal holding company;

•	private foundation or other tax-exempt organization;

•	passive foreign investment company;

•	controlled foreign corporation; or

•	corporation which has accumulated earnings to avoid U.S. federal income tax.

(4) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note owning or having owned, actually or constructively, 10% or more of the total combined voting power of all classes of the Issuer’s stock entitled to vote.

(5) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the beneficial owner of this Note being a bank extending credit under a loan agreement entered into in the ordinary course of business.

For purposes of items (1) through (5) above, “beneficial owner” includes, without limitation, a holder and a fiduciary, settlor, partner, member, shareholder, or beneficiary of the holder if the holder is an estate, trust, partnership, limited liability company, corporation, or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder.

(6) Additional Amounts will not be payable to any beneficial owner of this Note that is:

•	a fiduciary;

•	a partnership;

•	a limited liability company;

•	another fiscally transparent entity; or

•	not the sole beneficial owner of this Note or any portion of this Note.

However, this exception to the obligation to pay Additional Amounts will apply only to the extent that a beneficiary or settlor in relation to the fiduciary, or a beneficial owner, partner, or member of the partnership, limited liability company, or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment.

(7) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld solely by reason of the failure of the beneficial owner of this Note or any other person to comply with applicable certification, identification, documentation, or other information reporting requirements. This exception to the obligation to pay Additional Amounts will apply only if compliance with such requirements is required as a precondition to exemption from such tax, assessment, or other governmental charge by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party.

(8) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is collected or imposed by any method other than by withholding from a payment on this Note by the Issuer or any Paying Agent.

(9) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later.

(10) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the presentation by the beneficial owner of this Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later.

(11) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any:

•	estate tax;

•	inheritance tax;

•	gift tax;

•	sales tax;

•	excise tax;

•	transfer tax;

•	wealth tax;

•	personal property tax; or

•	any similar tax, assessment, or other governmental charge.

(12) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any tax, assessment, or other governmental charge required to be withheld by any Paying Agent from a payment of principal or interest on the this Note if such payment can be made without such withholding by any other Paying Agent.

(13) Additional Amounts will not be payable if a payment on this Note is reduced as a result of any combination of items (1) through (12) above.

Except as specifically provided in this section or in the Pricing Supplement, the Issuer will not be required to make any payment of any tax, assessment, or other governmental charge with respect to this Note imposed by any government, political subdivision, or taxing authority of that government.

For purposes of determining whether the payment of Additional Amounts is required, the term “U.S. person” means any individual who is a citizen or resident of the United States; any corporation, partnership, or other entity created or organized in or under the laws of the United States; any estate if the income of such estate falls within the federal income tax jurisdiction of the United States regardless of the source of that income; and any trust if a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust. Additionally, for this purpose, “non-U.S. person” means a person who is not a U.S. person, and “United States” means the United States of America, including each state of the United States and the District of Columbia, its territories, its possessions, and other areas within its jurisdiction.

SECTION 7. Redemption for Tax Reasons. If so specified in the Pricing Supplement, the Issuer may redeem this Note in whole, but not in part, at any time (in the case of Notes other than Floating Rate Notes) or on any Interest Payment Date (in the case of Floating Rate Notes), after giving not less than 30 nor more than 60 calendar days’ notice to the applicable Paying Agent and to the holder of this Note, if the Issuer has or will become obligated to pay Additional Amounts, as described above, as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the Pricing Supplement, and the Issuer cannot avoid such obligation by taking reasonable measures available to it. No such redemption notice shall be given earlier than 90 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

Before the Issuer delivers or publishes any notice of redemption for tax reasons, it will deliver to the applicable Paying Agent a certificate signed by the Issuer’s chief financial officer or a senior vice president stating that it is entitled to redeem this Note and that the conditions precedent, if any, to redemption have occurred.

Unless otherwise specified in the Pricing Supplement, any Note redeemed for tax reasons will be redeemed at 100% of its principal amount (or, in the case of an Original Issue Discount Note, the amortized face amount hereof determined as of the date of redemption), together with any interest accrued up to, but excluding, the redemption date.

From and after any redemption date, if monies for the redemption of this Note shall have been made available for redemption on such redemption date, this Note shall cease to bear interest and the holder’s only right with respect to this Note shall be to receive payment of the principal amount of the Note (or, if this is an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount hereof) and, if appropriate, all unpaid interest accrued to such redemption date.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 8. Special Tax Redemption. If the Issuer determines that any payment made outside the United States by the Issuer or any Paying Agent in respect of this Note under any present or future laws or regulations of the United States, would be subject to any certification, documentation, information, or other reporting requirement of any kind the effect of which is the disclosure to the Issuer, any Paying Agent, or any governmental authority of the nationality, residence, or identity of a beneficial owner of this Note who is a non-U.S. person (as defined above) (other than a requirement (1) that would not be applicable to a payment by the Issuer or any Paying Agent (x) directly to the beneficial owner, or (y) to a custodian, nominee, or other agent of the beneficial owner, (2) that can be satisfied by such custodian, nominee, or other agent certifying to the effect that the beneficial owner is a non-U.S. person, provided that, in any case referred to in clause (1)(y) or (2), payment by the custodian, nominee, or agent to the beneficial owner is not otherwise subject to any such requirement, or (3) that would not be applicable to a payment by at least one Paying Agent), the Issuer shall at its option either: (i) redeem this Note in whole but not in part, at any time (in the case of bank notes other than floating-rate Notes) or on any Interest Payment Date (in the case of floating-rate Notes), at a redemption price equal to the principal amount of this Note (or, in the case of an Original Issue Discount Note as specified in the Pricing Supplement, the amortized face amount of this Note determined as of the date of redemption), together with, if appropriate, interest accrued to but excluding the date of redemption; or (ii) if the conditions of the next succeeding paragraph are satisfied, pay the Additional Amounts specified in such paragraph.

The Issuer shall make its determination as soon as practicable and promptly publish notice thereof (the “determination notice”) stating the effective date of such certification, documentation, information, or other reporting requirement, whether it will redeem the Note or pay the Additional Amounts specified in the next succeeding paragraph, and (if applicable) the last date by which the redemption of this Note must take place, as provided in the next succeeding sentence. If this Note is to be redeemed as described above, that redemption shall take place on such date, not later than one year after publication of the determination notice, as the Issuer shall elect by notice to the London Paying Agent at least 45 calendar days before the redemption date. Notice of such redemption of the Notes will be given to the noteholders not more than 60 nor less than 30 calendar days prior to the redemption date. Notwithstanding the foregoing, the Issuer shall not redeem the bank notes if it shall subsequently determine not less than 30 calendar days prior to the redemption date, that subsequent payments on the Notes would not be subject to any such certification, documentation, information, or other reporting requirement, in which case the Issuer shall give prompt notice of its subsequent determination, and any earlier redemption notice shall be revoked and of no further effect.

Notwithstanding the foregoing, if and so long as the certification, documentation, information, or other reporting requirements referred to in the preceding paragraph would be fully satisfied by payment of a backup withholding tax or similar charge, the Issuer may elect to pay such Additional Amounts as may be necessary so that every net payment made outside the United States following the effective date of that requirement by the Issuer or any Paying Agent in respect of this Note of which the beneficial owner is a non-U.S. person (but without any requirement that the nationality, residence, or identity, other than status as a non-U.S. person, of such beneficial owner be disclosed to the Issuer, any paying agent, or any governmental authority), after deduction or withholding for or on account of that backup withholding tax or similar charge (other than a backup withholding tax or similar charge that (1) would not be applicable in the circumstances referred to in the parenthetical clause of the first sentence of the preceding paragraph or (2) is imposed as a result of the presentation of this Note for payment more than 15 calendar days after the date on which that payment became due and payable or on which payment thereof was duly provided for, whichever occurred later), will not be less than the amount provided for in this Note to be then due and payable. If the Issuer elects to pay Additional Amounts pursuant to this paragraph, the Issuer shall have the right to redeem this Note in whole, but not in part, at any time (in the case of bank notes other than floating-rate Notes) or on any Interest Payment Date (in the case of floating-rate Notes), subject to the provisions of the last two sentences of the immediately preceding paragraph. If the Issuer elects to pay Additional Amounts pursuant to this paragraph and the condition specified in the first sentence of this paragraph should no longer be satisfied, then the Issuer shall redeem this Note pursuant to the provisions of the immediately preceding paragraph.

To the extent then required under or pursuant to applicable laws or regulations (including, without limitation, capital regulations), if this Note is a Subordinated Note, as indicated on the face hereof, it may not be redeemed prior to the Stated Maturity Date without the prior written approval of the OCC or any other bank supervisory authority having jurisdiction over the Issuer and requiring such approval.

SECTION 9. Modification and Waivers. The Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer thereunder. In addition, the terms and conditions of this Note may be modified, amended or supplemented by the Issuer, without the consent of the holder hereof: (i) to evidence succession of another party to the Issuer, and such party's assumption of the Issuer's obligations under this Note, upon the occurrence of a merger or consolidation, or transfer, sale or lease of assets as described below in Section 11; (ii) to add additional covenants, restrictions or conditions for the protection of the holder hereof; (iii) to relax or eliminate the restrictions on payment of principal and interest in respect hereof in the United States, provided that such payment is permitted by U.S. tax laws and regulations then in effect and provided that no adverse tax consequences would result to the holder of this Note; (iv) to cure ambiguities in this Note, or correct defects or inconsistencies in the provisions hereof; (v) to reflect the replacement of any Agent, or the assumption, by the Issuer or any substitute Agent, of some or all of any such Agent’s responsibilities under the Agency Agreement; (vi) to evidence the replacement or change of address of the depository or clearing system noted hereon; (vii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, or upon prepayment or redemption of the Note, to reduce the principal amount of the Note to reflect the payment, prepayment or redemption of a portion of the outstanding principal amount of the Note; (viii) in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note, to reflect any change in the Stated Maturity Date of the Note in accordance with the terms hereof; (ix) to reflect the issuance in exchange herefor, in accordance with the terms hereof, of one or more definitive Notes; or (x) to permit further issuances of bank notes in accordance with the terms of the distribution agreement among the Issuer and the selling agents party thereto. However, this Note may not be modified or amended without the express written consent of the holder and, if applicable, the OCC or other then primary federal regulator (to the extent such consent is required under applicable law or regulation), to: (i) change the Stated Maturity Date, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (ii) extend the time of payment for the premium, if any, or interest on this Note, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed as provided in this Note; (iii) change the coin or currency in which the principal of, premium (if any), interest, or other amounts payable (if any) on this Note is payable; (iv) reduce the principal amount of this Note or the interest rate hereon, except in the case of a Note that is extendible, subject to extension at the option of the Issuer, amortizing or indexed or upon prepayment or redemption as provided in this Note; (v) change the method of payment for this Note to other than wire transfer in immediately available funds; (vi) impair the right of the holder hereof to institute suit for the enforcement of payments or principal of, premium (if any), interest, or other amounts payable (if any) on this Note; (vii) change the definition of “Event of Default” below or otherwise eliminate or impair any remedy available hereunder upon the occurrence of any Event of Default; or (viii) modify the provisions governing the amendment of this Note. Any instrument given by or on behalf of the holder of this Note in connection with any consent to such modification, amendment or waiver shall be irrevocable once given and shall be conclusive and binding on all subsequent holders of this Note. Any modifications, amendments or waiver to the Agency Agreement or the provisions of this Note made in accordance with the terms of the Agency Agreement or the terms hereof, as applicable, shall be conclusive and binding on all holders of Notes, whether or not notation of such modifications, amendments or waivers is made upon this Note.

Any action by the bearer of this Note shall bind all future bearers of this Note and of any Note issued in exchange or substitution hereof or in place hereof, in respect of anything done or permitted by the Issuer or by the Paying Agents in pursuance of such action.

Notes authenticated and delivered after the execution of any agreement modifying, amending or supplementing this Note may bear a notation in a form approved by the Issuer as to any matter provided for in such modification, amendment or supplement to the Agency Agreement or the Notes. New Notes so modified as to conform, in the opinion of the Issuer, to any provisions contained in any such modification, amendment or supplement may be prepared by the Issuer, authenticated by the London Issuing Agent and delivered in exchange for this Note. Notes are deemed to be “outstanding” as of any date of determination if, as of any date of determination, they have been authenticated and delivered, except (i) those which have been redeemed in full in accordance with their terms and the Agency Agreement; (ii) those with respect to which the redemption date in accordance with their terms has occurred and the redemption monies therefor (including any premium and all interest (if any) accrued thereon to the redemption date and any interest (if any) payable after such date) have been duly paid to or deposited to the account of the London Paying Agent as provided in the Agency Agreement (and, where appropriate, notice has been given to the holder of this Note in accordance with the terms hereof and of the Agency Agreement; (iii) those which have been canceled or delivered to the applicable Agent for cancellation; or (iv) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes in accordance with their terms.

SECTION 10. Obligations Unconditional. No reference herein to the Agency Agreement and no provision of this Note or of the Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

SECTION 11. Successor to Issuer. The Issuer may not consolidate or merge with or into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (i) the surviving entity in such consolidation or merger, or the person that acquires by conveyance or transfer, or that leases, the properties and assets of the Issuer substantially as an entirety, shall be a bank, corporation, limited liability company or partnership organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest or other amounts payable (if any) on this Note, and the performance or observance of every provision of this Note on the part of the Issuer to be performed or observed; and (ii) immediately after giving effect to such transaction, no Event of Default with respect to the Issuer as set forth herein, and no event which, after notice or the lapse of time or both, would become an Event of Default with respect to the Issuer, shall have happened and be continuing.

SECTION 12. Authorized Denominations. This Note, and any Note issued in exchange or substitution herefor or in place hereof, or upon partial redemption or repayment of this Note, may be issued only in an Authorized Denomination as specified in the Pricing Supplement, or if no Authorized Denomination is so specified, in minimum denominations of €50,000 (or equivalent denominations in other currencies, subject to any other statutory or regulatory minimums).

SECTION 13. Events of Default.

(a) Senior Notes. If this Note is a Senior Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Senior Note: (a) a default in the payment of any interest upon this Senior Note when due, which continues for 30 calendar days; (b) a default in the payment of any principal of or premium, if any, upon this Senior Note when due; (c) a default in the performance of any covenant or agreement of the Issuer contained herein which, unless otherwise specified herein, continues for 90 calendar days; (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (e) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default with respect to this Senior Note shall occur and be continuing, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Senior Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Senior Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.

(b) Subordinated Notes. If this Note is a Subordinated Note, as indicated on the face hereof, the following will be the only “Events of Default” with respect to this Subordinated Note: (a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or appointing a receiver, liquidator, conservator, assignee, custodian, trustee, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the Issuer shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, liquidation, receivership, reorganization, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, conservator, assignee, trustee, custodian, sequestrator, or similar official, of the Issuer or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its respective debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

If an Event of Default with respect to this Subordinated Note shall occur and be continuing, and any prior written consent of the OCC is obtained before acceleration, the holder hereof may: (i) by written notice to the applicable Paying Agent declare the entire outstanding principal amount of this Subordinated Note, together with any unpaid interest and premium accrued hereon, to be immediately due and payable; (ii) institute a judicial proceeding of the enforcement of the terms hereof including the collection of all sums due and unpaid hereunder, and prosecute such proceeding to judgment or final decree, and enforce the same against the Issuer and collect monies adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer; and (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Subordinated Note; provided, however, that the holder hereof may waive any Event of Default that occurs with respect hereto.

Payment of principal of, the interest accrued on or other amounts then payable on, this Subordinated Note may not be accelerated in the case of a default in the payment of principal, interest or other amounts then payable or the performance of any other covenant of the Issuer. Payment of the principal on, the interest accrued on or other amounts then payable on, this Subordinated Note may be accelerated only in the case of the bankruptcy or insolvency of the Issuer. Notwithstanding anything herein to the contrary, to the extent then required under applicable capital regulations of the OCC, no payment may be made on this Subordinated Note after an acceleration resulting from an Event of Default with respect to this Subordinated Note without the prior approval of the OCC.

SECTION 14. Subordination. If this Note is a Subordinated Note, as indicated on the face hereof, the indebtedness of the Issuer evidenced by this Subordinated Note, including the principal, premium (if any), interest, or other amounts payable (if any), shall be subordinate and junior in right of payment to its obligation to its depositors, its obligations under bankers’ acceptances and letters of credit, and its obligations to its other creditors, including its obligations to the United States Federal Reserve Bank, the United States Federal Deposit Insurance Corporation (the “FDIC”), and to any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of the Issuer’s assets by the FDIC pursuant to the provisions of 12 U.S.C. Sections 1823(c), (d) or (e), whether now outstanding or hereafter incurred. In the event of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, all such obligations shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium (if any), interest, or other amounts payable (if any) on, this Subordinated Note. In the event of any such proceedings, after payment in full of all sums owing such prior obligations, the holder of this Subordinated Note, together with any obligations of the Issuer ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal hereof and any unpaid premium (if any), interest, and other amounts payable (if any) before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Issuer ranking junior to this Subordinated Note.

Notwithstanding any other provisions of this Subordinated Note, including specifically those set forth in the sections relating to subordination, events of default and covenants of the

Issuer, it is expressly understood and agreed that the OCC or any receiver or conservator of the Issuer appointed by the OCC as to its assets shall have the right in the performance of its legal duties, and as part of liquidation designed to protect or further the continued existence of the Issuer or the rights of any parties or agencies with an interest in, or claim against, the Issuer or its assets, to transfer or direct the transfer of the obligations of this Subordinated Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal, and interest and premium, if any (and any other amounts payable), on this Subordinated Note and the due and punctual performance of all covenants and conditions; and the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due to or related to such transaction, plan, transfer or assumption, pursuant to the provisions of this Subordinated Note, and shall serve to return the holder of this Subordinated Note to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest, principal, or other amounts previously due, other than by reason of acceleration, and not paid, in the absence of a contrary agreement by the holder of this Subordinated Note, shall be deemed to be immediately due and payable as of the date of such transfer and assumption, together with the interest from its original due date at the rate provided for herein.

SECTION 15. Specified Currency. Unless otherwise provided herein or in the Pricing Supplement, the principal of, and premium, if any, and interest on, this Note are payable in the Specified Currency indicated on the face hereof (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in (x) such other coin or currency of the country that issued such Specified Currency or (y) (if such Specified Currency is the euro) the successor currency under applicable law, in each case as at the time of such payment is legal tender for the payment of debts.

In the event the Specified Currency indicated on the face hereof has been replaced by another currency (a “Replacement Currency”), any amount due pursuant to this Note may be repaid, at the option of the Issuer, in the Replacement Currency or in U.S. dollars, at a rate of exchange which takes into account the conversion, at the rate prevailing on the most recent date on which official conversion rates were quoted or set by the national government or other authority responsible for issuing the Replacement Currency, from the Specified Currency to the Replacement Currency and, if necessary, the conversion of the Replacement Currency into U.S. dollars at the rate prevailing on the date of such conversion. Notwithstanding the foregoing, if this Note originally was issued in a domestic currency of a state that is or subsequently becomes a Member State of the European Union, then this Note may be redenominated in euro, if subsequent to the issuance of this Note, such state participates in the European monetary union, as indicated in the Pricing Supplement. This Note may be redenominated as a matter of law whether or not the Pricing Supplement provides for redenomination.

If the Specified Currency indicated on the face hereof is other than U.S. dollars, if the Issuer determines that a payment hereon cannot be made in the Specified Currency due to restrictions imposed by the government of such currency or any agency or instrumentality thereof or any monetary authority in such country, such payment will be made outside the United States in U.S. dollars by a check drawn on or by credit or transfer to an account maintained by the holder hereof with a bank located outside the United States. The London Paying Agent, on receipt of the Issuer’s written instructions and at the Issuer’s expense, will give prompt notice to the beneficial holders of this Note if such determination is made. The amount of U.S. dollars to be paid in connection with any payment shall be the amount of U.S. dollars that could be purchased by the London Paying Agent with the amount of the Specified Currency payable on the date the payment is due, at the rate for sale in financial transactions of U.S. dollars (for delivery in the principal financial center of the Specified Currency two business days later) quoted by that bank at 10:00 A.M., local time in the Principal Financial Center of the Specified Currency on the second Business Day prior to the date the payment is due.

Any payment made under such circumstances in U.S. dollars, where the payment is required to be made in the Specified Currency, will not constitute an “Event of Default” with respect to this Note.

SECTION 16. Original Issue Discount Note. If this Note is identified as an Original Issue Discount Note in the Pricing Supplement, then unless otherwise specified therein, the amount payable to the holder of this Note in the event of redemption, repayment or acceleration of Maturity will be the Amortized Face Amount of this Note (as defined below) as of the date of such event. The “Amortized Face Amount” shall be the amount equal to (A) the Issue Price (as set forth in the Pricing Supplement) plus (B) the original issue discount amortized from the Original Issue Date to the date as of which the Amortized Face Amount is calculated, as specified in the Pricing Supplement.

SECTION 17. Dual Currency Note. If this Note is identified as a Dual Currency Note in the Pricing Supplement, the Issuer has the option of making each scheduled payment of principal and interest, if any, due on this Note either in the Specified Currency designated on the face hereof or in the optional payment currency specified in the Pricing Supplement. If the Issuer elects to make a payment in the optional payment currency, the amount payable in such optional payment currency shall be determined using the exchange rate specified in the Pricing Supplement, on the terms specified in the Pricing Supplement.

SECTION 18. Mutilated, Defaced, Destroyed, Lost or Stolen Notes. In case this Note shall at any time become mutilated, defaced, destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction hereof satisfactory to the Issuer and the London Issuing Agent and such other documents or proof as may be required by the Issuer and the applicable Registrar shall be delivered to the London Issuing Agent, the London Issuing Agent shall issue a new Note of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note or in lieu of the Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Note, only upon receipt of evidence satisfactory to the Issuer and the London Issuing Agent that this Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Issuer and the applicable Registrar. Upon the issuance of any substituted Note, the Issuer may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Note. If any Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, defaced, destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note) upon compliance by the holder with the provisions of this paragraph.

SECTION 19. Miscellaneous. No recourse shall be had for the payment of principal of (and premium, if any) or interest on, this Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Issuer or of any successor organization, either directly or through the Issuer or any successor organization, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

SECTION 20. Defined Terms. All terms used in this Note which are defined in the Agency Agreement and are not otherwise defined in this Note shall have the meanings assigned to them in the Agency Agreement.

Unless specified otherwise in the Pricing Supplement, “Business Day” means a day that meets all the following requirements:

(a) for all Notes, is any weekday that is not a legal holiday in Charlotte, North Carolina, or any other place of payment of the applicable Note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

(b) for all Notes, also is a day on which commercial banks are open for business (including dealings in the Index Currency specified in the Pricing Supplement) in London, England;

(c) for any Note denominated in euro or any Note where the base rate is EURIBOR (as defined in the Note), also is a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System or any successor is operating; and

(d) for any Note that has a Specified Currency other than U.S. dollars or euro, also is not a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in the Principal Financial Center of the country of the specified currency (if other than London).

Unless specified otherwise in the Pricing Supplement, “Principal Financial Center” means (i) the capital city of the country issuing the Specified Currency, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; and (ii) the capital city of the country to which the Index Currency relates, except that with respect to U.S. Dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the “Principal Financial Center” shall be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

SECTION 21. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ANY OTHERWISE APPLICABLE CONFLICTS OF LAWS PROVISIONS AND ALL APPLICABLE UNITED STATES FEDERAL LAWS AND REGULATIONS.

[OPTION TO ELECT REPAYMENT]

[To be completed, based upon the terms of the applicable Notes.]

[EXTENDIBLE NOTE RIDER]

[To be completed, based upon the terms of the applicable Notes.]

[EXTENSION OF MATURITY NOTE RIDER]

[To be completed, based upon the terms of the applicable Notes.]

Schedule 1 to the

Permanent Global Note

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of Payment	Total Amount of Interest Payable	Amount of Interest Paid	Confirmation of payment by or on behalf of the Issuer

First*

*	Continue renumbering until the appropriate number of interest payments for the particular Tranche of Notes is reached.

PART II

INSTALLMENT PAYMENTS

Installment Date	Date of Payment	Total of Installment Amounts Payable	Amount of Installment Amounts Paid	Remaining principal amount of this Global Note following such payment[4]	Confirmation of payment by or on behalf of the Issuer

First*

[4]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

*	Continue renumbering until the appropriate number of installment payments for the particular Tranche of Notes is reached.

PART III

REDEMPTIONS

Date of Redemption	Total principal amount of this Global Note to be redeemed	Principal amount redeemed	Remaining principal amount of this Global Note following such redemption[6]	Confirmation of redemption by or on behalf of the Issuer

[6]	See most recent entry in Part II, III, or IV of Schedule 1 or Schedule 2 in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of principal amount of this Global Note purchased and cancelled	Remaining principal amount of this Global Note following such purchase and cancellation[7]	Confirmation of purchase and cancellation by or on behalf of the Issuer

[7]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

Schedule 2 to the

Permanent Global Note

SCHEDULE OF EXCHANGES

The following exchanges of the Temporary Global Note(s) for Notes represented by this Permanent Global Note have been made:

Date of Exchange	Increase in principal amount of this Global Note due to exchanges of a Temporary Global Note for this Global Note	Remaining Principal Amount of this Global Note following such exchange[8]	Notation made by or on behalf of the Issuer

[8]	See most recent entry in Part II, III or IV of Schedule 1 or Schedule 2 in order to determine this amount.

Exhibit D to

Global Agency Agreement

[FORM OF DEFINITIVE BEARER NOTE]

BANK OF AMERICA, N.A.

BANK NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION IN THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THIS NOTE MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBMISSION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

THIS NOTE IS A DEFINITIVE NOTE WITH INTEREST COUPONS. THE RIGHTS ATTACHING TO THIS DEFINITIVE NOTE ARE AS SPECIFIED IN THE GLOBAL AGENCY AGREEMENT (AS DEFINED HEREIN).

NEITHER THE HOLDER NOR THE BENEFICIAL OWNER OF THIS NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[THIS NOTE IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS NOTE RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.]1

[THIS NOTE A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.]2

THIS NOTE IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

[1]	To be included on the Note if it is a Senior Note.
[2]	To be included on the Note if it is a Subordinated Note.

BANK OF AMERICA, N.A.

[Specified Currency and Principal Amount of Tranche]

[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]

Series No. [ ]

Tranche No. [ ]

DEFINITIVE BANK NOTE

COMMON CODE:	ISIN:

This Note is one of a duly authorized issue of [senior][subordinated] bank notes of Bank of America , N.A. (the “Issuer”) denominated in the Specified Currency maturing on the Maturity Date. Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

This Note is issued subject to, and with the benefit of, the Global Agency Agreement (the “Agency Agreement,” which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated as of July 25, 2007 and made among Issuer, Deutsche Bank Trust Company Americas, as U.S. Registrar (the “U.S. Registrar”) and U.S. Paying Agent (the “U.S. Paying Agent”), Deutsche Bank AG, London Branch, as London Paying Agent (the “London Paying Agent,” and together with the U.S. Paying Agent, the “Paying Agents” and each, a “Paying Agent”) and as London Issuing Agent (the “London Issuing Agent”), and Deutsche Bank Luxembourg S.A., as European Registrar (the “European Registrar,” and together with the U.S. Registrar, the “Registrars” and each, a “Registrar”) and European Transfer Agent (the “European Transfer Agent,” and together with the Registrars, the Paying Agents and the London Issuing Agent, the “Agents” and each, an “Agent”), to which Agency Agreement reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer and the Agents and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms U.S. Registrar, U.S. Paying Agent, London Paying Agent, London Issuing Agent, European Registrar and European Transfer Agent shall include any additional or successor agents appointed in such capacities by the Issuer.

For value received, the Issuer promises to pay to the bearer hereof the principal amount specified above on the Stated Maturity Date or such earlier date as this Note may become due and repayable in accordance with the provisions hereof, and to pay interest (if any) on this Note calculated and payable as provided herein together with any other sums payable as provided herein.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without regard to principles of conflicts of laws.

This Note shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the European Registrar acting in accordance with the Agency Agreement.

IN WITNESS WHEREOF the Issuer has caused this Note to be duly signed on its behalf.

Dated:

BANK OF AMERICA, N.A.

By:
Duly authorized officer

CERTIFICATE OF AUTHENTICATION OF THE AGENT

This Note is authenticated by or on behalf of the Agent.

DEUTSCHE BANK LUXEMBOURG S.A.		Dated:
as European Registrar

By:
Authorized Signatory

By:
Authorized Signatory

(Reverse of Note)

BANK OF AMERICA, N.A.

DEFINITIVE BANK NOTE

[Describe specific terms and provisions of Note, by reference to an attached schedule with appropriate notations or otherwise]

Exhibit E to

Global Agency Agreement

[FORM OF COUPON]

BANK OF AMERICA, N.A.

COUPON

THIS COUPON HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS COUPON NOR ANY INTEREST OR PARTICIPATION IN THIS COUPON MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS COUPON IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THIS COUPON MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS COUPON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

THIS COUPON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[THIS COUPON IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS COUPON RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.]1

[THIS COUPON IS A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.]2

THIS COUPON IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

[1]	To be included on the Coupon if Note is a Senior Note.
[2]	To be included on the Coupon if Note is a Subordinated Note.

BANK OF AMERICA, N.A.

[Specified Currency and Principal Amount of Tranche]

[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]

Series No. [            ]

COMMON CODE:	ISIN:

Part A

[For Fixed Rate Notes:

Coupon No.
This Coupon is payable to bearer, separately negotiable and subject to the terms and provisions of the said Notes.	Coupon for [ ] due on [ ], 20[ ]]

Part B

[For Floating Rate Notes:-

Coupon No. __________
Coupon for the amount due in accordance with the terms and provisions on the said Notes on the Interest Payment Date falling in [ ], [20[ ]]	Coupon due in [ ], 20[ ]]

This Coupon is payable to bearer, separately negotiable and subject to the terms and provisions on the said Notes, under which it may become void before its due date.]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

BANK OF AMERICA, N.A.

By:
Duly authorized officer

(Reverse of Coupon)

AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Winchester Street

London, EC2N 2DB

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

Exhibit F to

Global Agency Agreement

[FORM OF TALON]

(On the front)

BANK OF AMERICA, N.A.

TALON

THIS TALON HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS TALON NOR ANY INTEREST OR PARTICIPATION IN THIS TALON MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS TALON IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THIS TALON MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TALON SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

THIS TALON IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[THIS TALON IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS RECEIPT RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.]1

[THIS TALON IS A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.]2

THIS TALON IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

[1]	To be included on the Talon if Note is a Senior Note.
[2]	To be included on the Talon if Note is a Subordinated Note.

(On the front)

[Specified Currency and Principal Amount of Tranche]

[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]

Series No. [            ]

COMMON CODE:	ISIN:

On and after [            ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of the Agent or any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the terms and conditions of the Notes to which this Talon appertains.

BANK OF AMERICA, N.A.

By:
Duly authorized officer

(Reverse of Talon)

AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Winchester Street

London, EC2N 2DB

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

Exhibit G to

Global Agency Agreement

[FORM OF RECEIPT]

(On the front)

BANK OF AMERICA, N.A.

RECEIPT

THIS RECEIPT HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS RECEIPT NOR ANY INTEREST OR PARTICIPATION IN THIS RECEIPT MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OF AMERICA (INCLUDING THE STATES AND THE DISTRICT OF COLUMBIA), ITS TERRITORIES, ITS POSSESSIONS AND OTHER AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON DEEMED A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT, UNLESS THIS RECEIPT IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

THIS RECEIPT MAY NOT BE OFFERED, SOLD, OR DELIVERED WITHIN THE UNITED STATES OR ITS POSSESSIONS OR TO ANY CITIZEN, NATIONAL OR RESIDENT OF THE UNITED STATES, ANY CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR TO ANY ESTATE THE INCOME OF WHICH IS SUBJECT TO UNITED STATES FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE OR ANY TRUST WITH RESPECT TO WHICH A COURT WITHIN THE UNITED STATES IS ABLE TO EXERCISE PRIMARY SUPERVISION OVER ITS ADMINISTRATION, AND ONE OR MORE UNITED STATES PERSONS HAVE THE AUTHORITY TO CONTROL ALL OF ITS SUBSTANTIAL DECISIONS, EXCEPT AS PERMITTED UNDER APPLICABLE UNITED STATES TREASURY REGULATIONS.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS RECEIPT SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

THIS RECEIPT IS NOT A SAVINGS ACCOUNT OR A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

[THIS RECEIPT IS A DIRECT, UNCONDITIONAL, UNSECURED AND UNSUBORDINATED GENERAL OBLIGATION OF BANK OF AMERICA, N.A. THE OBLIGATIONS EVIDENCED BY THIS RECEIPT RANK PARI PASSU WITH ALL OTHER UNSECURED AND UNSUBORDINATED OBLIGATIONS OF BANK OF AMERICA, N.A., EXCEPT OBLIGATIONS, INCLUDING DEPOSIT LIABILITIES, THAT ARE SUBJECT TO ANY PRIORITIES OR PREFERENCES UNDER APPLICABLE LAW.]1

[THIS RECEIPT IS A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF BANK OF AMERICA, N.A., IS SUBORDINATED TO CLAIMS OF GENERAL CREDITORS AND OF DEPOSITORS, AND IS NOT ELIGIBLE AS COLLATERAL FOR A LOAN BY BANK OF AMERICA, N.A.]2

THIS RECEIPT IS NOT AN OBLIGATION OF OR GUARANTEED BY BANK OF AMERICA CORPORATION OR ANY OTHER BANKING OR NONBANKING AFFILIATE OF BANK OF AMERICA, N.A.

[1]	To be included on the Receipt if Note is a Senior Note.
[2]	To be included on the Receipt if Note is a Subordinated Note.

BANK OF AMERICA, N.A.

[Specified Currency and Principal Amount of Tranche]

[INSERT NAME OF SERIES OR DESIGNATION OF THE NOTES]

Series No. [            ]

COMMON CODE:	ISIN:

Receipt for the sum of [            ] being the installment of principal payable in accordance with the terms and provisions of the Note to which this Receipt appertains (the “Conditions”) on [            ].

This Receipt is issued subject to and in accordance with the terms and provision of the Note which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of the Agent or any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

BANK OF AMERICA, N.A.

By:
Duly authorized officer

Exhibit H to

Global Agency Agreement

[FORM OF CALCULATION AGENCY AGREEMENT]

BANK OF AMERICA, N.A. GLOBAL BANK NOTE PROGRAM

THIS CALCULATION AGENCY AGREEMENT (this “Agreement”), dated as of             , 20        , is made by and between BANK OF AMERICA, N.A., a national banking association organized under the laws of the United States (the “Issuer”) and [            ] (the “Calculation Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer intends to implement a global bank note program in which it intends to issue its senior bank notes and its subordinated bank notes (collectively, the “Notes”) pursuant to a Global Agency Agreement, dated as of July 25, 2007 (the “Global Agency Agreement”) among the Issuer, Deutsche Bank Trust Company Americas, as U.S. paying agent and U.S. registrar, Deutsche Bank AG, London Branch, as London paying agent and London issuing agent, and Deutsche Bank Luxembourg S.A., as European registrar and European transfer agent;

WHEREAS, the Notes may be floating rate notes (“Floating Rate Notes”), or indexed notes (“Indexed Notes”), each as more particularly described in (a) the Issuer’s Offering Circular dated July 25, 2007 (the “Offering Circular”) or (b) any pricing supplement prepared by the Issuer in connection with any Floating Rate Note or Indexed Note (a “Pricing Supplement”); and

WHEREAS, with respect to certain tranches of Notes under the bank note program, the Issuer desires to appoint the Calculation Agent as agent for the Issuer, and the Calculation Agent desires to accept such appointment, in connection with the calculation of principal, premium, if any, interest or other amounts payable in connection with any Floating Rate Notes, certain Indexed Notes or other Notes designated by the Issuer;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Appointment of Agent. With respect to any particular tranche of Notes, by designation in the applicable Pricing Supplement, the Issuer may appoint the Calculation Agent to act, and the Calculation Agent shall accept such appointment, as the Issuer’s calculation agent with respect to such Notes for the purpose of calculating and determining:

(a) for Floating Rate Notes, the interest rate in effect from time to time by reference to LIBOR, EURIBOR, the federal funds rate, the prime rate or the treasury rate (each as defined in the Offering Circular) relating to any Notes or such other interest rate formula or formulas specified in any Pricing Supplement related to such tranche of

Floating Rate Notes, as applicable (each, an “Interest Rate Basis”), upon the terms and subject to the conditions hereinafter set forth; and

(b) for certain tranches of Indexed Notes as agreed between the Issuer and the Calculation Agent from time to time, the principal, premium, if any, interest or other amount payable from time to time in connection with such Indexed Notes (as more particularly described in the applicable Pricing Supplement).

Section 2. Obligations of Calculation Agent. The Calculation Agent shall determine the Interest Rate Bases and calculate the interest rates, the principal (where appropriate), the premium, if any, and other amounts due in the manner and at the times provided in the Notes and the related Pricing Supplement. The Calculation Agent shall exercise due care in calculating the interest rates, principal (where appropriate) and other amounts due and shall communicate the same to the Issuer and to any paying agent. The applicable Calculation Agent, upon the request of any registered or beneficial holder of any Notes for which it serves as Calculation Agent, shall provide the interest rate then in effect with respect to such Note and, if determined, the interest rate with respect to such Note which will become effective as a result of the calculation made on the most recent “interest determination date” (as defined in the Offering Circular) with respect to such Note. At the direction of the Issuer, the Calculation Agent may also make available to any holder of any Notes, its calculation of any principal, premium, if any, or other amounts payable. The Calculation Agent’s determination of any Interest Rate Basis, interest rates, principal, premium, if any, and other amounts due under the applicable Notes will be final and binding in the absence of manifest error.

The Calculation Agent shall make such reports of its determinations to the Issuer at such times and in such form as agreed with the Issuer.

With respect to any tranche of Notes covered by this Agreement, the Calculation Agent also shall perform such other duties as the Issuer and the Calculation Agent may agree from time to time.

Section 3. Terms and Conditions. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

(a) The Issuer agrees to pay the compensation of the Calculation Agent at such rates as shall be agreed upon from time to time between the Issuer and the Calculation Agent. Upon receiving an account therefor from the Calculation Agent, the Issuer also will pay the Calculation Agent for its out-of-pocket expenses (including reasonable attorney’s fees and expenses), disbursements and advances incurred or made in accordance with any provisions of this Agreement. If the Calculation Agent shall cease to be the Calculation Agent hereunder, it shall repay to the Issuer the unearned portion, calculated on a pro rata basis, of said compensation. The Issuer also agrees to indemnify the Calculation Agent (including its directors, officers, attorneys, employees and agents) for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys fees and disbursements) incurred without negligence, bad faith or willful misconduct by the Calculation Agent, arising out of or in connection with this Agreement or the performance of the Calculation Agent’s duties hereunder, including the reasonable costs and expenses of defending it against any claim of liability in the premises. The Calculation Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any related loss, liability or expense. These indemnification obligations shall survive the termination of this Agreement, including any termination under state or federal banking law or other insolvency law, to the extent enforceable under applicable law, and shall survive the resignation or removal of the Calculation Agent while remaining applicable to any action taken or omitted by the Calculation Agent while acting pursuant to this Agreement.

(b) In acting under this Agreement and in connection with the calculation of interest, principal, premium or any other amounts due in connection with the Notes, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any of the beneficial owners or holders of the Notes.

(c) The Calculation Agent, in its individual or other capacity, may become the owner or pledgee of the Notes with the same rights it would have if it were not acting as Calculation Agent hereunder.

(d) The Calculation Agent shall be obligated to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

(e) Unless otherwise specifically provided in this Agreement, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provisions of this Agreement shall be sufficient if signed by any authorized representative of the Issuer.

(f) The Issuer, without obtaining the prior written consent of the Calculation Agent, will not make any change to the form of the Note if such change would materially adversely affect the Calculation Agent’s duties and responsibilities hereunder.

(g) The Calculation Agent shall not be responsible for determining the maximum rate of interest on any Notes permitted by applicable law.

(h) The Calculation Agent shall be protected and shall incur no liability for or, in respect of, any action taken or omitted to be taken or anything suffered by it in reliance upon the terms of the Notes, any notice, direction, certificate, affidavit, statement or other paper, document or communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

(i) The Calculation Agent, upon obtaining the prior written consent of the Issuer, may perform any duties hereunder either directly or by or through agents or attorneys, and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 4. Resignation; Removal; Successors.

(a) Except as provided below, the Calculation Agent at any time may resign as Calculation Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that, unless the Issuer otherwise agrees in writing, such notice shall be given not less than 90 days prior to the proposed effective date. Except as provided below, the Calculation Agent may be removed by the delivery to it of an instrument in writing signed by the Issuer specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Calculation Agent. If within 30 days after notice of resignation or removal has been given, a successor Calculation Agent has not been appointed, the Calculation Agent may petition a court of competent jurisdiction to appoint a successor Calculation Agent. A successor Calculation Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer and the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so replaced shall cease to be the Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the payment by the Issuer of its compensation, if any is owed to it, for services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder.

(b) If at any time the Calculation Agent shall resign or be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or an order is made or an effective resolution is passed to wind up the business of the Calculation Agent, or if the Calculation Agent shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver, administrator or other similar official of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property shall be appointed, or if any order of any court shall be entered approving any petition filed by or against the Calculation Agent under the provisions of any applicable bankruptcy or insolvency law, or if any public officer shall take charge or control of the Calculation Agent or its property or affairs for the purpose of rehabilitation, conservation or liquidation, then a successor Calculation Agent shall be appointed by the Issuer by an instrument in writing filed with the successor Calculation Agent. Upon the appointment as aforesaid of a successor Calculation Agent and its acceptance of such appointment, the Calculation Agent so replaced shall cease to be the Calculation Agent hereunder.

(c) Any successor Calculation Agent shall execute and deliver to its predecessor and the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named the Calculation Agent hereunder, and the predecessor Calculation Agent, upon payment of its charges and disbursements then unpaid, shall become obliged to transfer and deliver, and the successor Calculation

Agent shall be entitled to receive, copies of any relevant records maintained by the predecessor Calculation Agent.

(d) Any entity (i) into which the Calculation Agent may be merged or converted, (ii) with which the Calculation Agent may be consolidated, (iii) to which a substantial portion of the corporate trust business of the Calculation Agent has been transferred or sold or (iv) any entity resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, to the extent permitted by applicable law and provided that it shall be a nationally recognized financial firm or institution, shall be a successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Prompt notice of any such merger, conversion or consolidation shall be given to the Issuer.

Section 5. Notices. Any notices and other communications required to be given hereunder shall be delivered in person, sent by U.S. mail, sent by facsimile transmission or communicated by telephone (subject in the case of communication by telephone to confirmation dispatched within 24 hours by United States mail or facsimile transmission), to a person at its address set out below, or to such other addresses as the parties hereto shall specify in writing from time to time:

if to the Issuer:

Bank of America, N.A.

NC1-007-07-06

Corporate Treasury Division

100 North Tryon Street

Charlotte, North Carolina 28255

Attention: B. Kenneth Burton, Jr., Senior Vice President

Telephone: (704) 387-3776

Facsimile: (704) 386-0270

if to the Calculation Agent:

[                                                     ]

[                                                     ]

[                                                     ]

[                                                     ]

[                                                     ]

[                                                     ]

Notwithstanding anything in this Agreement to the contrary, any notice required to be given hereunder by a person acting in one capacity to the same person acting in a different capacity need not be given as provided herein.

Section 6. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 7. Notes Govern in Event of Conflict with this Agreement. If any provision of this Agreement or the Pricing Supplement related to the series of Notes limits or conflicts with any provision of the Notes, the provision of the Notes shall be controlling.

Section 8. Governing Law. This Agreement is to be delivered and performed and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, notwithstanding any otherwise applicable conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names by their duly authorized representatives, all as of the day and year first above written.

ISSUER:

BANK OF AMERICA, N.A.

By:
Name: B. Kenneth Burton, Jr.
Title: Senior Vice President

CALCULATION AGENT: [ ]

By:
Name:
Title:

Exhibit I to

Global Agency Agreement

ADMINISTRATIVE PROCEDURES MEMORANDUM

(Dated as of July 25, 2007)

FOR

BANK OF AMERICA, N.A.

Global Bank Notes Due from

7 Days or More from Date of Issue

Senior unsecured debt obligations (the “Senior Notes”) and subordinated unsecured obligations (the “Subordinated Notes” and, together with the Senior Notes, the “Bank Notes”) will be offered on a continuing basis for sale by Bank of America, N.A. (the “Bank”) to or through Banc of America Securities LLC, Banc of America Securities Limited, Bear, Stearns & Co. Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (each, a “Selling Agent” and, collectively, the “Selling Agents”), pursuant to a Distribution Agreement dated as of July 25, 2007 among the Bank and the Selling Agents. Unless otherwise agreed to by the related Selling Agent or Agents and the Bank, and subject to the terms of the Distribution Agreement, Bank Notes will be offered and sold by the Selling Agents in their capacity as agent and not as principal, and the Selling Agents shall use their best efforts when requested by the Bank to solicit offers to purchase the Bank Notes. If otherwise agreed, the Bank Notes will be purchased by the related Selling Agent or Agents as principal, and such purchases will be made in accordance with terms agreed upon by the related Selling Agent or Agents and the Bank (which terms shall be agreed upon orally, with written confirmation prepared by the related Selling Agent or Agents and delivered to the Bank in accordance with the provisions of the Distribution Agreement). Subject to Section 1(a) of the Distribution Agreement, the Bank reserves the right to sell the Bank Notes at any time directly on its own behalf to any purchaser, whether directly to such purchaser or through an agent for such purchaser. Only those provisions in these Administrative Procedures that are applicable to the particular role that a Selling Agent will perform shall apply. Whenever these Administrative Procedures indicate that information may be set forth in a Bank Note, such information may be set forth in a Pricing Supplement to the Offering Circular (as defined below) or in the applicable Disclosure Package (as defined in the Distribution Agreement).

Deutsche Bank Trust Company Americas (or such other agent appointed in accordance with the Global Agency Agreement (as defined below)) will act as the U.S. registrar (the “U.S. Registrar”) and U.S. paying agent (the “U.S. Paying Agent”) for the Bank Notes through its office at 60 Wall Street – 27th Floor, New York, New York 10005, or such other address as the U.S. Registrar and U.S. Paying Agent may notify the Bank from time to time. Deutsche Bank AG, London Branch (or such other agent appointed in accordance with the Global Agency Agreement), will act as London paying agent (the “London Paying Agent”) and London issuing agent (the “London Issuing Agent”) for the Bank Notes through its office at Winchester House, 1

Great Winchester Street, London EC2N 2DB, or such other address as the London Paying Agent and London Issuing Agent may notify the Bank from time to time. Deutsche Bank Luxembourg S.A. (or such other agent appointed in accordance with the Global Agency Agreement) will act as the European registrar (the “European Registrar”) and European transfer agent (the “European Transfer Agent”) for the Bank Notes through its office at 2 Boulevard Konrad-Adenauer, L-1115 Luxembourg, or such other address as the European Registrar and European Transfer Agent may notify the Bank from time to time. As used herein, the term “Offering Circular” refers to the Offering Circular dated July 25, 2007, as such document may be amended or supplemented, which has been prepared by the Bank for use by the Selling Agents in connection with the offering of the Bank Notes. The supplement to the Offering Circular setting forth the specific terms and conditions of a particular series of Bank Notes is referred to as a “Pricing Supplement,” which such term may include one or more product supplements relating to indexed or other Bank Notes.

The settlement procedures set out below shall apply to each issue of Bank Notes not issued on a syndicated basis to be settled through DTC or Euroclear and/or Clearstream, Luxembourg, as applicable, unless otherwise agreed to between the Bank and the relevant Selling Agent. The settlement procedures with respect to any issue of Bank Notes on a syndicated basis will be agreed to between the Bank and the applicable Lead Manager (as defined in the applicable Pricing Supplement).

DTC REGISTERED GLOBAL NOTES

Bank Notes may be issued in book-entry form (each beneficial interest in a global Note, a “Book-Entry Note” and collectively, the “Book-Entry Notes”) and each series may be represented by one or more fully registered global Bank Notes or, in the case of registered notes with maturities of 270 days or less, all series may be represented by one or more single master short-term registered Bank Notes (each, a “Global Note” and collectively, the “Global Bank Notes”) held by or on behalf of The Depository Trust Company, as depositary (“DTC”), which term includes any successor thereof), and recorded in the book-entry system maintained by DTC. Book-Entry Notes represented by a Global Note are exchangeable for definitive Bank Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Global Agency Agreement.

In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Deutsche Bank Trust Company Americas or its agents will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the applicable Letters of Representations from Deutsche Bank Trust Company Americas and the Bank to DTC, dated July 25, 2007, relating to the Program and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Settlement Procedures for Book-Entry Notes:	Settlement Procedures with regard to Book-Entry Notes purchased by each Selling
Agent as principal or sold by each Selling Agent, as agent of the Bank, will be as follows (which will have been agreed to by the Bank and such Selling Agent in accordance with the Distribution Agreement):

(A) The Selling Agent will advise the Bank by telephone, confirmed by facsimile to the Bank and the U.S. Registrar, of the following settlement information:

1. Taxpayer identification number of the purchaser(s).

2. Principal amount and issue price of such Book-Entry Notes.

3. Whether the Bank Note is a Senior Note or a Subordinated Note.

4. Each term specified in the applicable Pricing Supplement or Disclosure Package.

5. Price to investors, if any, of such Book-Entry Notes (if such Book-Entry Notes are not being offered “at the market”).

6. Trade Date.

7. Settlement Date (Original Issue Date).

8. Stated Maturity Date.

9.      Redemption provisions, if any, including Initial Redemption Date, Initial Redemption Percentage and Redemption Percentage Reduction and frequency, whether partial redemption is permitted and methods of determining Bank Notes to be redeemed.

10. Repayment provisions, if any, including prepayment option date(s) and prepayment option price(s), if any.

11.    If applicable, an Amortization Table specifying the rate at which an Amortizing or Indexed Amortizing Note is to be amortized, and with respect to an Indexed Amortizing Note, specifying the applicable reference rate, if any, or lock-out date, if any.

12. Provisions relating to Extendible Notes, if any, including Extension Date(s), New Maturity Date(s) and Final Maturity Date.

13. Provisions relating to Extension of Maturity Notes, if any, including length of Extension Period(s), number of Extension Periods and Final Maturity Date.

11. Whether such Book-Entry Notes are being sold to the Selling Agent as principal or to an investor or other purchaser through the Selling Agent acting as agent for the Bank.

12. The Selling Agent’s commission or discount, as applicable.

13. Net proceeds to the Bank.

14. Whether such Book-Entry Notes are being issued with Original Issue Discount and the terms thereof.

15. Default Rate of Interest.

16. Identification numbers of participant accounts maintained by DTC on behalf of the Selling Agent.

17. Whether additional documentation will be required for Bank Notes being sold to the Selling Agent as principal.

18. Such other information specified with respect to such Book-Entry Notes (whether by addendum or otherwise).

(B)   After receiving such settlement information from the Selling Agent, the Bank will assign a CUSIP number of the appropriate series to the Global Note representing such Book-Entry Notes and will notify the Selling Agent and the U.S. Registrar by facsimile or other electronic transmission of such CUSIP number. The Bank will prepare a Pricing Supplement to the Offering Circular and deliver copies to the Selling Agent and the U.S. Registrar.

(C) The U.S. Registrar will communicate to DTC and the Selling Agent, through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1. The information set forth in Settlement Procedure A.

2. The identification numbers of the participant accounts maintained by DTC on behalf of the U.S. Registrar and the Selling Agent.

3. Identification of the Book-Entry Note as a Fixed Rate Note, or a Floating Rate Note or an Indexed Note.

4.      The initial Interest Payment Date for the Global Note representing such Book-Entry Notes, the number of days by which such date succeeds the related Record Date for DTC purposes (or, in the case of Floating Rate Notes or Indexed Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Bank).

5. The CUSIP number representing such Book-Entry Notes.

6. Whether such Global Note represents any other Bank Notes issued or to be issued in book-entry form.

(D)   DTC will arrange for each pending deposit message described above to be transmitted to S&P, which will use the information in the message to include certain terms of the Global Note in the appropriate daily bond report published by S&P.

(E)   For Book-Entry Notes with maturities of more than 270 days, the U.S. Registrar will complete, authenticate and deliver to DTC (or its custodian) the Global Note representing such Book-Entry Notes in a form that has been approved by the Bank and the relevant Selling Agents. If requested by the Bank, the Bank, the Selling Agents and/or their respective counsel shall prepare the form of Global Note, or review the form of Global Note prepared by the U.S. Registrar, prior to the authentication.

(F)    Book-Entry Notes with maturities of 270 days or less may be represented by one or more single Master Short-Term Registered Notes, and the U.S. Registrar will enter the terms of such Book-Entry Notes in the DTC MMI System under the U.S. Registrar’s participant number.

(G) DTC will credit the Book-Entry Notes to the participant account of the U.S. Registrar maintained by DTC.

(H)   The U.S. Registrar will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the U.S. Registrar’s participant account and credit such Book-Entry Notes to the participant account of the Selling Agent maintained by DTC and (ii) to debit the settlement account of the Selling Agent and credit the settlement account of the U.S. Registrar maintained by DTC in an amount equal to the initial offering price of such Book-Entry Notes less such Selling Agent’s commission or discount, as applicable. Any entry of such deliver order shall be deemed to constitute a representation and warranty by the U.S. Registrar to DTC that (i) the Global Note representing such Book-Entry Notes has been issued and authenticated and (ii) the U.S. Registrar is holding such Global Note pursuant to the Certificate Agreement.

(I)     In the case of Book-Entry Notes sold through a Selling Agent acting as agent, the Selling Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Selling Agent’s participant account and credit such Book-Entry Notes to the participant accounts of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Selling Agent maintained by DTC, in an amount equal to the initial offering price of such Book-Entry Notes.

(J) Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures H and I will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

(K)   Upon receipt, the U.S. Registrar will pay the Bank, by crediting the account specified by the Bank to the U.S. Registrar from time to time, the amount transferred to the U.S. Registrar in accordance with Settlement Procedure H.

(L)   In the case of Book-Entry Notes sold through a Selling Agent acting as agent, the Selling Agent will confirm the purchase of such Book-Entry Notes to the purchaser either by transmitting to the Participant with respect to such Book-Entry Notes a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For offers to purchase Book-Entry Notes accepted by the Bank, Settlement Procedures “A” through “L” set forth above shall be completed as soon as possible but no later than the respective times (New York City time) set forth below:

Settlement Procedure	Time

A	11:00 a.m. on the Trade Date
B, C	As soon as practicable following the trade, but in no event later than 12:00 noon on the Trade Date
D, E, F	9:00 a.m. on the Settlement Date
G	10:00 a.m. on the Settlement Date
H, I	No later than 2:00 p.m. on the Settlement Date
J	4:45 p.m. on the Settlement Date
K, L	5:00 p.m. on the Settlement Date

If a sale is to be settled on the same Business Day as the Trade Date, Settlement Procedures C, G, and H shall be completed no later than 2:30 p.m. on such Business Day, and Settlement Procedure D be completed no later than 10:00 a.m. on such Business Day.

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rate has been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date.

Settlement Procedure J is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Note is rescheduled or canceled, the U.S. Registrar will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the U.S. Registrar fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure G, then the U.S. Registrar may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the U.S. Registrar maintained at DTC. DTC will process the withdrawal message; provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all Book-Entry Notes represented by a Global Note, the U.S. Registrar will mark such Global Note “canceled,” make appropriate entries in its records and send certification of destruction of such cancelled Global Note to the Bank. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to some of the Book-Entry Notes represented by a Global Note, the U.S. Registrar will exchange such Global Note for two or more Global Bank Notes, one of which shall represent the Book-Entry Notes for which such withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

In the case of any Book-Entry Note sold through a Selling Agent, acting as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the applicable Selling Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures H and I, respectively. Thereafter, the U.S. Registrar will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedure then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the U.S. Registrar will provide, in accordance with Settlement Procedure E, for the authentication and issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.

Reports:	Monthly, the U.S. Registrar will send to the Bank a settlement report setting forth the principal amount of Bank Notes outstanding as of that date and setting forth a brief description of any sales of which the Bank has advised the U.S. Registrar but which have not yet been settled, or the U.S. Registrar will provide access to its online reporting systems (GPR and Noteline), which will allow the Bank to obtain reporting on demand relating to the principal amount of Bank Notes outstanding and other information specified in the monthly reports.

BEARER NOTES

In certain circumstances, Bearer Notes may be issued. Settlement Procedures with regard to Bearer Notes purchased by each Selling Agent as principal or sold by each Selling Agent as agent of the Bank, will be as follows:

Day	Latest London Time	Action

No later than Original Issue Date minus 5 Business Days	2:00 p.m.	The Bank may agree with one or more of the Selling Agents for the issue and purchase of Bearer Notes (whether pursuant to an unsolicited bid from a Selling Agent or pursuant to an inquiry by the Bank). Once agreement is reached, the Bank telephones the London Issuing Agent (to be confirmed in writing as referred to below) to instruct it to prepare, complete, authenticate and issue a Temporary Global Note and a Permanent Global Note, giving details of such Notes. The Selling Agent instructs the London Issuing Agent to obtain a Common Code and ISIN from Euroclear or Clearstream, Luxembourg. In the case of a subsequent Tranche of Bank Notes of a Series, the London Issuing Agent telephones Euroclear or Clearstream, Luxembourg with a request for a temporary Common Code and ISIN for such Tranche. Each Common Code and ISIN is notified by the London Issuing Agent to each Selling Agent which has reached agreement with the Bank.

	3:00 p.m.	If a Selling Agent has reached agreement with the Bank by telephone, such Selling Agent confirms the terms of the agreement to the Bank by fax attaching a copy of the Pricing Supplement. The Selling Agent sends a copy of that fax to the London Issuing Agent for information.

	5:00 p.m.	The Bank confirms its agreement to the terms on which the issue of Bearer Notes is to be made (including the form of the Pricing Supplement) by returning a final form of the Pricing Supplement to the relevant Selling Agent. The Bank also confirms its instructions to the London Issuing Agent (including, in the case of Floating Rate Bank Notes, the rate fixed by the Calculation Agent) to carry out the duties to be carried out by the London Issuing Agent under these Settlement Procedures and the Global Agency Agreement, including preparing, authenticating and issuing a Temporary Global Note for the Tranche of Bank Notes which is to be purchased and, in the case of the first Tranche of a Series, a Permanent Global Note for such Series, giving details of such Bearer Notes.

The Bank confirms such instructions by sending a copy by fax of the final form of the Pricing Supplement to the London Issuing Agent.

Original Issue Date minus 2 Business Days	3:00 p.m.	In the case of Bearer Notes cleared through Euroclear and/or Clearstream, Luxembourg, the relevant Selling Agent instructs the relevant clearing system to debit its account and pay the purchase price, against delivery of the Bearer Notes, to the London Issuing Agent’s account with the relevant clearing system on the Original Issue Date and the London Issuing Agent receives details of such instructions through the records of the relevant clearing system.

Original Issue Date minus 1 Business Day	3:00 p.m.	In the case of Floating Rate Bank Notes, the Calculation Agent notifies the relevant clearing system, the Bank and the relevant Selling Agent by fax of the rate of interest for the first Interest Period (if already determined). Where the rate of interest has not yet been determined, notification will be made in accordance with this paragraph as soon as it has been determined.

Original Issue Date minus 1 Business Day (in the case of pre-closed issues) or Original Issue Date (in any other case) (the “Payment Instruction Date”)	agreed time

The London Issuing Agent prepares and authenticates a Temporary Global Note for each Tranche of Bank Notes which is to be purchased and a Permanent Global Note in respect of the relevant Series. The Temporary Global Note and any such Permanent Global Note are then delivered by the London Issuing Agent to a common depositary for Euroclear and Clearstream, Luxembourg. The London Issuing Agent instructs the relevant clearing system to credit the Bearer Notes represented by such Temporary Global Note to the London Issuing Agent’s distribution account.

The London Issuing Agent further instructs Euroclear or, as the case may be, Clearstream, Luxembourg to debit from the distribution account the nominal amount of the relevant Tranche of Bank Notes that the relevant Selling Agent has agreed to purchase and to credit such nominal amount to the account of such Selling Agent with Euroclear or Clearstream, Luxembourg against payment to the account of the London Issuing Agent of the purchase price for the relevant Tranche of Bank Notes on the Original Issue Date. The relevant Selling Agent gives corresponding instructions to Euroclear or Clearstream, Luxembourg. The parties (which for this purpose shall include the London Issuing Agent) may agree to arrange for “free delivery” to be made through the relevant clearing system if specified in the applicable Pricing Supplement.

Original Issue Date

The relevant clearing system debits and credits accounts in accordance with instructions received by it.

The London Issuing Agent pays to the Bank on the Original Issue Date the aggregate purchase price received by it to such account of the Bank as shall have been notified to the London Issuing Agent for the purpose.

On or subsequent to the Original Issue Date	The London Issuing Agent notifies the Bank forthwith in the event that a Selling Agent does not pay the purchase price due from it in respect of a Bank Note.

The London Issuing Agent notifies the Bank of the issue of Bearer Notes giving details of the Global Note(s) and the nominal sum represented thereby.

The relevant Selling Agent promptly notifies the London Issuing Agent that the distribution of the Bearer Notes purchased or placed by it has been completed.

EUROCLEAR/CLEARSTREAM, LUXEMBOURG REGISTERED GLOBAL NOTES

Bank Notes may be issued in book-entry form as Book-Entry Notes and represented by one or more fully registered Global Bank Notes held by or on behalf of Euroclear and/or Clearstream, Luxembourg, as depositary, and recorded in the book-entry system maintained by Euroclear and/or Clearstream, Luxembourg. Book-Entry Notes represented by a Global Note are exchangeable for definitive Bank Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Offering Circular. Settlement Procedures with regard to Book-Entry Notes purchased by each Selling Agent as principal or sold by each Selling Agent, as agent of the Bank, will be as follows:

Day	Latest London Time	Action

No later than Original Issue Date minus 5 Business Days	2:00 p.m.	The Bank may agree with one or more of the Selling Agents for the issue and purchase of Bank Notes (whether pursuant to an unsolicited bid from a Selling Agent or pursuant to an inquiry by the relevant Bank). Once agreement is reached, the Bank telephones the London Issuing Agent (to be confirmed in writing as referred to below) to instruct it to prepare, complete, authenticate and issue a Temporary Global Note and a Permanent Global Note, giving details of such Notes.

3:00 p.m.

In the case of the first Tranche of Registered Bank Notes, the London Issuing Agent telephones Euroclear and/or Clearstream, Luxembourg with a request for a Common Code and ISIN for such Tranche and, in the case of a subsequent Tranche of Bank Notes of that Series, the London Issuing Agent telephones Euroclear and/or Clearstream, Luxembourg with a request for a temporary Common Code and ISIN for such Tranche, and the London Issuing Agent confirms such number(s) to the European Registrar. Each ISIN, and each Common Code is notified by the European Registrar by fax to the Bank and the Selling Agent.

If a Selling Agent has reached agreement with the Bank by telephone, such Selling Agent confirms the terms of the agreement to the Bank by fax attaching a copy of the Pricing Supplement. The relevant Selling Agent sends a copy of that fax to the London Issuing Agent and the European Registrar for information.

5:00 p.m.

The Bank confirms its agreement to the terms on which the issue of Bank Notes is to be made (including the form of the Pricing Supplement) by returning a final form of the Pricing Supplement to the relevant Selling Agent. The Bank also confirms its instructions (including, in the case of Floating Rate Bank Notes, the rate fixed by the Calculation Agent) to the London Issuing Agent and the European Registrar to carry out the duties to be carried out by the London Issuing Agent and the European Registrar under these Settlement Procedures and the Global Agency Agreement, including preparing, authenticating and issuing one or more Registered Global Bank Notes (which may be in temporary and/or permanent form, as instructed by the Bank to such Agents) and/or one or more Definitive Registered Bank Notes for each Tranche of Bank Notes which are to be purchased or placed by the relevant Selling Agent, giving details of such Bank Notes.

The Bank confirms such instructions by sending a copy by fax of the final form of the Pricing Supplement to the London Issuing Agent and the European Registrar.

The relevant Selling Agent notifies Euroclear and/or Clearstream, Luxembourg of the relevant accounts to be credited with Bank Notes represented by interests in the Global Note(s) to be issued.

Original Issue Date minus 2 Business Days	3:00 p.m.	Where the relevant Selling Agent is purchasing or placing Bank Notes through Euroclear and/or Clearstream, Luxembourg, the relevant Selling Agent instructs Euroclear and/or Clearstream, Luxembourg, subject to further instructions, on the Original Issue Date or, in the case of Bank Notes denominated in a currency requiring a pre-closing, the Original Issue Date minus 1 Business Day, to debit its account, or such account as it directs, and pay the purchase price to the account of the closing bank as agreed to between the Bank, the London Issuing Agent and the relevant Selling Agent from time to time (in such capacity, the “Closing Bank”) for such purpose.

Original Issue Date minus 1 Business Day	3:00 p.m.	In the case of Floating Rate Bank Notes, the Calculation Agent notifies the European Registrar, Euroclear, Clearstream, Luxembourg, the Bank and the relevant Selling Agent by fax of the rate of interest for the first Interest Period (if already determined). Where the rate of interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

Original Issue Date minus 1 Business Day (in the case of pre-closed issues) or Original Issue Date (in any other case) (the “Payment Instruction Date”)	agreed time

The European Registrar prepares and authenticates the Registered Global Note(s) for each Tranche of Bank Notes which is to be purchased by attaching the applicable Pricing Supplement to a copy of the applicable master Registered Global Note(s).

The European Registrar causes details of the principal amount of Bank Notes to be issued, and the registered holder(s) of such Bank Notes to be entered into the Register. Each Registered Global Note is then delivered by, or on behalf of, the London Issuing Agent to a custodian for Euroclear and/or Clearstream, Luxembourg. The London Issuing Agent instructs the relevant clearing system to credit the principal amount of the relevant Tranche of Bank Notes to the appropriate participants’ accounts in Euroclear and/or Clearstream, Luxembourg previously notified by the relevant Selling Agent. Each Definitive Registered Note, if any, is delivered to the relevant Selling Agent or its designee for the benefit of the purchaser of such Bank Note against delivery by such Selling Agent of a receipt therefor or, if so instructed and upon confirmation from the Bank that proper payment by the purchaser has been made, delivered directly to the Bank or its designee for the benefit of the purchaser of such Bank Note(s) against delivery of a receipt therefor. The parties (which for this purpose shall include the London Issuing Agent and the European Registrar) may agree to arrange for “free delivery” to be made through the relevant clearing system if specified in the applicable Pricing Supplement, in which case these Settlement Procedures will be amended accordingly.

Original Issue Date

The relevant Selling Agent instructs Euroclear and/or Clearstream, Luxembourg to credit the interests in the Registered Global Note(s) representing Bank Notes purchased by or through such Selling Agent to such accounts as the relevant Selling Agent has directed with Euroclear and/or Clearstream, Luxembourg.

Euroclear and/or Clearstream, Luxembourg debit and credit accounts in accordance with instructions received by them.

The Closing Bank makes payment to the Bank on the Original Issue Date of the aggregate amount received by it to such account of the Bank as shall have been notified to the Closing Bank for that purpose by the relevant bank.

On or subsequent to the Original Issue Date		The London Issuing Agent notifies the Bank forthwith in the event that the relevant Selling Agent does not pay the purchase price due from it in respect of the Bank Notes.

The relevant Selling Agent notifies the London Issuing Agent that the distribution of the Bank Notes purchased or placed by it has been completed.

Exhibit J to

Global Agency Agreement

FORM OF CERTIFICATE TO BE PRESENTED

BY EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

BANK OF AMERICA, N.A.

(the “Issuer”)

BANK NOTES DUE [YEAR OF MATURITY DATE/

REDEMPTION MONTH]

Series No. [    ]

Tranche No. [    ]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organizations”) substantially to the effect set forth in the Global Agency Agreement, as of the date hereof, [$]                      principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source or any trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or any other persons deemed a U.S. person under Section 7701(a)(30) of the Internal Revenue Code (taking into account changes thereto and associated effective dates, elections, and transition rules) (“U.S. persons”), (ii) is owned by U.S. persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

Any such certification by electronic transmission satisfies the requirements set forth in U.S. Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3)(ii). We will retain all certificates

J-1

received from Member Organizations for the period specified in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(i).

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

The Securities are of the category contemplated in Rule 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Global Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws [and certain securities laws] of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated                 , [20__]1

Yours faithfully,

[Euroclear Bank S.A./N.V., as operator of the Euroclear System]

or

[Clearstream Banking, société anonyme]

By:

[1]	To be dated no earlier than the date to which this certification relates, namely (a) the payment date, or (b) the Exchange Date.

J-2

Exhibit K to

Global Agency Agreement

FORM OF CERTIFICATE OF BENEFICIAL OWNER

BANK OF AMERICA, N.A.

(the “Issuer”)

BANK NOTES DUE [YEAR OF MATURITY DATE/

REDEMPTION MONTH]

Series No. [    ]

Tranche No. [    ]

(the “Securities”)

This is to certify that, as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, any estate the income of which is subject to United States federal income taxation regardless of its source or any trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of its substantial decisions or any other persons deemed a U.S. person under Section 7701(a)(30) of the Internal Revenue Code (taking into account changes thereto and associated effective dates, elections and transition rules) (“U.S. persons”), (ii) are owned by U.S. person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a U.S. person or to a person within the U.S. or its possessions.

The Securities are of the category contemplated in Rule 903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), and this is also to certify that, except as set forth below in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchase the Securities in transactions which did not require registration under the Act. As used in this paragraph the term “U.S. person” has the meaning given to it by Regulation S under the Act.

K-1

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of permanent or Definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws [and certain securities laws] of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:                 , 20__1

By:
As, or as agent for, the beneficial owner(s) of the Securities to which this certification relates.

[1]	To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

K-2